The issuer has filed a registration statement (including prospectus) with the SEC for the offering to which this term sheet supplement relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-323-5678.

This term sheet supplement is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this term sheet supplement, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar term sheet supplement relating to these securities.

This term sheet supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

TERM SHEET SUPPLEMENT

Mortgage Pass-Through Certificates, Series 2005-9F

GSR Mortgage Loan Trust 2005-9F

Issuing Entity

GS Mortgage Securities Corp.

Depositor

Wells Fargo Bank, N.A.

Master Servicer and Securities Administrator

U.S. Bank National Association

Trustee

Countrywide Home Loans Servicing LP

Servicer

Date:  December 5, 2005

_________________

Goldman, Sachs & Co.

For use with base prospectus dated November 17, 2005

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

TERM SHEET SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We include cross-references in this term sheet supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

You can find a listing of the pages where certain terms appearing in bold face used in this term sheet supplement and in the accompanying prospectus are defined under the caption "Index of Terms" beginning on page S-98 in this term sheet supplement and under the caption "Index" beginning on page 118 of the prospectus. Terms used in this term sheet supplement and not otherwise defined in this term sheet supplement have the meanings assigned in the accompanying prospectus.

TABLE OF CONTENTS

SUMMARY INFORMATION

What You Own

S-5

Information About the Mortgage Pool

S-5

Relationship Between Collateral Groups and the Offered Certificates

S-6

Information About the Underlying MBS

S-8

Monthly Distributions

S-8

Rated Final Distribution Date

S-9

Exchangeable Certificates

S-9

Servicing of the Mortgage Loans

S-9

Distributions of Interest

S-10

Compensating Interest and Interest Shortfalls

S-10

Interest Rate Cap

S-11

Distributions of Principal

S-11

Credit Enhancements

S-14

Allocation of Losses

S-15

Yield Considerations

S-17

Book-Entry Registration

S-17

Denominations

S-17

Optional Purchase of the Mortgage Loans

S-18

Legal Investment

S-18

ERISA Considerations

S-18

Federal Income Tax Consequences

S-19

Ratings

S-19

RISK FACTORS

S-20

THE TRUST FUND

S-31

DESCRIPTION OF THE MORTGAGE POOL

S-32

General

S-32

The Goldman Sachs Mortgage Conduit Program

S-34

Mortgage Conduit Underwriting Guidelines

S-35

Selected Mortgage Pool Data

S-39

Appendix A

S-39

Transfer of Mortgage Loans to the Trustee

S-39

Representations and Warranties Regarding the Mortgage Loans

S-40

THE UNDERLYING MBS

S-48

DESCRIPTION OF THE CERTIFICATES

S-49

General

S-49

Distributions of Interest on the Certificates

S-51

Distributions of Principal on the Certificates

S-54

Glossary of Definitions Relating to the Priority of Distributions

S-55

Available Distribution Amount

S-60

Priority of Distributions

S-61

Subordination and Allocation of Losses

S-64

Cross-Collateralization

S-66

Advances

S-68

Optional Purchase of the Mortgage Loans

S-68

Rated Final Distribution Date

S-69

Collection Accounts, Master Servicer Account and Certificate Account

S-69

THE MASTER SERVICER

S-70

General

S-70

Compensation of the Master Servicer

S-71

Indemnification and Third Party Claims

S-71

Limitation of Liability of the Master Servicer

S-72

Assignment or Delegation of Duties by the Master Servicer; Resignation

S-73

Master Servicer Events of Default; Waiver; Termination

S-73

Reports by the Master Servicer

S-74

Assumption of Master Servicing by Trustee

S-74

THE SERVICERS

S-75

Countrywide Home Loans Servicing LP

S-76

Servicing Compensation and the Payment of Expenses

S-78

Collection and Other Servicing Procedures

S-78

Maintenance of Insurance Policies; Claims Thereunder and Other Realization upon Defaulted

Mortgage Loans

S-78

Evidence as to Servicing Compliance

S-79

The Trustee, the Securities Administrator and the Custodian

S-80

Reports to Certificateholders

S-81

Servicer Events of Default

S-81

Rights upon Events of Default

S-82

Certain Matters Regarding the Servicers

S-83

YIELD AND PREPAYMENT CONSIDERATIONS

S-84

General

S-84

Principal Prepayments and Compensating Interest

S-85

Rate of Payments

S-86

PAC Certificates

S-86

Support Certificates

S-87

Lack of Historical Prepayment Data

S-87

Yield Considerations with Respect to the Interest Only and Principal Only Certificates

S-88

Yield Considerations with Respect to the Senior Subordinate Certificates

S-89

Additional Information

S-89

CREDIT ENHANCEMENTS

S-89

Subordination

S-89

Shifting Interests

S-90

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

S-90

Tax Treatment of REMIC Regular Interests

S-91

Additional Considerations for the Cap Contract Certificates

S-91

Additional Considerations for the Exchangeable Certificates

S-93

CERTAIN LEGAL INVESTMENT ASPECTS

S-93

ERISA CONSIDERATIONS

S-94

METHOD OF DISTRIBUTION

S-96

LEGAL MATTERS

S-96

CERTIFICATE RATINGS

S-96

INDEX OF TERMS

S-98

APPENDIX A

S-A-1

APPENDIX B

S-B-1

SUMMARY INFORMATION

The following summary highlights selected information from this term sheet supplement. It does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, read carefully the final prospectus supplement and the accompanying prospectus.

This summary provides an overview of certain calculations, cash flows and other information to aid your understanding. This summary is qualified by the full description of these calculations, cash flows and other information in the the final prospectus supplement and the accompanying prospectus.What You Own

Your certificates represent ownership interests in certain assets of the trust fund only. All payments to you will come only from the amounts received in connection with those assets.

The trust fund contains a pool of mortgage loans, a single class of previously issued mortgage backed securities (the “Underlying MBS”) and certain other assets, as described under "The Trust Fund" in this term sheet supplement.

The Class 8A-1 and Class 8A-2 Certificates will represent an interest in the Underlying MBS; the remaining classes of certificates will represent interests in the mortgage pool described below.

Information About the Mortgage Pool

The mortgage pool consists of approximately 1,566 conventional fixed-rate residential mortgage loans having an aggregate scheduled principal balance as of November 1, 2005 (the "Cut-Off Date") of approximately $789,726,377.  All of the mortgage loans are secured by residential properties.  The mortgage pool consists of four loan groups (each, a "Loan Group"), each of which will consist of the following eleven separate loan subgroups (each, a "Subgroup"):

Subgroups
Loan Group 1
Subgroup 1-P
Subgroup 1-A
Subgroup 1-B
Subgroup 1-C
Loan Group 2
Subgroup 2-P
Subgroup 2-A
Subgroup 2-B
Loan Group 3
Subgroup 3-P
Subgroup 3-A
Loan Group 4
Subgroup 4-P
Subgroup 4-A

Each mortgage loan in Loan Group 1, Loan Group 3 and Loan Group 4 has a maturity date within 20 to 30 years of the date of origination.  Each mortgage loan in Loan Group 2 has a maturity date within 30 years of the date of origination

For a further description of the mortgage loans, see "Description of the Mortgage Pool" and Appendix A in this term sheet supplement.

The scheduled principal balance of each mortgage loan in each Loan Group will be allocated, based on such mortgage loan's Net Rate, either (i) to one Collateral Group only or (ii) between two Collateral Groups, based on a fixed fraction which differs among mortgage loans (in each case, the "Applicable Fraction").  Each "Collateral Group" is a total dollar amount of principal of mortgage loans consisting of differing percentages of the interest on, and principal of, particular mortgage loans, calculated so that the principal and interest due on each mortgage loan is treated as if that mortgage loan were two mortgage loans bearing interest at two different effective Net Rates (each such rate an "Effective Net Rate"), one higher than and one lower than the original Net Rate of the mortgage loan. The "Net Rate" of a mortgage loan is its mortgage interest rate minus the Servicing Fee Rate and the rate on any lender-paid primary mortgage insurance for that mortgage loan. This allocation enables the issuing entity to treat each Loan Group as if it were made up of Collateral Groups bearing interest at various fixed rates. This allocation will affect the rate of distributions on your certificates, because principal payments collected on each mortgage loan in each Loan Group will be allocated to the related Collateral Groups and used for distributions on one or more classes of certificates related to those Collateral Groups. For further detail on the calculation of the Applicable Fractions applied to each mortgage loan in each Loan Group, see the prospectus supplement and "Description of the Certificates —Glossary of Definitions Relating to the Priority of Distributions" in this term sheet supplement.

"Collateral Group 1" will consist of mortgage loans in Subgroup 1-P and Subgroup 1-A or portions thereof that have been stripped to an Effective Net Rate to be determined.  "Collateral Group 2" will consist of mortgage loans in Subgroup 1-A and Subgroup 1-B or portions thereof that have been stripped to an Effective Net Rate to be determined.  "Collateral Group 3" will consist of mortgage loans in Subgroup 1-B, Subgroup 1-C, Subgroup 3-A and Subgroup 4-A or portions thereof that have been stripped to an Effective Net Rate to be determined.  "Collateral Group 4" will consist of mortgage loans in Subgroup 3-P and Subgroup 3-A or portions thereof that have been stripped to an Effective Net Rate to be determined.  "Collateral Group 5" will consist of mortgage loans in Subgroup 4-P and Subgroup 4-A or portions thereof that have been stripped to an Effective Net Rate to be determined.  "Collateral Group 6" will consist of mortgage loans in Subgroup 2-P and Subgroup 2-A or portions thereof that have been stripped to an Effective Net Rate to be determined. "Collateral Group 7" will consist of mortgage loans in Subgroup 2-A and Subgroup 2-B or portions thereof that have been stripped to an Effective Net Rate to be determined.

"Collateral Group 1-P-1" will consist of portions of Discount Loans (as defined herein) in Subgroup 1-P that have been stripped to an Effective Net Rate of 0.00%.

"Collateral Group 1-P-3" will consist of portions of Discount Loans (as defined herein) in Subgroup 3-P that have been stripped to an Effective Net Rate of 0.00%.

"Collateral Group 1-P-4" will consist of portions of Discount Loans (as defined herein) in Subgroup 4-P that have been stripped to an Effective Net Rate of 0.00%.

"Collateral Group 1-P" will consist of Collateral Group 1-P-1, Collateral Group 1-P-3 and Collateral Group 1-P-4.

"Collateral Group 2-P" will consist of portions of Discount Loans (as defined herein) in Subgroup 2-P that have been stripped to an Effective Net Rate of 0.00%.

For a further description of the mortgage loans, see "Description of the Mortgage Pool" and Appendix A in this term sheet supplement.

Relationship Between Collateral Groups and the Offered Certificates

Each class of Senior Certificates (other than the Class 8A-1 and Class 8A-2 Certificates) will relate to a specified Collateral Group.  In naming the classes of Senior Certificates, the first numeral ("1," "2," "3," "4," "5," "6" or "7"), if any, refers to the Collateral Group.    In addition, the first letter ("A") refers to the status of the class as senior and the final character refers to the subclass. For example, the "Class 1A Certificates" refers to all of the classes of Senior Certificates related to Collateral Group 1, the "Class 2A Certificates" refers to all of the classes of Senior Certificates related to Collateral Group 2, up to the "Class 7A Certificates," which are classes of Senior Certificates related to Collateral Group 7.  Each class of subordinate certificates will relate to either (x) all of the mortgage loans in Loan Group 1, Loan Group 3 and Loan Group 4 or (y) all of the mortgage loans in Loan Group 2.  None of the subordinate certificates will relate to the Underlying MBS.  Subject to certain crossovers following the occurrence of delinquencies and losses on the mortgage loans, principal on the classes of certificates related to a Collateral Group will be paid solely from the mortgage loans or portions thereof allocated to that Collateral Group based on the Applicable Fractions for each of those mortgage loans. The Class 1-A-P Certificates will receive principal distributions only from the Group 1 Discount Loans, Group 3 Discount Loans and Group 4 Discount Loans (each as defined herein).  The Class 2-A-P Certificates will receive principal distributions only from the Group 2 Discount Loans.  The Class 1-A-X Certificates will receive interest distributions only from the Group 1 Premium Loans (as defined herein) at the applicable Certificate Interest Rate.  The Class 2-A-X Certificates will receive interest distributions only from the Group 2 Premium Loans (as defined herein).  The classes of certificates with an "A" in their class designations are referred to herein as the "Senior Certificates" or the "Class A Certificates".

The Class 1-A-P Certificates will be entitled to a portion of principal payments on each mortgage loan (a) in Loan Group 1 that has a Net Rate less than the designated rate of Collateral Group 1, (b) in Loan Group 3 that has a Net Rate less than the designated rate of Collateral Group 4 and (c) in Loan Group 4 that has a Net Rate less than the designated rate of Collateral Group 5.  The Class 2-A-P Certificates will be entitled to a portion of principal payments on each mortgage loan in Loan Group 2 that has a Net Rate less than the designated rate of Collateral Group 6.  The Class 1-A-P and Class 2-A-P Certificates will be "principal only" certificates and will not be entitled to any interest.

The Class 1-A-X Certificates will be entitled to interest on the mortgage loans in Loan Group 1 to the extent that interest on such mortgage loans accrues at a Net Rate in excess of the designated rate on Collateral Group 3.  The 2-A-X Certificates will be entitled to interest on the mortgage loans in Loan Group 2 to the extent that interest on such mortgage loans accrues at a Net Rate in excess of the designated rate on Collateral Group 7.  The 1-A-X and Class 2-A-X Certificates will be "interest only" certificates and will not be entitled to distributions of principal.

The classes of certificates set forth in the prospectus supplement as “exchangeable securities” are collectively referred to in this term sheet supplement as “Exchangeable Securities”.

The Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4, Class 1-B5 and Class 1-B6 Certificates relate to the mortgage loans in Loan Group 1, Loan Group 3 and Loan Group 4.  The Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates relate to the mortgage loans in Loan Group 2.

The Class 1-B1, Class 1-B2, Class 1-B3, Class 2-B1, Class 2-B2 and Class 2-B3 Certificates are collectively referred to in this term sheet supplement as the "Senior Subordinate Certificates."

The Class 1-B4, Class 1-B5, Class 1-B6, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates (collectively, the "Junior Subordinate Certificates" and together with the Senior Subordinate Certificates, the "Subordinate Certificates") are not being offered by the term sheet and this term sheet supplement.  These privately offered certificates are subordinated to the related classes of offered certificates and provide credit enhancement for the related classes of offered certificates. See "Description of the Certificates —Subordination and Allocation of Losses" in this term sheet supplement.

The Class X Certificate represents the right to receive certain amounts on deposit in any basis risk reserve fund as described in this term sheet supplement.

The Class 1-R1, Class 1-R2, Class 2-R1, Class 2-R2 and Class 3-R Certificates will represent ownership of the sole class of "residual interest" in the related REMICs established under the master servicing and trust agreement.  The Class 1-R1, Class 1-R2, Class 2-R1, Class 2-R2 and Class 3-R Certificates will have no principal balance.  The 1-R1 Certificates, except with respect to certain funds available to the Class 1-R2 Certificates after any optional purchase of the Mortgage Loans in Loan Group 1, Loan Group 3 and Loan Group 4, will be entitled to receive any funds remaining after all other related classes of certificates have been paid in full.  The Class 1-R2 Certificates will be entitled to receive certain funds remaining after an optional purchase of the Mortgage Loans in Loan Group 1, Loan Group 3 and Loan Group 4.  The 2-R1 Certificates, except with respect to certain funds available to the Class 2-R2 Certificates after any optional purchase of the Mortgage Loans in Loan Group 2, will be entitled to receive any funds remaining after all other related classes of certificates have been paid in full.  The Class 2-R2 Certificates will be entitled to receive certain funds remaining after an optional purchase of the Mortgage Loans in Loan Group 2.  The Class 3-R Certificates will be entitled to receive any funds remaining from the Underlying MBS after the Class 8A-1 and Class 8A-2 Certificates have been paid in full.  The Class 1-R1, Class 1-R2, Class 2-R1, Class 2-R2 and Class 3-R Certificates are referred to herein as the "Residual Certificates."

Only the Senior Certificates and the Senior Subordinate Certificates will be offered by this term sheet supplement and the term sheet.

Information About the Underlying MBS

The Class 8A-1 and Class 8A-2 Certificates will relate solely to the Underlying MBS.  The Underlying MBS consists of a single class of senior securities issued by the GSR Mortgage Loan Trust 2004-2F.  The Underlying MBS represent ownership interests in the assets of a separate trust fund which contains a pool of mortgage loans and certain other assets.

For a further description of the Underlying MBS, see “The Underlying MBS” and Appendix B to the term sheet supplement.

The Class 8A-1 and Class 8A-2 Certificates will relate solely to the Underlying MBS and will not be entitled to any distributions from the mortgage loans in any Collateral Group.

Monthly Distributions

Each month, Wells Fargo Bank, N.A., as securities administrator (the "Securities Administrator") on behalf of the trustee, U.S. Bank National Association ("U.S. Bank" or the "Trustee"), will make distributions of interest and principal to the holders of the certificates.

Distributions on each class of certificates (other than the Class 8A-1 and Class 8A-2 Certificates) will be made on the 25th day of each month, or if the 25th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date").  "Business Day" means any day other than (i) a Saturday or Sunday, or (ii) a legal holiday or banking holiday in the State of New York or any state in which the principal offices of Goldman Sachs Mortgage Company, the Master Servicer, the Securities Administrator or the Trustee are located (for purposes of the master servicing and trust agreement) or any state in which the principal offices of Goldman Sachs Mortgage Company or the applicable Servicer, or any assignee of any such party, are located (for purposes of any of the servicing agreements). The first Distribution Date will be January 25, 2006.  Distributions on the Class 8A-1 and Class 8A-2 Certificates will be made on the first Business Day following the distribution date on the Underlying MBS (each, a "Class 8 Distribution Date").

Rated Final Distribution Date

The rated final Distribution Date for distributions on each class of offered certificates (other than the Class 8A-1 and Class 8A-2 Certificates), will be the Distribution Date in the month immediately following the month in which the maturity date of the latest maturing mortgage loan related to such Certificates occurs.  With respect to the Class 8A-1 and Class 8A-2 Certificates, the rated final Class 8 Distribution Date is the first Class 8 Distribution Date following the rated final distribution date of the Underlying MBS.

Exchangeable Certificates

On each distribution date when Exchangeable Certificates are outstanding, principal distributions from the applicable related certificates are allocated to the related Exchangeable Certificates that are entitled to principal.  The payment characteristics of the classes of Exchangeable Certificates will reflect the payment characteristics of their related classes of regular certificates.

Servicing of the Mortgage Loans

The primary servicing of the mortgage loans will be performed by Countrywide Home Loans Servicing LP and various other mortgage loan servicers, and in their respective capacities as a servicer of the related mortgage loans, each is referred to herein as a "Servicer" and, collectively, they are referred to as the "Servicers."  It is possible that the servicing of certain of the mortgage loans will be transferred in the future to one or more servicers other than the initial Servicers in accordance with the provisions of the master servicing and trust agreement and the related servicing agreement, either because, with respect to the mortgage loans acquired through Goldman Sachs Mortgage Company’s mortgage conduit program, the party that owns the related servicing rights (which is currently Goldman Sachs Mortgage Company) elects to effect such a transfer or, with respect to all of the mortgage loans, as a result of the occurrence of unremedied events of default in servicer performance under the related servicing agreement.  See "The Servicers" in this term sheet supplement.

Wells Fargo Bank, N.A. will function as the master servicer (in such capacity, the "Master Servicer") pursuant to the master servicing and trust agreement.

The Master Servicer may perform certain of the functions and services of a successor servicer, which are enumerated in this term sheet supplement and in the prospectus.

Source of Payments

The mortgagors are obligated to make monthly payments of principal and interest ("Scheduled Payments") to the Servicers. On the 18th day of each month, or if such day is not a Business Day, on the immediately preceding or next succeeding Business Day, as specified in the applicable servicing agreement, (the "Servicer Remittance Date"), the Servicers will remit the Available Distribution Amount to the Master Servicer, and two Business Days prior to the Distribution Date (the "Master Servicer Remittance Date"), the Master Servicer will remit the Available Distribution Amount to the Securities Administrator.  Upon receipt, the Securities Administrator is required to deposit funds received from the Master Servicer into a trust account established by the Securities Administrator for the benefit of the certificateholders (the "Certificate Account") from which the Securities Administrator will make distributions to the certificateholders on each Distribution Date.

Advances

If a Servicer receives a payment on a mortgage loan that is less than the full Scheduled Payment due, that Servicer will advance its own funds to cover the shortfall (a "P&I Advance"). In addition, each Servicer will be required to advance certain amounts necessary to protect the value of a mortgage loan that it services, such as property taxes and insurance premiums, if the applicable mortgagor does not pay such amounts (such amounts, "Servicing Advances" and, together with P&I Advances, "Advances"). Each Servicer will be entitled to reimbursement of such amounts in all cases, even if such reimbursement ultimately results in a shortfall to one or more classes of certificateholders. Further, no Servicer will be required to make an Advance if it concludes that such Advance will not be recoverable from future payments or collections on that mortgage loan. See "Description of the Certificates — Advances" in this term sheet supplement.

Distributions of Interest

On each Distribution Date, interest on the certificates related to each Collateral Group will be distributed from related collections and Advances in the order described in the prospectus supplement and "Description of the Certificates — Priority of Distributions" in this term sheet supplement. Interest to be distributed to each class of certificates entitled thereto on any Distribution Date will consist of (i) previously accrued interest that remained unpaid on the previous Distribution Date and (ii) interest accrued for the related Interest Accrual Period (together, the "Accrued Certificate Interest") on the Class Principal Balance or Notional Amount, as applicable, of such class. Interest will not accrue on overdue interest. For any Distribution Date, the "Interest Accrual Period" (i) for each class of offered certificates other than any class of certificates that accrues interest based on LIBOR (each a "LIBOR Certificate") the immediately preceding calendar month and (ii) for the LIBOR Certificates, the period from and including the 25th day of the immediately preceding month to and including the 24th day of the current month. The interest to be distributed to each class of certificates entitled thereto on each Distribution Date will be calculated by multiplying (i) 1/12 of the per annum applicable certificate interest rate (the "Certificate Interest Rate") set forth or described in the term sheet by (ii) the Class Principal Balance or Notional Amount, as applicable, of such class at the close of business on the preceding Distribution Date. For the first Distribution Date, interest on all classes of certificates entitled to interest (other than the LIBOR Certificates) will accrue from December 1, 2005. For the first Distribution Date, interest on the LIBOR Certificates will accrue from December 25, 2005.

It is possible that, on a Distribution Date, collections from the mortgage loans will not be sufficient to make the interest distributions contemplated in this term sheet supplement. If a Servicer does not make an otherwise required Advance in respect of a related mortgage loan because it determines that the Advance would be nonrecoverable, some certificates, most likely the related Subordinate Certificates, may not receive the full amount of Accrued Certificate Interest to which they are entitled. Such amounts will be paid on future Distribution Dates, if funds become available, without additional interest.

Compensating Interest and Interest Shortfalls

When mortgagors make full or partial prepayments, they need not pay a full month's interest. Instead, they are required to pay interest only to the date of the prepayment.  Under the terms of each servicing agreement, on any Distribution Date, the applicable Servicer has agreed to pay compensating interest in an amount equal to the lesser of (x) the amount required to cause the Securities Administrator (on behalf of the certificateholders) to receive a full month's interest on any voluntary principal prepayments in full (and with respect to certain Servicers, any voluntary principal prepayments in part) received during the related Due Period and (y) the applicable Servicing Fee for that Distribution Date. In the event the related Servicer does not pay such compensating interest on that Distribution Date, the Master Servicer is required to pay such amount (to the extent that such amount does not exceed the total of its Master Servicing Fee for that Distribution Date) through a reduction in the amount of the Master Servicing Fee.  Neither the Servicers nor any successor servicer will pay compensating interest for any shortfalls resulting from the application of the Servicemembers Civil Relief Act, as amended, or any comparable state or local statute.  As a result, interest shortfalls on the Certificates may occur.  For a description of how compensating interest is allocated among the certificates as well as important limitations on the amount of compensating interest that will be allocated among the certificates, see "Yield and Prepayment Considerations— Principal Prepayments and Compensating Interest" in this term sheet supplement.

Interest Rate Cap

The holders of the certain classes of certificates may have the benefit of an interest rate cap agreement entered into with an interest rate cap to be set forth in the prospectus supplement.  Any payments received under the interest rate cap agreement with respect to any Distribution Date will be available to cover basis risk shortfalls in interest payable to the holders of the related class or classes of certificates when the related interest rate is limited by the related maximum rate.  Payments under the interest rate cap agreement to the holders of the related certificates may mitigate against the effects of a mismatch between the Effective Net Rate on the mortgage loans contributing to the related Collateral Group or Collateral Groups and one-month LIBOR used to determine the interest rates on these Certificates.

Distributions of Principal

General

As principal is collected on the mortgage loans in each Loan Group, that principal will be allocated among the related classes of certificates based on the priorities and formulas described herein.  In general, payments on the Senior Certificates (other than the Class 8A-1 and Class 8A-2 Certificates) will be made from collections on the mortgage loans contributing to the related Collateral Group.  Distributions on the Subordinate Certificates will be made from all of the Collateral Groups in the related Loan Group or Loan Groups.

Principal collected on the mortgage loans in each Loan Group will either be allocated entirely to one Collateral Group or split between two Collateral Groups based on the Applicable Fractions of that mortgage loan for those Collateral Groups. Except to the extent that collections otherwise payable to the related Subordinate Certificates are used to make payments to Senior Certificates related to other Collateral Groups, all principal collections allocated to a particular Collateral Group will be distributed to the holders of certificates related to that Collateral Group. Not every class of certificates entitled to principal, however, will receive principal on each Distribution Date.

Principal collections will be further divided between the related Senior Certificates and the related Subordinate Certificates in the manner described herein.

Certain classes of Senior Certificates may be planned amortization certificates ("PACs") or targeted amortization certificates  (“TACs”).  Principal collections will be allocated in a manner that, to the extent possible, will result in the certificates of such class or classes receiving principal payments according to a schedule. The receipt by a certificateholder of payments that match the related PAC schedule will depend, however, on the rate at which payments are collected on the related mortgage loans and there is no assurance that the schedule will be maintained. The amounts and priority of distributions to the certificates are further described in "Description of the Certificates — Priority of Distributions" and "— Distributions of Principal on the Certificates" in this term sheet supplement.

Certain classes of Senior Certificates may be super senior certificates (“Super Senior Certificates”) and credit support certificates (“Credit Support Certificates”).  Losses otherwise allocable to any Super Senior Certificates will instead be allocated to the related class or classes of Credit Support Certificates, until the Class Principal Balances thereof have been reduced to zero

Certain classes of Senior Certificates may be non-accelerating senior certificates (“NAS Certificates”).  NAS Certificates will not necessarily benefit from the accelerated distributions available to the other classes of senior certificates.

Certain classes of Senior Certificates may be senior support certificates (“Senior Support Certificates”).  Any Senior Support Certificates will provide support for the related PACs, TACs or NAS Certificates.

Certain classes of Senior Certificates may be accrual certificates (“Z Certificates”).  Interest distributions on any Z Certificates will not be distributed on these certificates but will instead be added to the class principal balance thereof and distributed to the related class or classes accretion directed certificates (“AD Certificates”), until the class principal balance of these AD Certificates has been reduced to zero.

The Subordinate Certificates will generally receive distributions of principal in the order of seniority of such certificates, as described in "Description of the Certificates — Priority of Distributions" and "— Subordination and Allocation of Losses" in this term sheet supplement and the prospectus supplement. Each class of Subordinate Certificates will be entitled, subject to the priority of distributions and subordination rules, to receive a portion of the scheduled principal collections on the related mortgage loans on each Distribution Date but will not be entitled to receive any share of principal prepayments prior to the Distribution Date in January 2011.

Interest Only Certificates

The Class 8A-2, Class 1-A-X and Class 2-A-X Certificates are, and other classes of certificates may be, "Interest Only Certificates."  This means that investors in these classes of certificates will receive distributions of interest based on the related Notional Amount, but will not receive distributions of principal.

The "Class 8A-2 Notional Amount" on each Class 8 Distribution Date will be equal to the Class Principal Balance of the Class 8A-1 Certificates on such Class 8 Distribution Date.

The "Class 1-A-X Notional Amount" on each Distribution Date will be equal to the total principal balance of the mortgage loans in Loan Group 1 having Net Rates greater than or equal to the pass-through rate on the Class 1-A-X Certificates (the "Group 1 Premium Loans") multiplied by the following fraction:

weighted average Net Rate of all

Group 1 Premium Loans minus the designated rate for Collateral Group 3 the pass-through rate on the Class 1-A-X Certificates.

The "Class 2-A-X Notional Amount" on each Distribution Date will be equal to the total principal balance of the mortgage loans in Loan Group 2 having Net Rates greater than or equal to the net rate on Collateral Group 7 (the "Group 2 Premium Loans") multiplied by the following fraction:

weighted average Net Rate of all Group 2 Premium Loans minus the designated rate for Collateral Group 3  the pass-through rate on the Class 2-A-X Certificates.

Each of the Class 8A-2 Notional Amount, Class 1-A-X Notional Amount and Class 2-A-X Notional Amount is sometimes referred to herein as a "Notional Amount".

Principal Only Certificates

The Class 1-A-P and Class 2-A-P Certificates are, and other classes of senior certificates may be, "Principal Only Certificates." This means that the investors in the Class 1-A-P and Class 2-A-P Certificates will not receive distributions of interest.

The Securities Administrator will distribute a portion of the principal payments received on (a) each mortgage loan in Loan Group 1 that has a Net Rate less than the designated rate for Collateral Group 1 (the "Group 1 Discount Loans"), (b) each mortgage loan in Loan Group 3 that has a Net Rate less than the designated rate for Collateral Group 4 (the “Group 3 Discount Loans”) and (c) each mortgage loan in Loan Group 4 that has a Net Rate less than the designated rate for Collateral Group 5 (the “Group 4 Discount Loans”) to investors in the Class 1-A-P Certificates.  The Securities Administrator will distribute a portion of principal payments received on each mortgage loan in Loan Group 2 that has a Net Rate less than the designated rate for Collateral Group 6 (the "Group 2 Discount Loans" and, together with the Group 1 Discount Loans, the Group 3 Discount Loans and the Group 4 Discount Loans, the "Discount Loans") to investors in the Class 2-A-P Certificates.

This portion is determined for Loan Group 1 based on the following fraction as to each Group 1 Discount Loan:

the designated rate for Collateral Group 1 minus the

Net Rate of such Group 1 Discount Loan

the designated rate for Collateral Group 1.

This portion is determined for Loan Group 3 based on the following fraction as to each Group 3 Discount Loan:

the designated rate for Collateral Group 4 minus the

Net Rate of such Group 3 Discount Loan

the designated rate for Collateral Group 4.

This portion is determined for Loan Group 4 based on the following fraction as to each Group 4 Discount Loan:

the designated rate for Collateral Group 5 minus the

Net Rate of such Group 4 Discount Loan

the designated rate for Collateral Group 5.

This portion is determined for Loan Group 2 based on the following fraction as to each Group 2 Discount Loan:

the designated rate for Collateral Group 6 minus the

Net Rate of such Group 2 Discount Loan

the designated rate for Collateral Group 6.

See the prospectus supplement for a table showing, for each class of certificates, the expected rate of return of principal at different rates of prepayments.

Priority of Principal Distributions

It is possible that, on any particular Distribution Date, payments from the mortgage loans and P&I Advances will be insufficient to make principal distributions as contemplated in this term sheet supplement. As a result, some related certificates, most likely the related Subordinate Certificates (and among the related Subordinate Certificates, the most junior class then outstanding), may not receive the full amount of principal distributions to which they are entitled.

The calculation of the amount of principal and interest that the Securities Administrator will distribute on each Distribution Date is very complex. For a more detailed description of how distributions of principal will be allocated among the various classes of certificates, see the prospectus supplement and "Description of the Certificates — Priority of Distributions" and "— Distributions of Principal on the Certificates" in this term sheet supplement.

Credit Enhancements

Subordination

If on any Distribution Date there is a shortfall in the funds needed to make all payments to holders of certificates related to any Collateral Group, the related Senior Certificates will receive distributions of interest and principal, as applicable, before the related Subordinate Certificates are entitled to receive distributions of interest or principal.  The related Subordinate Certificates will receive distributions of their pro rata shares of the principal distribution amount from that Collateral Group allocated to those Subordinate Certificates in their order of seniority. This provides additional security to the related Senior Certificates. In a similar fashion, each class of Subordinate Certificates will provide credit enhancement to all other classes of related Subordinate Certificates with lower numerical class designations.

The Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4, Class 1-B5 and Class 1-B6 Certificates will relate to, and provide support for, the Senior Certificates related to Collateral Group 1, Collateral Group 3, Collateral Group 4 and Collateral Group 5.

The Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates will relate to, and provide support for, the Senior Certificates related to Collateral Group 6 and Collateral Group 7.

The Class 8A-1 and Class 8A-2 Certificates will not benefit from this subordination although similar subordination support will be provided to the Underlying MBS by the underlying subordinate certificates.

Shifting Interests

The Senior Certificates (other than the Interest Only Certificates and the Class 1-A-P, Class 2-A-P, Class 8A-1 and Class 8A-2 Certificates) will, in the aggregate, generally receive their pro rata share of all scheduled principal payments and 100% of all principal prepayments from mortgage loans or portions of mortgage loans in the related Collateral Groups until the 5th anniversary of the first Distribution Date. Thereafter, the Senior Certificates (other than the Interest Only Certificates and the Class 8A-1, Class 8A-2, Class 1-A-P and Class 2-A-P Certificates) related to such groups will, in the aggregate, generally receive their pro rata share of scheduled principal payments and a disproportionately large, but decreasing, share of principal prepayments from the mortgage loans in such groups (subject to certain triggers that would reduce distributions to the related Subordinate Certificates). This will result in a faster rate of return of principal to the Senior Certificates (other than the Interest Only Certificates and the Class 8A-1, Class 8A-2, Class 1-A-P and Class 2-A-P Certificates) than would occur if the Senior Certificates and the Subordinate Certificates received all payments from the related Collateral Groups, including prepayments, pro rata, and increases the likelihood that holders of Senior Certificates (other than the Class 8A-1, Class 8A-2, Class 1-A-P and Class 2-A-P Certificates) will receive the full amount of principal to which they are entitled. Any NAS Certificates will not necessarily benefit from this accelerated repayment.  The class 8A-1 and Class 8A-2 Certificates will relate solely to the Underlying MBS and will not relate to any of the Collateral Groups.

If the subordination level for any class of Subordinate Certificates on any Distribution Date is less than the subordination level on the Closing Date for that class of Subordinate Certificates (the "Initial Subordination Levels") the most senior class of related Subordinate Certificates that has not maintained its Initial Subordination Level and each class of related Subordinate Certificates senior thereto will receive pro rata distributions from principal prepayments otherwise distributable to more junior classes of related Subordinate Certificates. For a more detailed description of how principal prepayments are allocated among the Senior Certificates and the related Subordinate Certificates, see the prospectus supplement and "Description of the Certificates — Priority of Distributions" and the related definitions under "Description of the Certificates — Glossary of Definitions Relating to the Priority of Distributions" in this term sheet supplement.

Allocation of Losses

Realized Losses

A loss is realized on a mortgage loan when the applicable Servicer determines that it has received all amounts that it expects to recover from that mortgage loan and the amounts are less than the outstanding principal balance of that mortgage loan, plus its accrued and unpaid interest and any related expenses, such as taxes or insurance premiums previously advanced by that Servicer, and expenses of foreclosure (but not including any Subsequent Recoveries as described in this term sheet supplement). In general, losses will be borne by the most junior class of related Subordinate Certificates then outstanding.

Because the Subordinate Certificates represent interests in all of the Collateral Groups in the related Loan Group or Loan Groups (other than Collateral Group 1-P and Collateral Group 2-P), the principal balances of the Subordinate Certificates could be reduced to zero as a result of disproportionately high losses on the mortgage loans contributing to any related Collateral Group, increasing the likelihood that losses experienced in the other related Collateral Groups will be allocated to the Senior Certificates corresponding to those Collateral Groups.

If the Certificate Balances of all of the related Subordinate Certificates have been reduced to zero, further losses on the related mortgage loans (other than the portion of those losses allocable to the Class 1-A-P or 2-A-P Certificates) will be allocated to the related classes of Senior Certificates (other than the related Interest Only Certificates), pro rata based on their outstanding Class Principal Balances, until the total Class Principal Balance of such classes of certificates has been reduced to zero; provided, that losses otherwise allocable to Super Senior Certificates will instead be allocated to the related class or classes of Credit Support Certificates, until the Class Principal Balances thereof have been reduced to zero. The Applicable Fraction of each loss on a Group 1 Discount Loan will be allocated to the Class 1-A-P Certificates.  The Applicable Fraction of each loss on a Group 2 Discount Loan will be allocated to the Class 2-A-P Certificates.

Cross-Collateralization

Under certain limited circumstances, payments on the mortgage loans contributing to one Collateral Group may be distributed to holders of certain Senior Certificates corresponding to the other Collateral Groups. As described in greater detail in this term sheet supplement, this "cross-collateralization" among the Collateral Groups may occur in two basic ways. For example:

Rapid prepayment situations:

•

If the Senior Certificates relating to one Collateral Group in Loan Group 1, Loan Group 3 or Loan Group 4 have been retired, and the related mortgage loans are performing below certain standards, then certain payments on the mortgage loans relating to the retired Senior Certificates will be paid to the remaining Senior Certificates of the other Collateral Groups in Loan Group 1, Loan Group 3 and Loan Group 4, if any, before being paid to the related Subordinate Certificates.

•

If the Senior Certificates relating to one Collateral Group in Loan Group 2 have been retired, and the related mortgage loans are performing below certain standards, then certain payments on the mortgage loans relating to the retired Senior Certificates will be paid to the remaining Senior Certificates of the other Collateral Groups in Loan Group 2, if any, before being paid to the related Subordinate Certificates.

High loss situations:

•

If the total principal amount of the Senior Certificates relating to one Collateral Group in Loan Group 1, Loan Group 3 or Loan Group 4 is greater than the total principal balance of the applicable portions of the related mortgage loans, then certain payments on the mortgage loans in the other Collateral Groups in Loan Group 1, Loan Group 3 and Loan Group 4 otherwise payable to the related Subordinate Certificates will be paid to those Senior Certificates.

•

If the total principal amount of the Senior Certificates relating to one Collateral Group in Loan Group 2 is greater than the total principal balance of the applicable portions of the related mortgage loans, then certain payments on the mortgage loans in the other Collateral Groups in Loan Group 2 otherwise payable to the related Subordinate Certificates will be paid to those Senior Certificates.

See "Description of the Certificates — Cross-Collateralization" in this term sheet supplement.

Yield Considerations

The yield to maturity on the certificates (other than the Class 8A-1 and Class 8A-2 Certificates) will depend upon, among other things:

•

the price at which the certificates are purchased;

•

the applicable annual Certificate Interest Rate;

•

the rate of defaults on the related mortgage loans;

•

the rate of principal payments (including prepayments) on the related mortgage loans;

•

whether the optional purchase of the related mortgage loans occurs;

•

whether there is a delay between the end of each Interest Accrual Period and the related Distribution Date; and

•

realized losses on the related mortgage loans.

The yield to maturity on the Class 8A-1 and Class 8A-2 Certificates will depend upon, among other things:

•

the price at which these certificates are purchased;

•

the applicable annual Certificate Interest Rate;

•

the rate of defaults on the underlying mortgage loans;

•

the rate of principal payments (including prepayments) on the underlying mortgage loans;

•

whether the optional termination of the underlying trust fund occurs;

•

whether there is a delay between the end of each Interest Accrual Period and the related Class 8 Distribution Date; and

•

realized losses on the underlying mortgage loans.

The Class 1-A-P Certificates will be especially sensitive to the rate of prepayments on the Group 1 Discount Loans.  The Class 2-A-P Certificates will be especially sensitive to the rate of prepayments on the Group 2 Discount Loans.  The Class 1-A-X Certificates will be especially sensitive to the rate of prepayments on the Group 1 Premium Loans.  The Class 2-A-X Certificates will be especially sensitive to the rate of prepayments on the Group 2 Premium Loans. The Class 8A-2 Certificates will be especially sensitive to the underlying mortgage loans related to the Underlying MBS.  Any additional Principal Only Certificates and Interest Only Certificates will be especially sensitive to the rate of prepayments on the mortgage loans in the related Collateral Group.  For a discussion of special yield considerations applicable to the offered certificates, see "Risk Factors" and "Yield and Prepayment Considerations — Yield Considerations with Respect to the Interest Only and Principal Only Certificates" in this term sheet supplement.

Book-Entry Registration

In general, the offered certificates will be available only in book-entry form through the facilities of The Depository Trust Company. See "Description of the Securities — Book-Entry Registration" in the prospectus.

Denominations

The Class A Certificates (other than the Principal Only Certificates and the Interest Only Certificates) are offered in minimum denominations of $25,000 initial Certificate Balance each and multiples of $1 in excess of $25,000.  With respect to initial European investors only, the underwriter will only sell offered certificates in minimum total investment amounts of $100,000.  The Senior Subordinate Certificates are offered in minimum denominations of $250,000 initial Certificate Balance each and multiples of $1 in excess of $250,000.  Any Interest Only Certificates (other than the Class 1-A-X and Class 2-A-X Certificates) are offered in minimum denominations of $1,000,000 initial Notional Amount each and multiples of $1 in excess of $1,000,000.  The Class 1-A-P, Class 2-A-P, Class 1-A-X and Class 2-A-X Certificates are each offered in the form of a single Certificate representing the entire initial Class Principal Balance or Class Notional Balance thereof, as applicable.

Optional Purchase of the Mortgage Loans

Loan Group 1, Loan Group 3 and Loan Group 4

On any distribution date when the aggregate outstanding principal balance of the mortgage loans in Loan Group 1, Loan Group 3 and Loan Group 4 is less than 10% of the aggregate scheduled principal balance of the mortgage loans in Loan Group 1, Loan Group 3 and Loan Group 4 (determined in the aggregate, rather than by loan group) as of the cut-off date, the master servicer may purchase from the trust fund all remaining mortgage loans in Loan Group 1, Loan Group 3 and Loan Group 4 and all property acquired in respect of any such mortgage loan remaining in the trust fund.  If the mortgage loans in Loan Group 1, Loan Group 3 and Loan Group 4 and any related property are purchased, the proceeds of such sale will be distributable to the related outstanding classes of certificates in retirement thereof, up to an amount equal to the aggregate outstanding class principal balance thereof (if applicable) plus accrued interest (excluding the amount of any basis risk shortfalls).

Loan Group 2

On any distribution date when the aggregate outstanding principal balance of the mortgage loans in Loan Group 2 is less than 10% of the aggregate scheduled principal balance of the mortgage loans in Loan Group 2 as of the cut-off date, the master servicer may purchase from the trust fund all remaining mortgage loans in Loan Group 2 and all property acquired in respect of any such mortgage loan remaining in the trust fund.  If the mortgage loans and any related property are purchased, the proceeds of such sale will be distributable to the related outstanding classes of certificates in retirement thereof, up to an amount equal to the aggregate outstanding class principal balance thereof (if applicable) plus accrued interest (excluding the amount of any basis risk shortfalls).

Legal Investment

As of the date of their issuance, the Senior Certificates and the Class 1-B1 and Class 2-B1 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. See "Certain Legal Investment Aspects" in this term sheet supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions. You should consult your own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

ERISA Considerations

Subject to important considerations described under "ERISA Considerations" in this term sheet supplement and in the accompanying prospectus, it is expected that the Senior Certificates and the Senior Subordinate Certificates will be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. See "ERISA Considerations" in this term sheet supplement and in the accompanying prospectus.

Federal Income Tax Consequences

For federal income tax purposes, the Securities Administrator will elect to treat all or a portion of the trust fund as one or more REMICs. The offered certificates will represent one or more regular interests (exclusive of any right to receive Basis Risk Shortfalls) and will generally be treated as debt for federal income tax purposes. For federal income tax purposes, the Residual Certificates will represent ownership of the residual interest in each REMIC. Any Interest Only Certificates, Principal Only Certificates and Accrual Certificates will, and other classes of certificates may, be issued with original issue discount ("OID") for federal income tax purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Certain Federal Income Tax Consequences" in this term sheet supplement and "Federal Income Tax Consequences" in the accompanying prospectus.

Ratings

The offered certificates are required to receive the ratings from at least two of Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. and Fitch Ratings indicated in the term sheet. The ratings on the offered certificates (other than the Class 8A-1 and Class 8A-2 Certificates) address the likelihood of the receipt by holders of these offered certificates of all distributions on the underlying mortgage loans to which they are entitled.  The ratings on the Class 8A-1 and Class 8A-2 Certificates address the likelihood of the receipt by holders of these certificates of all distributions on the Underlying MBS to which they are entitled.  The ratings do not address the likely actual rate of prepayments on the mortgage loans or the Underlying MBS. The rate of prepayments on the mortgage loans (with respect to the offered certificates other than the Class 8A-1 and Class 8A-2 Certificates) and the rate of prepayments on the mortgage loans underlying the Underlying MBS (with respect to the Class 8A-1 and Class 8A-2 Certificates), if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates or cause the holders of the offered certificates entitled to interest only to fail to recover their initial investments.

The ratings on the Certificates do not represent an assessment of the likelihood of the distribution of any basis risk shortfalls

A security rating is not a recommendation to buy, sell or hold securities.  Ratings may be lowered, withdrawn or qualified at any time by any of the rating agencies.

RISK FACTORS

THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, PROSPECTIVE INVESTORS SHOULD NOT PURCHASE ANY CLASS OF OFFERED CERTIFICATES UNLESS THEY UNDERSTAND AND ARE ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS.

THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT YOU POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THE ACCOMPANYING TERM SHEET, THIS TERM SHEET SUPPLEMENT, THE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION.

There Is No Guarantee that You Will Receive Principal Payments on Your Certificates at any Specific Rate or on any Specific Dates

As the mortgagors make payments of interest and principal on their mortgage loans, you will receive payments. Because the mortgagors are free to make those payments faster than scheduled, you may receive distributions faster than you expected. There is no guarantee that you will receive principal payments on your certificates at any specific rate or on any specific dates.

An Optional Purchase of the Mortgage Loans in any Loan Group Would Adversely Affect the related Offered Certificates That Receive Only Distributions of Interest

When the aggregate principal balance of the mortgage loans in (i) Loan Group 1, Loan Group 3 and Loan Group 4 or (ii) Loan Group 2, has been reduced to a specified percentage of that balance as of the cut-off date, the master servicer may purchase all of the mortgage loans in those loan groups and the related certificates will be retired.  See “Description of the Certificates—Optional Purchase” in this term sheet supplement.  If this happens, the purchase price paid by the master servicer will be passed through to the related certificateholders.  This would have the same effect to the related classes of interest only certificates as if all of the remaining mortgagors related to those loan groups had made prepayments in full.  Because the interest only certificates receive only distributions of interest, an optional purchase of the mortgage loans in the related loan groups would adversely affect holders of those certificates.

The Interest Rates of the Mortgage Loans Contributing Cash Flow to a Collateral Group will have Particular Bearing on the Prepayment Rate of the Related Certificates

Prospective investors are urged to consider that the characteristics of the mortgage loans in a Loan Group contributing to a Collateral Group—in particular, the interest rates—will have particular bearing on the prepayment rate of the mortgage loans in that Loan Group or contributing to that Collateral Group. For example, mortgage loans with lower interest rates may be expected to experience lower rates of prepayment than mortgage loans with higher interest rates. Consequently, the certificates related to Loan Groups or Collateral Groups to which the lower-rate mortgage loans are allocated may prepay more slowly than certificates related to Loan Groups or Collateral Groups to which the higher-rate mortgage loans have been allocated. See "Yield and Prepayment Considerations" in this term sheet supplement and in the prospectus.

The Interest Only Certificates and the Principal Only Certificates Are Especially Sensitive to Prepayments on the Mortgage Loans

If you have purchased an Interest Only Certificate or a Principal Only Certificate, the prepayment rate on the mortgage loans  underlying your certificates (or, in the case of the Class 8A-2 Certificates, the related mortgage loans underlying the Underlying MBS) will be especially important to you, since it could reduce your yield to zero or, in the case of the Interest Only Certificates, result in a negative yield. Prospective investors should consider the risks associated with an investment in the Interest Only Certificates and the Principal Only Certificates. See "Yield and Prepayment Considerations — Yield Considerations with Respect to the Interest Only and Principal Only Certificates" in this term sheet supplement for a table showing expected yields at different prepayment rates.

The Yields on the LIBOR Certificates Will Be Sensitive to Changes in LIBOR

The yield to investors in the LIBOR Certificates will be sensitive to fluctuations in the level of LIBOR and may be adversely affected by the application of a maximum pass-through rate on these certificates.  As described in this term sheet supplement, the Class 8A-1 Certificates will, and certain additional classes of certificates may, accrue interest at an annual rate equal to the lesser of (a) LIBOR plus a specified margin and (b) the applicable maximum rate.  As a result, the holders of the Class 8A-1 Certificates or any other class of LIBOR Certificates may not always receive interest at a rate equal to LIBOR plus the related margin.  If, on any Class 8 Distribution Date or Distribution Date , the pass-through rate on the Class 8A-1 Certificates or other class of LIBOR Certificates, as applicable, is so reduced, a "basis risk shortfall" will result.  This amount will generally equal the excess of interest that would have been distributable absent application of the applicable maximum pass-through rate over interest calculated at the maximum pass-through rate.  On any Distribution Date, the Securities Administrator will repay any basis risk shortfalls to the any applicable class of certificates (other than the Class 8A-1 or Class 8A-2 Certificates) to the extent of amounts received by it under the interest rate cap agreement available for such purpose and to the extent of amounts available in any basis risk reserve fund as described in this term sheet supplement.  There can be no assurance that such amounts will be sufficient to repay any basis risk shortfalls.  The ratings on the LIBOR Certificates does not represent an assessment of the likelihood of the distribution of any basis risk shortfalls.

The Yields on the Inverse Floating Rate Certificates Will Be Especially Sensitive to Increases in LIBOR

The pass-through rates on the Class 8A-2 Certificates vary, and on certain other classes of certificates may vary, inversely with LIBOR.  Accordingly, as LIBOR increases, the yields on these certificates will decrease.  In addition, LIBOR is at low levels.  There can be no assurance that LIBOR will decline further or remain the same.

Losses on the Mortgage Loans Will Reduce the Yield on the Certificates

The yield to maturity on the Subordinate Certificates will be extremely sensitive to losses on the related mortgage loans. Losses on the mortgage loans will be allocated first to the most junior class of Subordinate Certificates then outstanding. If the total Class Principal Balance of a group of Subordinate Certificates has been reduced to zero, all further losses on the related mortgage loans will be allocated to the related Senior Certificates on a pro rata basis; provided, that losses otherwise allocable to any class of Super Senior Certificates will instead be allocated to the corresponding class or classes of Credit Support Certificates, until the Class Principal Balance thereof has been reduced to zero.

Credit Enhancement May Be Inadequate

Because each of the Subordinate Certificates represents interests in all the mortgage loans in the related Loan Group or Loan Groups, the principal amounts of the Subordinate Certificates could be reduced to zero as a result of a disproportionately high amount of losses on the mortgage loans contributing to any Collateral Group within a related Loan Group.  As a result, losses on the mortgage loans contributing to one Collateral Group will reduce the loss protection provided by the related Subordinate Certificates to the Senior Certificates corresponding to the other related Collateral Groups, and will increase the likelihood that losses will be allocated to those other Senior Certificates.

See "Description of the Certificates — Priority of Distributions" and "— Subordination and Allocation of Losses" in this term sheet supplement.
Certain Interest Shortfalls Will Be Allocated to the Certificates

When a mortgagor makes a full or partial prepayment on a mortgage loan, the amount of interest that the mortgagor is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to that mortgage loan.  Each Servicer is required to reduce its servicing fee to offset this shortfall with respect to prepayments in full or in part or both, but the reduction for any Distribution Date is limited to the related servicing fee for the related month.  If the aggregate amount of interest shortfalls resulting from prepayments exceeds the amount of the reduction in the related servicing fees, the interest entitlement for each class of certificates will be reduced proportionately by the amount of this excess.

Delinquencies that are not covered by amounts advanced by a Servicer (because that Servicer determines that such amounts, if advanced, would be nonrecoverable) will adversely affect the yield on the related Junior Subordinate Certificates, the related Senior Subordinate Certificates and the related Senior Certificates in that order.  Because of the priority of distributions, shortfalls resulting from delinquencies on the mortgage loans will be borne first by the related Junior Subordinate Certificates, second by the related Senior Subordinate Certificates, each in the reverse order of their seniority, and third, pro rata, by the related Senior Certificates.

Default Risk on High Balance Mortgage Loans

As of the Cut-Off Date, the principal balance of 29 mortgage loans in Loan Group 1, Loan Group 3 and Loan Group 4, representing approximately 5.99% of the mortgage loans in Loan Group 1, Loan Group 3 and Loan Group 4, were in excess of $1,000,000; and the principal balance of 3 mortgage loans in Loan Group 2, representing approximately 3.05% of the mortgage loans in Loan Group 2, were in excess of $1,000,000.  You should consider the risk that the loss and delinquency experience on these high balance mortgage loans may have a disproportionate effect on the related Loan Group as a whole.

Terror Attacks and Military Action May Reduce the Yield on the Certificates

The effects that military action by U.S. forces in Iraq or other regions or terror attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans or on the values of mortgaged properties cannot be determined at this time. Prospective investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non–government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings relating to mortgage loans to mortgagors affected in some way by recent and possible future events. In addition, the current activation and any future activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose interest rates are reduced by application of the Relief Act. The interest available to distribute to the holders of certificates will be reduced proportionately among the Senior Certificates and Subordinate Certificates by any reductions in the amount of interest collectible on the related mortgage loans as a result of application of the Relief Act.

Failure of Servicer to Perform or Insolvency of Servicer May Adversely Affect the Yield on the Certificates

The amount and timing of distributions on your certificates generally will be dependent on the Servicers performing their servicing obligations in an adequate and timely manner.  See "The Servicers" in this term sheet supplement.  If any Servicer fails to perform its servicing obligations, this failure may result in an increase in the rates of delinquencies, defaults and losses on the mortgage loans.  If any Servicer becomes the subject of bankruptcy or similar proceedings, the Trustee’s claim to collections in that Servicer’s possession at the time of the bankruptcy or other similar filing may not be perfected.  In this event, funds available to pay principal and interest on the certificates may be delayed or reduced.

Delinquencies Due to Servicing Transfer

It is possible that servicing of mortgage loans may be transferred in the future in accordance with the provisions of the master servicing and trust agreement and the related servicing agreement either because, with respect to the mortgage loans acquired through Goldman Sachs Mortgage Company’s mortgage conduit program, the party that owns the related servicing rights (which is currently Goldman Sachs Mortgage Company) elects to effect such a transfer or, with respect to all of the mortgage loans, as a result of the occurrence of unremedied events of default in a Servicer’s performance under the related servicing agreement.

All transfers of servicing involve some risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities and other reasons. As a result, the mortgage loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yield on the certificates.

See "The Servicers—General" and "—Rights upon Events of Default" in this term sheet supplement.
The Lack of Physical Certificates May Cause Delays in Payment and Cause Difficulties in Pledging or Selling Your Certificates

You will not have a physical certificate if you own any offered certificate. As a result, you will be able to transfer your certificates only through The Depository Trust Company ("DTC"), participating organizations, indirect participants and certain banks. The ability to pledge a certificate of one of these classes to a person that does not participate in the DTC system may be limited because of the lack of a physical certificate. In addition, you may experience some delay in receiving distributions on these certificates because the Securities Administrator will not send distributions directly to you. Instead, the Securities Administrator will send all distributions to DTC, which will then credit those distributions to the participating organizations. Those organizations will in turn credit accounts you have either directly or indirectly through indirect participants. Also, because investors may be unwilling to purchase certificates without delivery of a physical certificate, these certificates may be less liquid in any secondary market that may develop.

The Concentration of Mortgage Loans with Certain Characteristics May Change Over Time, Which May Affect the Timing and Amount of Payments on the Certificates

The concentration of mortgage loans with specific characteristics relating to the types of properties, property characteristics, and geographic location are likely to change over time. Principal payments may affect the concentration levels. Principal payments could include voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and from repurchases due to breaches of representations and warranties. Because principal payments on the mortgage loans are payable to the related Subordinate Certificates at a slower rate than payments are made to the related Senior Certificates, the Subordinate Certificates are more likely to be exposed to any risks associated with changes in concentrations of related mortgage loan or property characteristics.

Factors that Reduce Collections Could Cause Early Repayment, Delayed Payment or Reduced Payment on the Certificates

A decline in real estate values or changes in mortgage market interest rates may affect the yield on your certificates. If the residential real estate market in the locale of properties securing the mortgage loans underlying your certificates should experience an overall decline in property values so that the outstanding principal balances of the mortgage loans, and any secondary financing on the related mortgaged properties, become greater than or equal to the value of the related mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that these losses are not covered by any applicable credit enhancement, investors in the certificates will bear all risk of loss resulting from default by mortgagors. The amount of losses will depend primarily upon the value of the mortgaged properties for recovery of the outstanding principal balance and unpaid interest of the defaulted mortgage loans.

Dependence on Servicers for Servicing Mortgage Loans; Transfer of Servicing

Upon the occurrence of a Servicer Event of Default under any servicing agreement, the Securities Administrator or the Master Servicer may remove the related Servicer and appoint a successor servicer acceptable to the Master Servicer and the Securities Administrator. In addition, any Servicer, subject to the terms and conditions of the related servicing agreement and the master servicing and trust agreement, may resign, and the Securities Administrator and/or the Master Servicer must arrange for the appointment of a successor servicer that meets the qualifications set forth in the related servicing agreement and the master servicing and trust agreement.  The certificateholders will be dependent upon each Servicer to adequately and timely perform its servicing obligations and remit to the Master Servicer the funds from the payments of principal and interest received on the Mortgage Loans. The manner in which each Servicer performs its servicing obligations is likely to affect the amount and timing of the principal and interest payments received on the Mortgage Loans.

The Bankruptcy or Insolvency of any Servicer Could Further Delay or Reduce Payments to Investors in the Certificates

If any Servicer becomes the subject of bankruptcy or similar proceedings, the Trustee's claim to collections in that Servicer's possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Additionally, if a Servicer defaults on its obligations under the related servicing agreement solely because it becomes insolvent, the bankruptcy court or other similar entity might have the power to prevent the appointment of a new servicer. In this event, the ability of that Servicer to service the mortgage loans could be impaired by its bankruptcy or insolvency and its actions would be supervised by the bankruptcy court or other similar entity, which could cause delays in payments being made on the certificates.

The Rate of Principal Payments, Including Prepayments, on the Mortgage Loans May Affect Distributions to any PAC Certificates

The planned amortization classes, or PACs, will generally be less affected by the rate of principal prepayments than other classes of certificates.  This is because on each Distribution Date, these Certificates are designed to receive principal distributions according to a schedule to be set forth in the prospectus supplement.  See "Description of the Certificates —Priority of Distributions."  The schedule for the PACs will assume that the rate of prepayments on the related mortgage loans remains between two prepayment rates based on the Bond Market Association’s Standard Prepayment Assumption Model.  However, there can be no assurance that the rate of prepayments on the mortgage loans will occur between those rates.  If the mortgage loans prepay at a rate faster or slower than those rates, distributions of principal may no longer be made according to the related schedule.  See "Yield and Prepayment Considerations," and "Yield and Prepayment Considerations — PAC Certificates."

Weighted Average Lives of the PAC Support Certificates Will Be Highly Sensitive to the Rate and Timing of Principal Prepayments

Any PAC support certificates have been designed to stabilize the PAC certificates.  As PAC support certificates, the amount distributable on any Distribution Date as principal to the class or classes of the PAC support certificates and the weighted average life of the class or classes of PAC support certificates will be highly sensitive to prepayments on the mortgage loans contributing to the related Collateral Group.  If principal payments on the mortgage loans contributing to the related Collateral Group fall below a certain level for a Distribution Date, any PAC support certificates will receive no distributions of principal and if principal payments on the mortgage loans contributing to the related Collateral Group exceed a certain level for a Distribution Date, any PAC support certificates will be paid in full before the related PAC certificates. As a result, the amount of principal which PAC support certificates will receive on any Distribution Date and the weighted average life of these certificates will be highly dependent upon the rate and timing of principal prepayments on the mortgage loans in the related Collateral Group. If you are an individual investor you should carefully consider these effects on your investment goals. These certificates may not be an appropriate investment for individual investors who seek a distribution of principal on a specific date or an otherwise predictable stream of distributions.  See "Yield and Prepayment Considerations" and "Yield and Prepayment Considerations — Support Certificates."

Default Risk on Mortgage Loans with Interest Only Payments

Approximately 15.42% of the mortgage loans in Loan Group 1, Loan Group 3 and Loan Group 4 and all of the mortgage loans in Loan Group 2 provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of five to fifteen years following the origination of the mortgage loan. Following that period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the mortgage interest rate.

The presence of these mortgage loans in the trust fund will, absent other considerations, result in longer weighted average lives of the related certificates than would have been the case had these mortgage loans not been included in the trust fund. If you purchase a related certificate at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for payment of principal and interest on every payment date. In addition, a mortgagor may view the absence of any obligation to make a payment of principal during the interest only period as a disincentive to prepayment.

If a recalculated monthly payment as described above is substantially higher than a mortgagor’s previous interest only monthly payment, that mortgage loan may be subject to an increased risk of delinquency and loss.

THE TRUST FUND

The Series 2005-9F Mortgage Pass-Through Certificates will be issued pursuant to the master servicing and trust agreement (the "Trust Agreement") among GSMSC, as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, JPMorgan Chase Bank, National Association, as Custodian, and U.S. Bank National Association, as Trustee. The mortgage loans will be assigned to the Trustee on behalf of the certificateholders. The certificates represent beneficial ownership interests in a trust fund (the "Trust Fund"), the assets of which consist primarily of (1) a pool of conventional fixed-rate residential mortgage loans (the "Mortgage Loans"), (2) such amounts or assets as from time to time are identified as deposited in respect of the Mortgage Loans into the Master Servicer Account or into a special purpose account (the "Certificate Account"), (3) any property acquired as a result of foreclosure of a Mortgage Loan or deed in lieu of foreclosure, (4) a security interest in insurance policies related to individual Mortgage Loans, (5) the Underlying MBS and (6) all proceeds of the foregoing. In exchange for the Mortgage Loans and other property, the Trustee will execute and the certificate registrar will authenticate and deliver the certificates to GSMSC. A schedule to the Trust Agreement will include information about each Mortgage Loan, including:

•

the original principal balance and the scheduled principal balance as of the close of business on the Cut-Off Date;

•

the maturity date; and

•

the mortgage interest rate.

The Trust Fund will also contain other property, including:

•

a security interest in insurance policies related to individual Mortgage Loans, if applicable;

•

any property that the Trust Fund acquires as a result of foreclosure or threatened foreclosure of a Mortgage Loan; and

•

amounts held in the Certificate Account.

DESCRIPTION OF THE MORTGAGE POOL1

General

The mortgage loans in Loan Group 1, Loan Group 3 and Loan Group 4 will consist of approximately 1,259 Mortgage Loans that had an aggregate scheduled principal balance as of the Cut-Off Date, after deducting payments due on or before that date, of approximately $652,977,502.  The mortgage loans in Loan Group 2 will consist of approximately 307 Mortgage Loans that had an aggregate scheduled principal balance as of the Cut-Off Date, after deducting payments due on or before that date, of approximately $136,748,874.  The Mortgage Loans have an original term to maturity from the date of origination not greater than 30 years.

Unless otherwise indicated, for purposes of presenting data with respect to the Mortgage Loans in each Loan Group related to a particular Collateral Group, the principal balances of Mortgage Loans in Loan Group 1 have been divided into four separate Subgroups, the principal balances of Mortgage Loans in Loan Group 2 have been divided into three separate Subgroups, the principal balances of the Mortgage Loans in Loan Group 3 have been divided into two separate Subgroups and the principal balances of Mortgage Loans in Loan Group 4 have been divided into two separate Subgroups, each based upon the respective Applicable Fractions, as follows:

Loan Group 1 consists of the following Subgroups:  "Subgroup 1-P-1," "Subgroup 1-A," "Subgroup 1-B" and "Subgroup 1-C;"

Loan Group 2 consists of the following Subgroups: "Subgroup 2-P," "Subgroup 2-A" and "Subgroup 2-B."

Loan Group 3 consists of the following Subgroups:  "Subgroup 1-P-3" and "Subgroup 3-A."

Loan Group 4 consists of the following Subgroups:  "Subgroup 1-P-4" and "Subgroup 4-A."

Each Subgroup described above contributes Mortgage Loans or portions of Mortgage Loans to Collateral Groups that bear interest at a single fixed rate. The scheduled principal balance of each Mortgage Loan in each Subgroup is allocated either (i) to one Collateral Group only or (ii) between two Collateral Groups, based on two fixed fractions (which differ from Mortgage Loan to Mortgage Loan) (in each case, the "Applicable Fractions" as described herein). Allocation of principal payments to each class of certificates will be tied to payments on the Mortgage Loans or portions of Mortgage Loans in a specified Collateral Group subject to certain exceptions in the case of losses on the Mortgage Loans.

"Collateral Group 1-P" consists of Collateral Group 1-P-1, Collateral Group 1-P-3 and Collateral Group 1-P-4..

"Collateral Group 1-P-1" consists of portions of Group 1 Discount Loans that have been stripped to an Effective Net Rate of 0.00%.

"Collateral Group 1-P-3" consists of portions of Group 3 Discount Loans that have been stripped to an Effective Net Rate of 0.00%.

"Collateral Group 1-P-4" consists of portions of Group 4 Discount Loans that have been stripped to an Effective Net Rate of 0.00%.

"Collateral Group 2-P" consists of portions of Group 2 Discount Loans that have been stripped to an Effective Net Rate of 0.00%.

"Collateral Group 1" consists of Mortgage Loans in Subgroup 1-P and Subgroup 1-A or portions thereof that have been stripped to an Effective Net Rate to be provided in the prospectus supplement.

"Collateral Group 2" consists of Mortgage Loans in Subgroup 1-A and Subgroup 1-B or portions thereof that have been stripped to an Effective Net Rate to be provided in the prospectus supplement.

"Collateral Group 3" consists of Mortgage Loans in Subgroup 1-B, Subgroup 1-C, Subgroup 3-A and Subgroup 4-A or portions thereof that have been stripped to an Effective Net Rate to be provided in the prospectus supplement.

"Collateral Group 4" consists of Mortgage Loans in Subgroup 3-P and Subgroup 3-A or portions thereof that have been stripped to an Effective Net Rate to be provided in the prospectus supplement.

"Collateral Group 5" consists of Mortgage Loans in Subgroup 4-P and Subgroup 4-A or portions thereof that have been stripped to an Effective Net Rate to be provided in the prospectus supplement.

"Collateral Group 6" consists of Mortgage Loans in Subgroup 2-P and Subgroup 2-A or portions thereof that have been stripped to an Effective Net Rate to be provided in the prospectus supplement.

"Collateral Group 7" consists of Mortgage Loans in Subgroup 2-A and Subgroup 2-B or portions thereof that have been stripped to an Effective Net Rate to be provided in the prospectus supplement.

The Mortgage Loans will be conventional fixed-rate, fully amortizing mortgage loans secured by first liens on fee simple interests in one- to four-family residential real properties (each, a "Mortgaged Property"). The Mortgaged Properties, which may include one- to four- family dwelling units, individual condominium units, cooperatives, individual units in planned unit developments and other attached dwelling units which are part of buildings consisting of more than four units (so long as the Mortgaged Property consists of no more than four units), have the additional characteristics described below and in the prospectus.

Each Mortgage Loan had a first payment date during the period from December 1, 1996 through January 1, 2006, inclusive. Substantially all of the Mortgage Loans (other than any interest only loans, which will not require scheduled payments of principal for an initial five, ten or fifteen year period) will have principal and interest payable on the first day of each month (the "Due Date"). Certain of the risks of loss on some of the Mortgage Loans will be covered up to specified limits by lender-paid primary mortgage insurance policies.

All of the Mortgage Loans were purchased by Goldman Sachs Mortgage Company ("GSMC") from Countrywide Home Loans, Inc. ("Countrywide Home Loans") and certain other mortgage loan originators and were acquired by GSMC from such originators and certain entities that sold mortgage loans to GSMC under its mortgage conduit program (the "Conduit Program") (each of such entities, together with Countrywide Home Loans, a "Seller") pursuant to various sale and servicing agreements (or, in the case of the Mortgage Loans acquired from Countrywide Home Loans, which will be serviced by Countrywide Home Loans Servicing LP ("Countrywide Servicing"), such Mortgage Loans were acquired pursuant to a seller’s warranty agreement and will be serviced by Countrywide Servicing pursuant to a servicing agreement) (or, in the case of the Mortgage Loans acquired through the Conduit Program, such Mortgage Loans were acquired pursuant to various master loan purchase agreements between the applicable sellers and GSMC and will be serviced for GSMC, as owner of the servicing rights, by Countrywide Servicing pursuant to a servicing agreement (each of the foregoing sale and servicing agreements, servicing agreements, seller’s warranty agreements and master loan purchase agreements, a "Sale and Servicing Agreement" and together, the "Sale and Servicing Agreements")).  Each Seller, under the related Sale and Servicing Agreement, made certain representations and warranties (see "—Representations and Warranties Regarding the Mortgage Loans" below) regarding the Mortgage Loans.  Each Sale and Servicing Agreement will be assigned to the Trustee insofar as it relates to the related Mortgage Loans.

The Goldman Sachs Mortgage Conduit Program

The information set forth below has been provided by GSMC.

GSMC acquires its mortgage loans through two primary channels: (i) its Conduit Program, pursuant to which it acquires mortgage loans from various banks, savings and loan associations, mortgage bankers and other mortgage loan originators and purchasers of mortgage loans in the secondary market and (ii) bulk acquisitions in the secondary market. GSMC will acquire mortgage loans secured by first or second liens on the related mortgaged properties.

All of the mortgage loans acquired by GSMC through the Conduit Program were acquired generally in accordance with the underwriting criteria described in this section. In certain instances, compensating factors demonstrated to the mortgage loan originator by a prospective borrower may warrant GSMC to make certain exceptions to these guidelines. In such instances GSMC would purchase a mortgage loan that did not completely conform to the guidelines set out below.

Mortgage Conduit Underwriting Guidelines

The underwriting guidelines used to originate certain of the mortgage loans acquired by GSMC through the Conduit Program are different from and, in some cases, less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac. The differences primarily relate to loan characteristics such as original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. Mortgage loans originated pursuant to underwriting standards different from those of Fannie Mae and Freddie Mac may experience higher rates of delinquency and/or credit losses than mortgage loans originated by Fannie Mae or Freddie Mac. In addition, compensating factors demonstrated by a prospective borrower may warrant certain exceptions to the underwriting standards described in this section.

Generally, each borrower applying for a mortgage loan must complete a credit application. The credit application is designed to provide the originating lender with relevant credit information about the prospective borrower such as information with respect to the borrower's assets, liabilities, income (except as described below), credit history, employment history and personal information. In addition, prospective borrowers generally must provide an authorization to apply for a credit report. A credit report summarizes the borrower's past credit experience with lenders and other debtors, including any record of bankruptcy. Sometimes, the borrower is required to authorize the originating lender to verify deposits at financial institutions identified by the borrower as institutions at which the borrower maintains demand or savings accounts. The originating lender may also consider certain non-wage income of the borrower in the underwriting process, including income derived from mortgaged properties that are investment properties or two- to four-unit dwellings. Generally, the originating lender will not consider income derived from vacation or second homes in the underwriting process. Certain borrowers with acceptable payment histories are not required to state their income on their loan application and, as a result, the originating lender does not verify their income.

Based on the data referred to above (and verification of that data, to the extent required), the originating lender makes a determination about whether the borrower's monthly income (if required to be stated) will be sufficient to enable the borrower to meet its monthly obligations on the mortgage loan and other expenses related to the property, including property taxes, utility costs, standard hazard insurance and other fixed and revolving obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first twelve months of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months may equal no more than a specified percentage of the prospective borrower's gross income. The permitted percentage is determined on the basis of various underwriting criteria, including the LTV ratio of the mortgage loan and, in certain instances, the amount of liquid assets available to the borrower after origination.

In addition to its "full" documentation program, loans acquired by GSMC through the Conduit Program may also be originated under the following limited documentation programs: "reduced income," "stated income," "stated income/stated assets" or "no doc." These limited documentation programs are designed to streamline the underwriting process.

The "reduced income," "stated income," "stated income/stated asset" and "no doc" programs generally require less documentation and verification than do "full" documentation programs.

Generally, the "full" documentation program requires information with respect to the borrower's income and assets (i.e., standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories). However, alternative forms of standard verifications may also be used for income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements). Generally, under "full" documentation programs at least one year of income documentation is provided. Employment history must also be verified by the originating lender.

Generally, the "reduced" documentation program requires similar information with respect to the borrower's income as a "full" documentation program. However, under "reduced" documentation programs only six months of income documentation is generally provided. Employment history must also be verified by the originating lender.

Generally, under the "stated income" program, the borrower's income is stated on the credit application but not verified by the originator. However, employment history must be verified by the originating lender.

Generally, under the "stated income/stated assets" program, both income and assets are stated on the loan application, but the originator verifies neither; although the stated income must be reasonable relative to the borrower's stated employment. However, employment history must be verified by the originating lender.

Generally, under the "no doc" program, the borrower's income and assets are neither stated on the credit application nor verified by the originator. The underwriting for mortgage loans originated under a "no doc" program may be based primarily or entirely on the appraised value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score of the related borrower. Employment history is neither stated nor verified by the originating lender.

The following charts summarize GSMC's maximum loan-to-value ratio requirements under its various documentation programs:

Full Documentation

	Owner Occupied		2nd Home		Non-Owner Occupied
Minimum Credit Score	Maximum LTV(1)	Maximum CLTV(1)	Maximum LTV(1)	Maximum CLTV(1)	Maximum LTV(1)	Maximum CLTV(1)
700	100%	100%	95%	95%	90%	90%
680	100	100	95	95	90	90
640	100	100	90	90	90	90
620	100	100	90	90	85	90
600	100	100	90	90	85	90
580	90	95	90	90	80	90
560	90	95	85	90	75	90
540	85	95	N/A(2)	N/A(2)	N/A(2)	N/A(2)

(1)

The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for cash out refinances and debt consolidations, certain property types and loan amount.

(2)

Not applicable.

Reduced Documentation

	Owner Occupied		2nd Home		Non-Owner Occupied
Minimum Credit Score	Maximum LTV(1)	Maximum CLTV(1)	Maximum LTV(1)	Maximum CLTV(1)	Maximum LTV(1)	Maximum CLTV(1)
700	100%	100%	95%	95%	85%	90%
680	100	100	90	90	85	90
640	100	100	90	90	80	90
620	95	95	85	90	75	90
600	90	90	85	90	75	90
580	90	90	80	90	75	90
560	85	90	80	80	75	90
540	80	90	N/A(2)	N/A(2)	N/A(2)	N/A(2)

(1)

The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for cash out refinances and debt consolidations, certain property types and loan amount.

(2)

Not applicable.

Stated Income / Stated Income Stated Asset Documentation

	Owner Occupied		2nd Home		Non-Owner Occupied
Minimum Credit Score	Maximum LTV(1)	Maximum CLTV(1)	Maximum LTV(1)	Maximum CLTV(1)	Maximum LTV(1)	Maximum CLTV(1)
700	100%	100%	90%	90%	85%	90%
680	100	100	90	90	80	90
640	90	100	85	90	80	90
620	85	90	80	90	75	90
600	85	90	80	90	70	90
580	80	90	75	90	70	90
560	75	90	65	90	60	90

(1)

The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for cash out refinances and debt consolidations, certain property types and loan amount.

No Documentation

	Owner Occupied		2nd Home		Non-Owner Occupied
Minimum Credit Score	Maximum LTV(1)	Maximum CLTV(1)	Maximum LTV(1)	Maximum CLTV(1)	Maximum LTV(1)	Maximum CLTV(1)
700	95%	95%	85%	85%	80%	80%
680	90	90	85	85	75	75
660	85	85	80	80	70	70

(1)

The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for cash out refinances and debt consolidations, certain property types and loan amount.

An appraisal is generally conducted on each mortgaged property by the originating lender. The appraisal must be conducted in accordance with established appraisal procedure guidelines acceptable to the originator in order to determine the adequacy of the mortgaged property as security for repayment of the related mortgage loan. All appraisals must be on forms acceptable to Fannie Mae and/or Freddie Mac and conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation. Appraisers may be staff licensed appraisers employed by the originator or independent licensed appraisers selected in accordance with established appraisal procedure guidelines acceptable to the originator. Generally, the appraisal procedure guidelines require the appraiser or an agent on its behalf to inspect the property personally and verify whether the property is in good condition and that, if new, construction has been substantially completed. The appraisal generally will be based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

Selected Mortgage Pool Data

Appendix A

Appendix A contains important information about the Mortgage Loans including:

•

the mortgage interest rates, and the current scheduled principal balances of the Mortgage Loans;

•

the types of Mortgaged Properties;

•

the geographic distribution by state of the Mortgaged Properties;

•

the weighted average stated remaining term to maturity of the Mortgage Loans;

•

the stated owner occupancy status of the Mortgaged Properties when the Mortgage Loans were originated;

•

the mortgagor's stated purpose of financing; and

•

the credit score ranges.

The credit score tables appearing in Appendix A show the credit scores, if any, that the originators or underwriters of the Mortgage Loans collected for some mortgagors. Third-party credit reporting organizations provide credit (or FICO) scores as an aid to lenders in evaluating the creditworthiness of mortgagors. Although different credit reporting organizations use different methodologies, higher credit scores indicate greater creditworthiness. Credit scores do not necessarily correspond to the probability of default over the life of the related Mortgage Loan, because they reflect past credit history, rather than an assessment of future payment performance. In addition, the credit scores shown were collected from a variety of sources over a period of weeks or months, and the credit scores do not necessarily reflect the credit scores that would be reported as of the date of this term sheet supplement. Credit scores also only indicate general consumer creditworthiness, and credit scores are not intended to specifically apply to mortgage debt. Therefore, credit scores should not be considered as an accurate predictor of the likelihood of repayment of the related Mortgage Loans.

The Trust Agreement will be available to purchasers of the certificates through a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the certificates. In the event that mortgage loans are removed from or added to the mortgage pool as described in the footnote on page S-98 of this term sheet supplement, that removal or addition will be noted in the Current Report on Form 8-K.

Transfer of Mortgage Loans to the Trustee

The Mortgage Loans will be transferred by the Depositor to the Trustee pursuant to the terms of certain assignment, assumption and recognition agreements, each dated as of December 1, 2005, together with all principal and interest due on the Mortgage Loans after the Cut-Off Date. In connection with such transfer, the Depositor will assign all of its rights and obligations (with the exception of certain obligations) relating to the Mortgage Loans transferred by the Depositor to the Trustee under such agreement. The Trustee will, concurrently with such assignment, execute, and the certificate registrar will authenticate and deliver the certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement (the "Mortgage Loan Schedule").

As to each Mortgage Loan (and excepting the MERS loans, as described below), certain documents are required to be delivered to JPMorgan Chase Bank, National Association, as Custodian, in accordance with the assignment agreements between the Depositor and the Trustee.  Such documents generally include the original mortgage note (or, if the original is lost, and if permitted by the related Servicing Agreement, a copy of such mortgage note accompanied by a "lost note affidavit") with applicable addenda and riders, endorsed in blank, without recourse, by the Loan Seller; the original or a certified copy of the mortgage, with evidence of recording thereon, and any required addenda and riders; the original assignment of mortgage and any intervening related assignments, the title insurance policy, the appraisal report and other relevant documentation.

Certain of the Mortgage Loans may have been registered with the Mortgage Electronic Registration System ("MERS"). For these Mortgage Loans, the Custodian will not have original documentation. Instead the Trustee will be registered with MERS as the beneficial owner of such Mortgage Loans.

The Sale Agreements generally provide that if a document that should have been delivered to the Custodian is missing or defective and that defect or missing document materially and adversely affects the value of the related Mortgage Loan, the Loan Seller must deliver the missing document or correct or cure the defect, as applicable. Such Loan Seller must deliver the missing document or cure the defect within 90 days of notice of the defect or from the original date, as applicable, although, under certain circumstances, the cure period may be extended to 180 days or more from the date the defect is discovered.

The absence of, or the existence of a defect in, an original mortgage note, mortgage or certain other documents may limit the ability of the Servicers to enforce a mortgagor’s obligations under the related Mortgage Loan and to foreclose on defaulted Mortgage Loans. As noted above, if a loss would result from a missing or defective document, the Loan Seller will be obligated to repurchase that Mortgage Loan or to indemnify the Trustee, on behalf of the certificateholders, for any such loss.

Representations and Warranties Regarding the Mortgage Loans

Pursuant to the terms of the related Sale Agreement, each Loan Seller made certain representations and warranties regarding the Mortgage Loans sold by it.  In connection with the transfer of the Mortgage Loans to the Trustee, GSMSC, which will acquire the Mortgage Loans from GSMC immediately before they are transferred to the Trustee, will assign to the Trustee on behalf of the certificateholders all of its rights under the Sale Agreements, including the benefit of the representations and warranties therein. The following is a general summary of certain representations and warranties as they appear in such agreements and is not a complete or precise summary of all of the representations and warranties made with respect to the Mortgage Loans. In addition, certain of the representations and warranties set forth below may not have been made with respect to all of the Mortgage Loans.  Each of the following representations was made by the related Loan Seller (unless otherwise indicated) as of the date that it sold the related Mortgage Loans:

(i.)

Mortgage Loan Schedule. The information set forth in the Mortgage Loan schedule attached to the applicable agreement and any information set forth in any diskettes or data tapes is true and correct in all material respects as of the relevant cutoff date;

(ii.)

Payment History. All payments on the Mortgage Loans have been made and credited, there are no material defaults under the terms of the Mortgage Loans and substantially all of the Mortgage Loans have not had a Mortgage Loan payment thirty days or more delinquent more than once in the twelve-month period preceding the Cut-Off Date;

(iii.)

No Outstanding Charges. There are no defaults by the Loan Seller in complying with the terms of the mortgage note or mortgage, and all taxes and government assessments, insurance premiums, water, sewer and municipal charges and leasehold payments or ground rents;

(iv.)

Original Terms Unmodified. The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect, other than by a written instrument which has been recorded, if necessary and delivered to the purchaser under the related transfer agreement, and any such waiver, alteration or modification has been approved by the mortgage insurer, if the Mortgage Loan is insured, the title insurer if required by the policy and is reflected in the Mortgage Loan schedule to the relevant agreement. No mortgagor has been released in whole or in part, except, with respect to certain of the Mortgage Loans, in connection with an assumption agreement approved by the mortgage insurer or title insurer, as applicable, the terms of which are reflected in the Mortgage Loan schedule to the relevant agreement;

(v.)

No Defenses. The mortgage note and the mortgage are not subject to any right of rescission, set-off, counterclaim or defense (including the defense of usury) as to render such mortgage note or mortgage unenforceable and the mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

(vi.)

No Satisfaction of Mortgage. The mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the mortgage, in whole or in part;

(vii.)

Validity of Documents. The mortgage note and the related mortgage are genuine and each is the legal, valid and binding obligation of the related mortgagee, enforceable in accordance with its terms, subject to certain bankruptcy and other equitable principles. Such mortgagor had the legal capacity to enter into the Mortgage Loan and execute and deliver the mortgage and mortgage note and the mortgage has been duly executed by such person;

(viii.)

No Fraud.  All the documents executed in connection with the Mortgage Loan including, but not limited to, the mortgage note and the Mortgage, are free of fraud and any misrepresentation, are signed by the persons they purport to be signed by, and witnessed or, as appropriate, notarized by the persons whose signatures appear as witnesses or notaries, and each such document constitutes the valid and binding legal obligation of the signatories and is enforceable in accordance with its terms;

(ix.)

Compliance with Applicable Laws. Any and all requirements of any federal, state or local law applicable to the origination and servicing of the Mortgage Loan have been complied with in all material respects, and each mortgagor has received all disclosure materials required by applicable law with respect to the making of Mortgage Loans;

(x.)

Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the Mortgage Loan schedule of the relevant agreement and consists of a single parcel (or more than one contiguous parcels) of real property with a detached single family residence, or a two- to four-family dwelling, or an individual unit in a condominium project, or an individual unit in a planned unit development or a townhouse or a share issued by a cooperative housing corporation; provided, however, with respect to any condominium project or planned unit development generally conforms with the applicable Fannie Mae or Freddie Mac requirements regarding such dwellings, and no residence or dwelling is a mobile home or manufactured dwelling; provided further, that as of the respective appraisal date, no portion of the related Mortgaged Property was being used for commercial purposes;

(xi.)

Valid First Lien. The mortgage is a valid, enforceable and perfected first lien on the Mortgaged Property, subject only to certain permitted encumbrances;

(xii.)

Full Disbursement of Proceeds. The proceeds of the Mortgage Loan have been fully disbursed, except for, in some cases, certain escrowed amounts, and there is no requirement for future advances.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and recording of the mortgage were paid, and the mortgagor is not entitled to any refund of any amounts paid or due under the mortgage note or mortgage;

(xiii.)

Ownership. The Loan Seller is the sole owner of record and holder of the Mortgage Loan and related mortgage and the mortgages are not assigned or pledged. Prior to the transfer by the Loan Seller, the Loan Seller had good and marketable title to the related mortgage, had full right and authority to transfer and sell the Mortgage Loans, and transferred such Mortgage Loans free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest of any nature;

(xiv.)

Origination/Doing Business. The Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development. All parties having an interest in the Mortgage Loan are (or, during the period in which it held its interest, were) in compliance with (1) all applicable state licensing requirements of the laws of the state where the Mortgaged Property is located and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks (or operating subsidiaries thereof), or (5) not doing business in such state;

(xv.)

Title Insurance. Each Mortgage Loan is covered by a lender’s title insurance policy or other generally acceptable form of insurance the policy and issuer of which is acceptable to the applicable federal insurer. The related Loan Seller is the sole insured of such title insurance policy and such policy is in full force and effect with no claims made under such title insurance policy and no prior holder of the mortgage having done, by action or omission, anything to impair the coverage under such title insurance policy;

(xvi.)

No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage which are not insured against by a title insurance policy;

(xvii.)

Location of Improvements; No Encroachments.  Except as insured against by a title insurance policy, all improvements on the Mortgaged Property considered in determining the appraised value of the Mortgaged Property lay within the boundaries and restriction lines of such Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property; No improvement to part of or located on the Mortgaged Property violated any applicable zoning laws or regulations;

(xviii.)

Customary Provisions. The mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided by such mortgage;

(xix.)

Occupancy. At the date of origination, the Mortgaged Property was lawfully occupied under applicable law;

(xx.)

No Additional Collateral. The mortgage note is not additionally secured by any collateral other than the Mortgaged Property;

(xxi.)

Transfer of Mortgage Loans. The assignment of mortgage for each Mortgage Loan is in recordable form and acceptable for recording under the laws of the relevant applicable jurisdiction;

(xxii.)

Collection Practices; Escrow Deposits. The origination, servicing and collection practices used with respect to each mortgage note and mortgage have been in all material respects legal, proper and prudent in the mortgage origination business. All escrow amounts are in the possession of the Loan Seller and there are no deficiencies in connection with the escrow amounts for which customary arrangements for repayment have not been made.  All escrow amounts have been collected in full compliance with state and federal law and are not prohibited by applicable law.  No escrow deposits or escrow payments or other charges or payments due to the Loan Seller have been capitalized under the mortgage note;

(xxiii.)

Mortgaged Property Undamaged. The Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

(xxiv.)

Insurance. The Mortgaged Property securing a mortgage is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located or required by Fannie Mae or Freddie Mac. The mortgage obligates the mortgagor to pay the cost of maintaining such insurance and the Loan Seller has not acted or failed to act in a manner that would impair the coverage of such insurance policy or adversely affect the validity, binding effect or enforceability of such insurance policy;

(xxv.)

Balloon Payments, Graduated Payments, Contingent Interest Payments or other Exception Loans.  No Mortgage Loan is a balloon mortgage loan or a graduated payment mortgage loan, and no Mortgage Loan has a shared appreciation or other contingent interest feature;

(xxvi.)

No Defaults.  Except for 7 mortgage loans with an aggregate principal balance as of the Cut-off Date of approximately $5,840,423 which are 30 days delinquent as of the Cut-off Date and 1 mortgage loan with an aggregate principal balance as of the Cut-off Date of approximately $106,680 which is 60 days delinquent as of the Cut-off Date, there is no default, breach, violation or event of acceleration existing under any mortgage or mortgage note and no event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Loan Seller has not waived any default, breach, violation or event of acceleration;

(xxvii.)

Primary Mortgage Insurance. All provisions of each primary mortgage insurance policy have been and are being complied with, each such policy is in full force and effect and all premiums related to such primary mortgage insurance policy have been paid.  Any mortgage subject to a primary mortgage insurance policy obligates the related mortgagor to maintain such insurance and pay all related premiums and charges and each Mortgage Loan with a loan-to-value ratio at origination in excess of 80% will be subject to a primary mortgage insurance policy issued by an insurer acceptable to Fannie Mae or Freddie Mac in at least such amounts as required by Fannie Mae or Freddie Mac;

(xxviii.)

No Bankruptcy.  To the best of the applicable Loan Seller’s knowledge, no mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the related Mortgage Loan was originated and as of the Closing Date;

(xxix.)

Underwriting Guidelines.  The Mortgage Loans were underwritten in accordance with the Loan Seller’s underwriting guidelines in effect at the time of origination with exceptions thereto exercised in a reasonable manner;

(xxx.)

No Adverse Selection. The Loan Seller did not use adverse selection procedures when designating Mortgage Loans for sale to GSMC;

(xxxi.)

Deeds of Trust. In the event any mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the mortgage, and no fees or expenses are or will become payable by the mortgagee to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the mortgagor;

(xxxii.)

No Condemnation.  To the best of the related Loan Seller’s knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property;

(xxxiii.)

The Appraisal. The Mortgage Loan documents contain an appraisal of the related mortgaged property by an appraiser who had no interest, direct or indirect, in the mortgaged property or in any loan made on the security thereof; and whose compensation was not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and/or the appraiser satisfy the applicable requirements or minimum qualifications of FIRREA, Fannie Mae or Freddie Mac, as applicable;

(xxxiv.)

Servicemembers Civil Relief Act. The Loan Seller has no knowledge of any relief requested or allowed to any mortgagor under the Servicemembers Civil Relief Act, as amended, or any similar state or local law;

(xxxv.)

Terms of the Loans.  Principal payment on the Mortgage Loans commenced no more than sixty (60) days after the proceeds of such Mortgage Loans were disbursed.  The Mortgage Loans identified in an exhibit to the related agreement are mortgage loans having an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of the month.  The mortgage note does not permit negative amortization;

(xxxvi.)

No Violation of Environmental Laws. There is no pending action or proceeding directly involving any Mortgaged Property of which the Loan Seller is aware in which compliance with any environmental law, rule or regulation is an issue and to the best of the Loan Seller’s knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of the property; to the knowledge of the related Loan Seller, neither such seller nor any prior servicer is or has engaged in any activity that involves or involved the generation, use, manufacture, treatment, transportation, storage in tanks or otherwise, or disposal of hazardous material on or from any Mortgaged Property and no presence, release, threatened release, discharge, spillage or migration of hazardous material in violation of existing applicable requirements related thereto, is occurring or has occurred on or from any such Mortgaged Property; to the best of the related Loan Seller’s knowledge, no toxic or hazardous material or substance, including, without limitation, asbestos and any petroleum product, and any material or substance that would require removal or remediation pursuant to any applicable governmental law, statute, ordinance, rule, regulation or order, is located on, at or under any Mortgaged Property; no governmental authority has directed that any material or substance, including, without limitation, asbestos and any petroleum product, be removed from any Mortgaged Property; no underground storage tank is located at or under any Mortgaged Property;

(xxxvii.)

Interest Calculation.  Interest on the mortgage note is calculated on the basis of a 360-day year consisting of twelve 30-day months;

(xxxviii.)

Acceptable Investment.  The Loan Seller has no knowledge of any circumstances or conditions with respect to the Mortgage Loan, the Mortgaged Property, the mortgagor or the mortgagor’s credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent (with respect to substantially all of the Mortgage Loans), or adversely affect the value or marketability of the Mortgage Loan;

(xxxix.)

Complete Mortgage File. With respect to each Mortgage Loan, the Loan Seller is in possession of a complete mortgage file except for the documents which have been delivered to other parties or which have been submitted for recording and not yet returned;

(xl.)

No Buydowns.  No Mortgage Loan contains provisions pursuant to which monthly payments are (a) paid or partially paid with funds deposited in any separate account established by the Loan Seller, the mortgagor or anyone on behalf of the mortgagor, (b) paid by any source other than the mortgagor or (c) contains any other similar provisions which may constitute a "buydown" provision; provided, however, with respect to loans that are buydown Mortgage Loans, (i) on or before the date of origination of such Mortgage Loan, the company and the mortgagor, or the company, the mortgagor and the seller of the Mortgaged Property or a third party entered into a buydown agreement.  The buydown agreement provides that the seller of the Mortgaged Property (or third party) shall deliver to the company temporary buydown funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the mortgagor on such Mortgage Loan is obligated to pay on each due date in accordance with the terms of the buydown agreement, is equal to the full scheduled monthly payment due on such Mortgage Loan.  The temporary Buydown Funds enable the mortgagor to qualify for the buydown Mortgage Loan.  The effective interest rate of a buydown Mortgage Loan if less than the interest rate set forth in the related mortgage note will increase within the buydown period as provided in the related buydown agreement so that the effective interest rate will be equal to the interest rate as set forth in the related mortgage note.  The buydown Mortgage Loan satisfies the requirements of Fannie Mae or Freddie Mac guidelines; (ii) the Mortgage and mortgage note reflect the permanent payment terms rather than the payment terms of the buydown agreement.  The buydown agreement provides for the payment by the mortgagor of the full amount of the monthly payment on any due date that the buydown funds are available.  The buydown funds were not used to reduce the original principal balance of the Mortgage Loan or to increase the appraised value of the Mortgage Property when calculating the loan-to-value ratios for purposes of the agreement and, if the buydown funds were provided by the company and if required under Fannie Mae or Freddie Mac guidelines, the terms of the buydown agreement were disclosed to the qualified appraiser of the Mortgaged Property; (iii) the buydown funds may not be refunded to the mortgagor unless the mortgagor makes a principal payment for the outstanding balance of the Mortgage Loan; and (iv) as of the date of origination of the Mortgage Loan, the provisions of the related buydown agreement complied with the requirements of Fannie Mae or Freddie Mac regarding buydown agreements;

(xli.)

Consolidation of Future Advances. Any future advances on the Mortgage Loans have been consolidated with the outstanding principal amount secured by the mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term.  The lien of the mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(xlii.)

Acceleration Provision.  Each mortgage contains an enforceable provision to the extent not prohibited by federal law as of the date of such mortgage for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the mortgaged property is sold or transferred without the prior written consent of the mortgagee thereunder;

(xliii.)

Regarding the Mortgagor: The mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a "living trust" and such "living trust" is in compliance with Fannie Mae or Freddie Mac guidelines for such trusts.  In the event that the mortgagor is a trustee, the mortgagor is a natural person; and

(xliv.)

Predatory Lending.  No Mortgage Loan is a "high cost" or "covered" loan, as applicable, as each such term is defined in the Standard & Poor’s LEVELS Glossary, as may be in effect from time to time, or applicable state law and no loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

Upon discovery of a breach of any of the foregoing representations or warranties that materially and adversely affects the value of a Mortgage Loan, the party discovering such breach will give prompt written notice to the other parties as provided in the applicable agreement. Within 60 days of the earlier of the discovery by and notice to any Loan Seller of any such breach, such Loan Seller will be required to cure such breach, and if such breach cannot be cured within 90 days after the discovery of such breach, to repurchase such Mortgage Loan. None of the Loan Sellers, the Servicers or the Depositor will have the right to substitute another mortgage loan for a Mortgage Loan as to which such a breach has occurred. The proceeds of such sale will be deposited in the Certificate Account for distribution to certificateholders on the Distribution Date for the month following the month in which the obligation to repurchase arises.

If any defective Mortgage Loan is not repurchased by the relevant Loan Seller, and losses occur on such Mortgage Loan, such losses will be allocated to the certificates as described under "Credit Enhancements — Subordination" in this term sheet supplement.

None of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Custodian nor any of their respective affiliates has made the foregoing representations and warranties and none will have any obligation to repurchase a Mortgage Loan if the related Loan Seller or the related Servicer, as the case may be, defaults on its obligation to repurchase a Mortgage Loan in connection with a breach of a representation and warranty or in connection with a defective document as described above.  GSMC will make the foregoing representations and warranties only for the period during which it held the Mortgage Loans and will not have any obligation to repurchase a Mortgage Loan in respect of a breach of a representation and warranty occurring during any other period.

GSMC will represent and warrant that it has not assigned or pledged any mortgage note or the related mortgage or any interest or participation therein to any person other than the Depositor, and the Depositor will represent and warrant that it has not assigned or pledged any mortgage note or the related mortgage or any interest or participation therein to any other person other than the Trustee. Moreover, each of GSMC and the Depositor will represent and warrant that it has not (a) satisfied, canceled or subordinated, in whole or in part, or rescinded any mortgage, (b) released the Mortgaged Property from the lien of the related mortgage, in whole or in part, or (c) released any mortgagor, in whole or in part, except in connection with an assumption agreement or other agreement approved by the related federal insurer to the extent such approval was required.

THE UNDERLYING MBS2

All of the information contained herein with respect to the Underlying MBS is derived from (i) information contained in the prospectus supplement dated January 28, 2004 to the prospectus dated January 23, 2004 (together, the “Underlying Prospectus”) and (ii) information obtained from the monthly statement provided by the Underlying Trustee or Administrator (each as defined below) in connection with the last twelve Distribution Dates (as defined below), ending with the November 25, 2005 Underlying Distribution Date (as defined in the Underlying Prospectus), attached to this term sheet supplement as Exhibit E (the “Monthly Statement”).

The Underlying MBS will consist of the Class 6A-1 Certificates issued by the GSR Mortgage Loan Trust 2004-2F (the “Underlying Trust Fund”) as part of the Mortgage Pass-Through Certificates, Series 2004-2F.

The Underlying MBS evidence an ownership interest in the Underlying Trust Fund created by the trust agreement related to the Underlying MBS (the “Underlying Agreement”) and were issued together with certain other classes of senior certificates (collectively, the “Underlying Senior Certificates”), certain classes of subordinated certificates (the “Underlying Subordinate Certificates”), and certain residual interests.  The Underlying Trust Fund consists primarily of a pool of conventional, fixed rate, full amortizing mortgage loans (the “Underlying Mortgage Loans”) secured by first liens on one- to four-family residential properties. The Underlying Subordinate Certificates provide credit enhancement for the Underlying Senior Certificates as described in the Underlying Prospectus Supplement under the heading “Credit Enhancements—Subordination”.

For additional information on the Underlying MBS, prospective investors should carefully review the Underlying Prospectus Supplement attached as Appendix B to this term sheet supplement and the Monthly Statements to be attached to the prospectus supplement.

The Trust will be entitled to receive all distributions on the Underlying MBS due after November 30, 2005.

DESCRIPTION OF THE CERTIFICATES

General

The certificates will be issued pursuant to the Trust Agreement. A form of the Trust Agreement is filed as an exhibit to the registration statement of which this term sheet supplement is a part. The prospectus contains important additional information regarding the terms and conditions of the Trust Agreement and the certificates. The Senior Certificates will not be issued unless they receive the ratings from at least two of Standard & Poor’s Ratings Group, a division of The McGraw Hill Companies, Inc. ("S&P"), Moody’s Investors Service, Inc. ("Moody’s") and Fitch Ratings ("Fitch," and each of S&P, Moody’s and Fitch, a "Rating Agency"), indicated in the term sheet.   The Senior Subordinate Certificates will not be issued unless they receive the ratings from S&P indicated in the term sheet.  If so indicated in the term sheet, as of December 29, 2005 (the "Closing Date"), the offered certificates, other than the Class 1-B2, Class 1-B3, Class 2-B2 and Class 2-B3 Certificates, will qualify as "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

Only the Senior Certificates and the Senior Subordinate Certificates, referred to as the offered certificates, are offered by this term sheet supplement. The Junior Subordinate Certificates, Class X Certificates and the Residual Certificates are not offered hereby.

Collectively, the certificates will represent the entire beneficial ownership interest in the Trust Fund, legal title to which will be held by the Trustee. Each class of certificates (other than the Class 8A-1 and Class 8A-2 Certificates) will relate to one or more Collateral Groups of Mortgage Loans.

The Group 1 Certificates.  The Senior Certificates related to Collateral Group 1 are referred to herein as the "Group 1 Certificates."  Distributions of interest and principal on the Group 1 Certificates will be based primarily on interest and principal received or advanced with respect to the Mortgage Loans contributing to Collateral Group 1.

The Group 2 Certificates.  The Senior Certificates related to Collateral Group 2 are referred to herein as the "Group 2 Certificates."  Distributions of interest and principal on the Group 2 Certificates will be based primarily on interest and principal received or advanced with respect to the Mortgage Loans contributing to Collateral Group 2.

The Group 3 Certificates.  The Senior Certificates related to Collateral Group 3 are referred to herein as the "Group 3 Certificates."  Distributions of interest and principal on the Group 3 Certificates will be based primarily on interest and principal received or advanced with respect to the Mortgage Loans contributing to Collateral Group 3.

The Group 4 Certificates.  The Senior Certificates related to Collateral Group 4 are referred to herein as the "Group 4 Certificates."  Distributions of interest and principal on the Group 4 Certificates will be based primarily on interest and principal received or advanced with respect to the Mortgage Loans contributing to Collateral Group 4.

The Group 5 Certificates.  The Senior Certificates related to Collateral Group 5 are referred to herein as the "Group 5 Certificates."  Distributions of interest and principal on the Group 5 Certificates will be based primarily on interest and principal received or advanced with respect to the Mortgage Loans contributing to Collateral Group 5.

The Group 6 Certificates.  The Senior Certificates related to Collateral Group 6 are referred to herein as the "Group 6 Certificates."  Distributions of interest and principal on the Group 6 Certificates will be based primarily on interest and principal received or advanced with respect to the Mortgage Loans contributing to Collateral Group 6.

The Group 7 Certificates.  The Senior Certificates related to Collateral Group 7 are referred to herein as the "Group 7 Certificates."  Distributions of interest and principal on the Group 7 Certificates will be based primarily on interest and principal received or advanced with respect to the Mortgage Loans contributing to Collateral Group 7.

The Group 8 Certificates.  The Class 8A-1 and Class 8A-2 Certificates are referred to herein as the "Group 8 Certificates."  Distributions of interest and principal on the Group 8 Certificates will be based solely on interest and principal distributed on the Underlying MBS.

The Group 1 Certificates, Group 2 Certificates, Group 3 Certificates, Group 4 Certificates, Group 5 Certificates, Group 6 Certificates and Group 7 Certificates, along with the related Group Subordinate Amounts of each Collateral Group, are sometimes referred to separately as a "Certificate Group."

Each class of offered certificates will be issued in the respective approximate initial Class Principal Balance to be specified in the term sheet or total Notional Amount to be described therein.  The initial aggregate Certificate Principal Balance or aggregate Notional Amount (as defined herein) of all the certificates (excluding the Class 8A-1 and Class 8A-2 Certificates) may be increased or decreased by up to five percent to the extent that the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-Off Date is increased or decreased as described under "Description of the Mortgage Pool" herein.

The "Certificate Balance" for any Distribution Date and for any certificate, other than any Interest Only Certificate, will equal the aggregate amount of principal to which it is entitled on the Closing Date, reduced by all distributions of principal to such certificate, and all allocations of losses on such certificate before such Distribution Date.

The "Class Principal Balance" of any class of Certificates on any Distribution Date will be equal to the total Certificate Balance of all Certificates of such class on that Distribution Date.

Distributions on the certificates will be made on the 25th day of each month or, if the 25th day is not a Business Day, on the next succeeding Business Day, beginning in January 2006 (each, a "Distribution Date"), to certificateholders of record on the applicable Record Date.  The "Record Date" for the offered certificates and each Distribution Date will be the last Business Day of the related Interest Accrual Period.

Distributions of Interest on the Certificates

Each of the Mortgage Pass-Through Certificates, Series 2005-9F will bear interest (except in the case of the Class 1-A-P and Class 2-A-P Certificates, which do not bear interest, and the Subordinate Certificates) at the rates per annum (each, a "Certificate Interest Rate") to be set forth or described in the term sheet.  The "Certificate Interest Rate" for the Subordinate Certificates for each Accrual Period will be an annual rate equal to the weighted average of the Designated Rates applicable to each of the related Collateral Groups, weighted on the basis of the related Group Subordinate Amount for each such Collateral Group.

Interest accrued on any class of certificates (other than the Class 8A-1 and Class 8A-2 Certificates) will be reduced for each Collateral Group by the pro rata share allocated to such class of all interest shortfalls resulting from (i) Payoffs and Curtailments of the Mortgage Loans contributing to such Collateral Group during the preceding calendar month, to the extent not covered by Compensating Interest, and (ii) reductions in interest payable on the Mortgage Loans contributing to such Collateral Group by operation of law (such shortfalls are allocated among all classes pro rata in proportion to the amount of interest to which such class would otherwise be entitled).   Interest accrued on either class of the Class 8A-1 and Class 8A-2 Certificates will be similarly reduced based on the related reductions to the Underlying MBS.

The Accrued Certificate Interest payable to each class of certificates will include unpaid interest from prior Distribution Dates (without interest on such overdue interest), but will only be paid to the extent of the related Available Distribution Amount.

The "Basis Risk Shortfalls" for any class of Certificates will equal the excess, if any, of the amount of interest that class would have been entitled to receive if the Pass-Through Rate for such class were calculated without regard to the related maximum rate, over the actual amount of interest such class is entitled to receive for such Distribution Date.

Pursuant to the terms of the Trust Agreement, the Securities Administrator may establish a separate account (the "Basis Risk Reserve Fund").  Any Basis Risk Reserve Fund will not be an asset of any REMIC, nor will it be an asset of the Trust Fund.  Any Basis Risk Reserve Fund will instead be held in a separate interest trust for the benefit of the holders of the related class or classes of LIBOR Certificates and the Class X Certificates.  After Interest Rate Cap Amounts (as defined below) have been applied to reduce any Basis Risk Shortfalls on the related class or classes of LIBOR Certificates as described herein, amounts in any Basis Risk Reserve Fund will be used to make payments to the Holders of the related class or classes of LIBOR Certificates with respect to any unpaid Basis Risk Shortfalls on such Certificates from prior Distribution Dates.

For any Distribution Date, the "Required Reserve Fund Deposit" for any Basis Risk Reserve Fund, will be an amount equal to the amount required to bring the balance on deposit in any related Basis Risk Reserve Fund up to an amount equal to the greater of (i) the aggregate of unpaid Basis Risk Shortfalls on the related class or classes of LIBOR Certificates for preceding Distribution Dates and (ii) $1,000.

On any Distribution Date for which an unpaid Basis Risk Shortfall exists on the related class or classes of LIBOR Certificates, the Securities Administrator will withdraw from any Basis Risk Reserve Fund an amount equal to the lesser of (i) the amount of such unpaid Basis Risk Shortfalls for such Distribution Date and (ii) the balance in any Basis Risk Reserve Fund on such Distribution Date, and distribute such amount to the related class or classes of LIBOR Certificates.

Upon the earlier to occur of (i) the Distribution Date on which the Class Principal Balance of the Cap Contract Certificates is reduced to zero and (ii) the termination of the Trust Fund, any amounts remaining in any Basis Risk Reserve Fund will be distributed to the Class X Certificates.

The Interest Rate Cap

On the Closing Date, U.S. Bank National Association, as the trustee of a separate interest trust created pursuant to the Trust Agreement, may be assigned an interest rate cap agreement on behalf of the related class or classes of LIBOR Certificates and Class X Certificateholders (the "Interest Rate Cap").

Any Interest Rate Cap will provide for a "Strike Price" to be designated in the prospectus supplement and a Projected Principal Balance for each Distribution Date.  The "Projected Principal Balances" with respect to the Interest Rate Cap for each applicable Distribution Date will be set forth in the prospectus supplement.  The Projected Principal Balances for the Interest Rate Cap have been calculated assuming a prepayment rate on the Mortgage Loans contributing to Collateral Group 3 as designated in the prospectus supplement.  We can give you no assurance that the Mortgage Loans contributing to the related Collateral Group will prepay at that rate or at any other rate.

With respect to each Distribution Date, the Interest Rate Cap will, if LIBOR exceeds the Strike Price, provide for the payment to the Securities Administrator of an amount equal to the product of (i) one-twelfth and (ii) the excess, if any, of LIBOR for such Distribution Date (up to a maximum rate to be designated in the prospectus supplement) over the Strike Price and (iii) an amount equal to the Projected Principal Balance for such Distribution Date (each such payment, an "Interest Rate Cap Amount").

On any Distribution Date, Interest Rate Cap Amounts paid by the Interest Rate Cap Provider to the Securities Administrator will be available to make distributions on behalf of the separate interest trust for distribution in the following order of priority:

first, (a) to the related class or classes of Certificates, to pay Basis Risk Shortfalls on such Certificates for such Distribution Date up to an amount equal to the product of (i) one-twelfth and (ii) the excess, if any, of LIBOR for such Distribution Date (up to the maximum rate) over the Strike Price and (iii) the lesser of (x) an amount equal to the Projected Principal Balance for such Distribution Date and (y) the Certificate Principal Balance of each related class of Certificates for such Distribution Date;

second, to the related class or classes of Certificates to pay Basis Risk Shortfalls on such Certificates remaining unpaid from prior Distribution Dates; and

third, the remainder for deposit into any Basis Risk Reserve Fund in an amount at least equal to the applicable Required Reserve Fund Deposit.

It is intended that payments under the Interest Rate Cap provide protection against upward movements in LIBOR and diminish the basis risk to the related class or classes of Certificates associated with the Trust Fund’s investment in the Mortgage Loans paying interest at a fixed rate.  See "Description of the Mortgage Pool."  However, there can be no assurance that amounts payable under the Interest Rate Cap will be sufficient to cover such shortfalls.

Any Interest Rate Cap will be terminable by the separate interest trust or the Interest Rate Cap Provider following the occurrence of certain specified events of default, including failure of the Interest Rate Cap Provider to make required payments, and certain standard events under the 1992 International Swaps and Derivatives Association, Inc. Master Swap Agreement (Multi-Cross-Border).

Interest Rate Cap Provider

The "Interest Rate Cap Provider"), will be designated in the prospectus supplement.  The Interest Rate Cap Provider will provide upon request, without charge, to each person to whom this term sheet supplement is delivered, a copy of (i) the ratings analysis from S&P, Moody’s and/or Fitch evidencing any ratings on the Interest Rate Cap Provider or (ii) the most recent audited annual financial statements of the Interest Rate Cap Provider.  Requests for such information should be directed to the Depositor.

The Class X Certificate

The Class X Certificate represents the right to receive certain amounts on deposit in any Basis Risk Reserve Fund on the earlier to occur of (i) the Distribution Date on which the aggregate Certificate Principal Balance of the related class or classes of Certificates is reduced to zero and (ii) the optional purchase of the Mortgage Loans.

Determination of LIBOR

The 8A-1 Certificates are, and certain other classes of certificates may be, floating rate certificates (the “LIBOR Certificates”) that bear interest at a rate based on LIBOR, subject to the minimum and maximum rates to be described in the prospectus supplement.  The interest rate on the Class 8A-2 Certificates varies, and the interest rates on certain other classes of certificates may vary, inversely with LIBOR, subject to the minimum and maximum rates to be described in the prospectus supplement.  The Class 8A-1 and Class 8A-2  Certificates are also referred to as "Floating Rate Certificates."

"LIBOR" means, for any Interest Accrual Period (other than the initial Interest Accrual Period), the offered rate for one-month United States dollar deposits which appears on Telerate Page 3750, as reported by Bloomberg Financial Markets Commodities News (or such other page as may replace Telerate Page 3750 for the purpose of displaying comparable rates), as of 11:00 a.m. (London time) on the LIBOR Determination Date applicable to such Interest Accrual Period. If such rate does not appear on Telerate Page 3750 (or such other page as may replace Telerate Page 3750 for the purpose of displaying comparable rates), the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to leading banks in the London interbank market for a period of one month commencing on the first day of the relevant Interest Accrual Period.  The Securities Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate to the Securities Administrator.  If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations.  If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Securities Administrator, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period (commencing on the first day of the relevant Interest Accrual Period).  If none of such major banks selected by the Securities Administrator quotes such rate to the Securities Administrator, LIBOR for such LIBOR Determination Date will be the rate in effect with respect to the immediately preceding LIBOR Determination Date.  Absent manifest error, the Securities Administrator’s determination of LIBOR will be conclusive.

"LIBOR Determination Date" means, with respect to any Interest Accrual Period and any Floating Rate Certificate, the second London Business Day prior to the date on which such Interest Accrual Period commences.

"London Business Day" means a day on which commercial banks in London are open for business (including dealings in foreign exchange and foreign currency deposits).

"Reference Banks" means four major banks in the London interbank market selected by the Securities Administrator.

Distributions of Principal on the Certificates

As of any Distribution Date, principal on certificates will generally be paid from collections or Advances allocated to the related Collateral Group.

Principal collections or Advances on the Mortgage Loans are allocated to the various Collateral Groups on the basis of the Applicable Fractions of the scheduled principal balance of each Mortgage Loan having a Net Rate within a specified range.  These Applicable Fractions will be set forth in the prospectus supplement.

The specified portions of principal collections on each Mortgage Loan allocable to a Collateral Group and distributable to the related certificates are calculated for the purpose of "ratio stripping" each Mortgage Loan or, in other words, allocating the Mortgage Loans or portions thereof to Collateral Groups in such a way as to ensure that interest collections on the Mortgage Loans will be sufficient to support the interest rate on the certificates related to the Collateral Groups that share principal of the Mortgage Loans. Since certificateholders’ entitlements to principal will be primarily based on distributions from the related Collateral Groups, the performance of the Mortgage Loans or portion thereof allocated to each of those Collateral Groups will determine the principal distributions of each related class of certificates on each Distribution Date. Prospective investors should also consider that the Mortgage Loans contributing to each Collateral Group have different characteristics—in particular, interest rates—that will have particular bearing on the prepayment experience of the related Mortgage Loans or portion thereof allocated to that Collateral Group and, therefore, the related certificates. For example, Mortgage Loans with lower Net Rates might be expected to experience lower rates of prepayment than Mortgage Loans with higher Net Rates. Consequently, the certificates related to Collateral Groups to which lower rate Mortgage Loans are allocated may be expected to pay at a slower rate than certificates related to Collateral Groups to which higher rate Mortgage Loans are allocated. See "Yield and Prepayment Considerations" in this term sheet supplement and in the prospectus.

As described in greater detail below, amounts distributable as principal to the Senior Certificates (other than the Class 8A-1, Class 8A-2, Class 1-A-P and Class 2-A-P Certificates) and Subordinate Certificates related to a Collateral Group (other than Collateral Group 1-P and Collateral Group 2-P) as a whole will additionally be allocated between such Senior Certificates and Subordinate Certificates on the basis of the Senior Principal Distribution Amount and the Subordinate Principal Distribution Amount for that Collateral Group, respectively. Such allocation, in particular, will for specified periods result in a disproportionate distribution of prepayments between such Senior Certificates and Subordinate Certificates. See "— Glossary of Definitions Relating to the Priority of Distributions" and "Yield and Prepayment Considerations" in this term sheet supplement.

Glossary of Definitions Relating to the Priority of Distributions

Certain definitions are necessary to understand the priority of interest and principal distributions to the certificates. These terms are defined below:

"Accrued Certificate Interest" means, for any of class of certificates entitled to interest on any Distribution Date, interest accrued for the related Interest Accrual Period on the Class Principal Balance (or Notional Amount) of a class of Certificates at the related interest rate plus any unpaid portion of Accrued Certificate Interest from prior Distribution Dates, without interest on such overdue interest, as reduced by such class’s share of the amount of any reduction of interest collectible on any related Mortgage Loan as a result of application of the Servicemembers Civil Relief Act, as amended, and any comparable state or local laws (the "Relief Act" and any such reduction, a "Relief Act Reduction").  The interest portion of any Relief Act Reduction will be allocated among the related Collateral Groups based on the Applicable Fractions for such Mortgage Loan and will be further allocated among the interest bearing Senior Certificates of the related Certificate Group and the related Subordinate Certificates proportionately based on (1) in the case of such Senior Certificates, the Accrued Certificate Interest otherwise distributable thereon and (2) in the case of such Subordinate Certificates, interest accrued on their related Apportioned Principal Balances (as defined herein), without regard to any reduction pursuant to this paragraph, for that Distribution Date.

"Applicable Fraction" means, for each Mortgage Loan and any Collateral Group, the fraction set forth above under "Distributions of Principal on the Certificates."

"Apportioned Principal Balance" means, for any class of Subordinate Certificates for any Distribution Date, the Class Principal Balance of that class immediately prior to that Distribution Date multiplied by a fraction, the numerator of which is the applicable Group Subordinate Amount for that date and the denominator of which is the sum of the Group Subordinate Amounts for all of the related Collateral Groups for that date.

"A-P Principal Distribution Amount" means, (a) for Collateral Group 1-P and any Distribution Date:

(1)

the Applicable Fractions for the Class 1-A-P Certificates of items (1), (2) and (3) of the definition of Principal Payment Amount;

(2)

the Applicable Fractions for the Class 1-A-P Certificates of all Payoffs and Curtailments for each Mortgage Loan contributing to Collateral Group 1-P, that were received during the preceding calendar month or from the second day of the preceding calendar month through the first day of the current calendar month (as specified in the applicable Servicing Agreement); and

(3)

the Applicable Fractions for the Class 1-A-P Certificates of the principal portion of the Liquidation Principal for each Liquidated Mortgage Loan contributing to Collateral Group 1-P; and

(b) for Collateral Group 2-P and any Distribution Date:

(1)

the Applicable Fractions for the Class 2-A-P Certificates of items (1), (2) and (3) of the definition of Principal Payment Amount;

(2)

the Applicable Fractions for the Class 2-A-P Certificates of all Payoffs and Curtailments for each Mortgage Loan contributing to Collateral Group 2-P, that were received during the preceding calendar month or from the second day of the preceding calendar month through the first day of the current calendar month (as specified in the applicable Servicing Agreement); and

(3)

the Applicable Fractions for the Class 2-A-P Certificates of the principal portion of the Liquidation Principal for each Liquidated Mortgage Loan contributing to Collateral Group 2-P; and

"Credit Support Depletion Date" means with respect to either group of Subordinate Certificates, the first Distribution Date (if any) on which the aggregate Certificate Balance of such Subordinate Certificates has been or will be reduced to zero.

"Current Realized Losses" means, (a) for the Class 1-A-P Certificates and each Distribution Date, the sum of the related Applicable Fraction of Realized Losses realized during the preceding calendar month on each Group 1 Discount Loan, Group 3 Discount Loan and Group 4 Discount Loan; and (b) for the Class 2-A-P Certificates and each Distribution Date, the sum of the related Applicable Fraction of Realized Losses realized during the preceding calendar month on each Group 2 Discount Loan.

"Curtailment" means a partial prepayment on any Mortgage Loan.

"Deferred Principal Amount" means, for each of the Class 1-A-P and Class 2-A-P Certificates, the amount of cumulative Current Realized Losses allocated or allocable to such class on prior Distribution Dates, minus all amounts reimbursed from amounts otherwise payable on the related group of Subordinate Certificates.

"Designated Rates" means, for each Collateral Group, the “Designated Rates” as set forth in the prospectus supplement.

"Due Period" means, for any Distribution Date, the period beginning on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

"Interest Only Certificate" means any Class 8A-2, Class 1-A-X or Class 2-A-X Certificate and any other class of Certificate designated as an “Interest Only Certificate” in the prospectus supplement.

"Liquidation Principal" means, for any Distribution Date, the principal portion of Liquidation Proceeds received from each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month immediately preceding the month of such Distribution Date.

"Liquidated Mortgage Loan" means any Mortgage Loan for which the related Servicer has determined that it has received all amounts it expects to recover from or on account of such Mortgage Loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise.

The "NAS Priority Amount" for any Distribution Date and class of NAS Certificates is equal to the lesser of (i) the sum of (x) the product of the related NAS Percentage for such date, the NAS Scheduled Principal Percentage for such date and a percentage (which may be 100%) of the Scheduled Principal Amount for the related Collateral Group and such date and (y) the product of the related NAS Percentage for such date, the NAS Prepayment Shift Percentage for such date and a percentage (which may be 100%) of the Unscheduled Principal Amount for the related Collateral Group and such date and (ii) the Class Principal Balance of such NAS Certificates immediately prior to such date.  Notwithstanding the foregoing, (i) on and after the related Credit Support Depletion Date, such NAS Certificates shall be entitled to their pro rata share of all scheduled and unscheduled payments of principal related to the related Collateral Group and (ii) on the date on which the Class Principal Balance of the related Senior Certificates in the related Certificate Group have been reduced to zero, such NAS Certificates shall be entitled to any remaining Senior Principal Distribution Amount for the related Collateral Group allocable to the other Certificates in related Certificate Group and thereafter, the related NAS Priority Amount will equal a percentage (which may be 100%) of the Senior Principal Distribution Amount for the related Collateral Group.  The "NAS Percentage" for any Distribution Date and class of NAS Certificates will be equal to the lesser of (i) 100% and (ii) the percentage obtained by dividing (x) the Class Principal Balance of such class of NAS Certificates immediately prior to such date by (y) the aggregate Class Principal Balance of such NAS Certificates and the other classes of related Certificates in the related Certificate Group immediately prior to such date.

The "NAS Scheduled Principal Percentage" for any Distribution Date during the five years beginning on the first Distribution Date will be 0%.  Thereafter, the NAS Scheduled Principal Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be 100%.  The "NAS Prepayment Shift Percentage" for any Distribution Date during the five years beginning on the first Distribution Date will be 0%.  Thereafter, the NAS Prepayment Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any subsequent Distribution Date, 100%.

"PAC Certificates" means any class of Certificates designated as a planned amortization class in the term sheet.

"PAC Scheduled Amount" means, for the PAC Certificates and any Distribution Date, the amount set forth in the term sheet for such Distribution Date.

"Payoff" means a prepayment in full on any Mortgage Loan.

"Principal Only Certificate" means any Class 1-A-P or Class 2-A-P Certificate or any other class of certificates designated as a principal-only certificate in the term sheet.

"Principal Payment Amount" means the sum, for each Collateral Group (other than Collateral Group 1-P and 2-P) and any Distribution Date of the Applicable Fraction for each Mortgage Loan contributing to such Collateral Group of:

(1)

the principal portion of Scheduled Payments on each such Mortgage Loan due on the related Due Date and received or advanced during the related Due Period;

(2)

the principal portion of repurchase proceeds received on any related Mortgage Loan for which an obligation to repurchase arose during or before the related Due Period during the calendar month preceding the month of the Distribution Date;

(3)

any other unscheduled payments of principal that were received on any related Mortgage Loan during the preceding calendar month, other than Payoffs, Curtailments, or Liquidation Principal; and

(4)

Current Realized Losses and Deferred Principal Amounts, to the extent of the amount available from the related Subordinate Principal Distribution Amount.

"Principal Prepayment Amount" means, for any Distribution Date and any Collateral Group, the Applicable Fractions of all Payoffs and Curtailments for each Mortgage Loan contributing to such Collateral Group that were received during the preceding calendar month (other than the Applicable Fractions thereof allocable to the Class 1-A-P or Class 2-A-P Certificates).

"Scheduled Payment" means, for any mortgage loan, the monthly payment of principal and interest due on such mortgage loan.

"Scheduled Principal Amount" for each Collateral Group and any Distribution Date is equal to the amount described in clause (1) of the definition of Senior Principal Distribution Amount.  The "Unscheduled Principal Amount" for each Collateral Group and any Distribution Date is equal to the sum of the amounts described in clauses (2) and (3) of the definition of Senior Principal Distribution Amount.

"Senior Collateral Group Percentage" for Collateral Group 1, Collateral Group 2, Collateral Group 3, Collateral Group 4, Collateral Group 5, Collateral Group 6 and Collateral Group 7, as of the Closing Date, will be as set forth in the prospectus supplement.

"Senior Liquidation Amount" for any Distribution Date and any Collateral Group (other than Collateral Group 1-P and Collateral Group 2-P), will equal the Applicable Fraction for such Collateral Group of the lesser, for each Mortgage Loan contributing to such Collateral Group that became a Liquidated Mortgage Loan (as defined below) during the calendar month preceding the month of such Distribution Date, of (i) the related Senior Collateral Group Percentage of the scheduled principal balance of such Mortgage Loan and (ii) the applicable Senior Prepayment Percentage of the Liquidation Principal derived from such Mortgage Loan.

The "Senior Prepayment Percentage" for each Collateral Group and each Distribution Date before January 2011 will equal 100%. Thereafter, the Senior Prepayment Percentage for each Collateral Group will be calculated as follows:

•

for any Distribution Date occurring in January 2011 through December 2011, the related Senior Collateral Group Percentage for that Distribution Date plus 70% of the related Subordinate Percentage for that Distribution Date;

•

for any Distribution Date occurring in January 2012 through December 2012, the related Senior Collateral Group Percentage for that Distribution Date plus 60% of the related Subordinate Percentage for that Distribution Date;

•

for any Distribution Date occurring in January 2013 through December 2013, the related Senior Collateral Group Percentage for that Distribution Date plus 40% of the related Subordinate Percentage for that Distribution Date;

•

for any Distribution Date occurring in January 2014 through December 2014, the related Senior Collateral Group Percentage for that Distribution Date plus 20% of the related Subordinate Percentage for that Distribution Date;

•

for any Distribution Date occurring in or after January 2015 (other than the final Distribution Date), the Senior Prepayment Percentage will equal the related Senior Collateral Group Percentage for that Distribution Date; and

•

for the final Distribution Date, the Senior Prepayment Percentage will equal 100%.

There are important exceptions to the calculations of the Senior Prepayment Percentages described in the above paragraph. If, on any Distribution Date, the Senior Collateral Group Percentage for a Collateral Group is greater than the original Senior Collateral Group Percentage for such Collateral Group, then no prepayments on the Mortgage Loans contributing to any related Collateral Group will be paid to the Subordinate Certificates. In addition, the portion of prepayments on the Mortgage Loans contributing to the related Collateral Group distributed to the Senior Certificates may increase upon the occurrence of certain other events set forth in the Trust Agreement.  After the Class Principal Balance of each class of Senior Certificates in a Certificate Group has been reduced to zero, the related Senior Prepayment Percentage will be zero.

The "Senior Principal Distribution Amount" for any Distribution Date and each Collateral Group will equal the sum of:

(1)

the related Senior Collateral Group Percentage of the related Principal Payment Amount for such Distribution Date;

(2)

the related Senior Prepayment Percentage of the related Principal Prepayment Amount for such Distribution Date; and

(3)

the related Senior Liquidation Amount for such Distribution Date.

"Subordinate Liquidation Amount," for any Distribution Date and any Collateral Group (other than Collateral Group 1-P and Collateral Group 2-P) will equal the Applicable Fraction of the related Liquidation Principal in respect of each Mortgage Loan contributing to that Collateral Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, minus the related Senior Liquidation Amount for such Distribution Date.

The "Subordinate Percentage" for Collateral Group 1, Collateral Group 2, Collateral Group 3, Collateral Group 4, Collateral Group 5, Collateral Group 6 and Collateral Group 7, and any Distribution Date will equal the excess of 100% over the related Senior Collateral Group Percentage. The Subordinate Percentage as of the Closing Date will be as set forth in the prospectus supplement.

"Subordinate Prepayment Percentage" for any Distribution Date and any Collateral Group (other than Collateral Group P) will equal the excess of 100% over the related Senior Prepayment Percentage. Initially, the Subordinate Prepayment Percentage for each Collateral Group will be 0%.

"Subordinate Principal Distribution Amount" for any Distribution Date and each Collateral Group (other than Collateral Group P) will be equal to the sum of:

(1)

the related Subordinate Percentage of the related Principal Payment Amount;

(2)

the related Subordinate Principal Prepayment Amount; and

(3)

the related Subordinate Liquidation Amount;

provided, however, that the Subordinate Principal Distribution Amount for each Collateral Group will be reduced by the amounts required to be distributed to the Class 1-A-P or Class 2-A-P Certificates, as applicable, for reimbursement of Current Realized Losses and Deferred Principal Amounts on such Distribution Date.  Any reduction in the Subordinate Principal Distribution Amount for any Collateral Group pursuant to this proviso shall reduce the amount calculated pursuant to clause (1), clause (3) and clause (2) above, in that order, and such amounts will nevertheless reduce the Certificate Balance of the applicable class of Subordinate Certificates.

"Subordinate Principal Prepayment Amount" means, for each Distribution Date and each Collateral Group (other than Collateral Group 1-P and Collateral Group 2-P), the Subordinate Prepayment Percentage of the related Principal Prepayment Amount.

"Subordination Level" means, for any class of Subordinate Certificates and any specified date, the percentage obtained by dividing (i) the sum of the Class Principal Balances of all classes of Subordinate Certificates that are subordinate to such class by (ii) the sum of Class Principal Balances of all related classes of certificates as of such date, before giving effect to distributions and allocations of Realized Losses to the certificates on such date.

Available Distribution Amount

On each Distribution Date, the Available Distribution Amount for each Collateral Group and such Distribution Date will be determined and allocated among the related Collateral Groups as provided in the prospectus supplement and will generally include Scheduled Payments due on the Due Date immediately before such Distribution Date, Curtailments received in the previous calendar month to the extent described below, Payoffs received in the previous calendar month to the extent described below and amounts received from liquidations of Mortgage Loans in the previous calendar month and will be distributed to the certificateholders generally as specified in this term sheet supplement and more specifically in the prospectus supplement.

The "Available Distribution Amount" for any Collateral Group and any Distribution Date, as more fully described in the Trust Agreement, will equal the sum of the Applicable Fractions for each Mortgage Loan contributing to such Collateral Group of the following amounts:

(1)

the total amount of all cash (including P&I Advances), Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and payments on, and proceeds from the sale of, any debentures issued in respect of any such Mortgage Loan (i) received from or on behalf of the mortgagors with respect to such Mortgage Loans, (ii) advanced by the applicable Servicers on such Mortgage Loans or, to the extent provided in the Trust Agreement, the Master Servicer or the Trustee, or (iii) received from the applicable Servicers as Compensating Interest with respect to such Mortgage Loans, and not previously distributed, except:

(a)

all Scheduled Payments collected but due on a Due Date after such Distribution Date;

(b)

all Curtailments received after the previous calendar month;

(c)

all Payoffs received after the previous calendar month (together with any interest payment received with those Payoffs to the extent that it represents the payment of interest accrued on those Mortgage Loans for the period after the previous calendar month);

(d)

Liquidation proceeds, Condemnation Proceeds and Insurance Proceeds received on the Mortgage Loans after the previous calendar month;

(e)

all amounts that are then due and payable to the applicable Servicer under the related Servicing Agreement;

(f)

the Servicing Fee (net of any amounts payable as Compensating Interest by the applicable Servicer) for each Mortgage Loan;

(g)

any amounts payable in respect of primary mortgage insurance; and

(h)

all related indemnification amounts and other related amounts reimbursable on such Distribution Date to the Securities Administrator, the Trustee, the Custodian and the Master Servicer; and

(2)

the total amount of any cash received by the Securities Administrator or the applicable Servicer from the repurchase by any Loan Seller of any such Mortgage Loans as a result of defective documentation or breach of representations and warranties; provided that the obligation to repurchase arose before the related Due Date;

provided, that interest with respect to any Mortgage Loan that relates to two Collateral Groups will be included in the Available Distribution Amount for each related Collateral Group as follows:  first, to the Collateral Group with the lower Effective Net Rate, interest to the extent accrued on the Applicable Fraction of the principal of such Mortgage Loan at the Effective Net Rate for such Collateral Group; and second, to the other Collateral Group related to such Mortgage Loan.

The “Available Funds” for the Class 8A-1 and Class 8A-2 Certificates and any Class 8 Distribution Date will be equal to the aggregate of all previously undistributed amounts received by the Securities Administrator on or prior to such Class 8 Distribution Date as distributions on the Underlying MBS as reduced by all related indemnification amounts and other related amounts reimbursable on such Class 8 Distribution Date to the Securities Administrator or the Trustee.

Priority of Distributions

Priority of Distributions on the Certificates other than the Class 8A-1 and Class 8A-2 Certificates

On each Distribution Date prior to the occurrence of a Credit Support Depletion Date, the Available Distribution Amount for each Collateral Group will be distributed as follows:

(1)

to each class of Senior Certificates (other than the Principal Only Certificates) related to such Collateral Group (other than Collateral Group 1-P and Collateral Group 2-P), Accrued Certificate Interest thereon, pro rata in proportion to the amount of Accrued Certificate Interest owing to each such class;

(2)

to the Senior Certificates (other than the Interest Only Certificates) related to such Collateral Group, to the extent of the remaining Available Distribution Amount for the related Collateral Group, concurrently as follows:

(a)

to the Group 1 Certificates, in reduction of their respective Class Principal Balances, in the order of priorities to be set forth in the prospectus supplement, from the Available Distribution Amount for Collateral Group 1 in an amount up to the Senior Principal Distribution Amount for Collateral Group 1 for such Distribution Date, until the Class Principal Balance of each such Certificate is reduced to zero;

(b)

to the Group 2 Certificates, in reduction of their respective Class Principal Balances, in the order of priorities to be set forth in the prospectus supplement, from the Available Distribution Amount for Collateral Group 2 in an amount up to the Senior Principal Distribution Amount for Collateral Group 2 for such Distribution Date, until the Class Principal Balance of each such Certificate is reduced to zero;

(c)

to the Group 3 Certificates, in reduction of their respective Class Principal Balances, in the order of priorities to be set forth in the prospectus supplement, from the Available Distribution Amount for Collateral Group 3 in an amount up to the Senior Principal Distribution Amount for Collateral Group 3 for such Distribution Date, until the Class Principal Balance of each such Certificate is reduced to zero;

(d)

to the Group 4 Certificates, in reduction of their respective Class Principal Balances, in the order of priorities to be set forth in the prospectus supplement, from the Available Distribution Amount for Collateral Group 4 in an amount up to the Senior Principal Distribution Amount for Collateral Group 4 for such Distribution Date, until the Class Principal Balance of each such Certificate is reduced to zero;

(e)

to the Group 5 Certificates, in reduction of their respective Class Principal Balances, in the order of priorities to be set forth in the prospectus supplement, from the Available Distribution Amount for Collateral Group 5 in an amount up to the Senior Principal Distribution Amount for Collateral Group 5 for such Distribution Date, until the Class Principal Balance of each such Certificate is reduced to zero;

(f)

to the Group 6 Certificates, in reduction of their respective Class Principal Balances, in the order of priorities to be set forth in the prospectus supplement, from the Available Distribution Amount for Collateral Group 6 in an amount up to the Senior Principal Distribution Amount for Collateral Group 6 for such Distribution Date, until the Class Principal Balance of each such Certificate is reduced to zero;

(g)

to the Group 7 Certificates, in reduction of their respective Class Principal Balances, in the order of priorities to be set forth in the prospectus supplement, from the Available Distribution Amount for Collateral Group 7 in an amount up to the Senior Principal Distribution Amount for Collateral Group 7 for such Distribution Date, until the Class Principal Balance of each such Certificate is reduced to zero;

(h)

to the Class 1-A-P Certificates, from the Available Distribution Amount for Collateral Group 1-P, the related A-P Principal Distribution Amount for such Collateral Group, in reduction of their Class Principal Balance, until the Class Principal Balance thereof is reduced to zero; and

(i)

to the Class 2-A-P Certificates, from the Available Distribution Amount for Collateral Group 2-P, the related A-P Principal Distribution Amount for such Collateral Group, in reduction of their Class Principal Balance, until the Class Principal Balance thereof is reduced to zero; and

(3)

from amounts otherwise payable to the related Subordinate Certificates, to the Class 1-A-P and Class 2-A-P Certificates, the principal portion of Current Realized Losses and the Deferred Principal Amount for the Class 1-A-P and Class 2-A-P Certificates and such Distribution Date; provided, however, that, if necessary, the aggregate of all such amounts distributed on such Distribution Date shall not exceed the related aggregate Subordinate Principal Distribution Amount (without regard to the proviso of such definition) for the related Subordinate Certificates and, provided further, that such amounts will not reduce the Class Principal Balance of the Class 1-A-P or Class 2-A-P Certificates;

(4)

to the extent of the remaining Available Distribution Amount for Collateral Group 1, Collateral Group 2, Collateral Group 3, Collateral Group 4, Collateral Group 5, Collateral Group 6 and Collateral Group 7, but subject to the prior distribution of amounts described under "— Cross-Collateralization" below, to the related classes of Subordinate Certificates, in their order of seniority the sum of (i) Accrued Certificate Interest pro rata on the basis of the amount owing to each such class, and (ii) their pro rata shares, based on their outstanding Certificate Balances, of the Subordinate Principal Distribution Amount for each such Collateral Group, as applicable; provided, however, that on any Distribution Date on which the Subordination Level for any class of Subordinate Certificates is less than its Subordination Level as of the Closing Date, the portion of the Subordinate Principal Prepayment Amount otherwise allocable to the class or classes of related Subordinate Certificates junior to such class will be allocated pro rata to the most senior class of Subordinate Certificates for which the Subordination Level on such Distribution Date is less than the Subordination Level as of the Closing Date and all classes of Subordinate Certificates senior thereto;

(5)

to each related class of Certificates, in the order of their seniority, the amount of any unreimbursed Realized Losses previously allocated to such Certificates; and

(6)

to the Residual Certificates, after all of the other classes of Certificates have been paid in full, the remainder, if any, which is expected to be zero, of the Available Distribution Amount for all Collateral Groups.

On each Distribution Date on or after the Credit Support Depletion Date, to the extent of the Available Distribution Amount allocable to each Collateral Group on such Distribution Date, distributions will be made to the Senior Certificates related to each such Collateral Group, in respect of interest (pro rata according to Accrued Certificate Interest for such Distribution Date) and then with respect to principal (pro rata according to their outstanding principal balances) and the remainder (other than any Fair Market Value Excess remaining after the optional purchase of the related Mortgage Loans), if any, which is expected to be zero, of the Available Distribution Amount for each such Collateral Group will be distributed to the holders of the Class 1-R1 or Class 2-R1 Certificates, as applicable.

Priority of Distributions on the Class 8A-1 and Class 8A-2 Certificates

On each Class 8 Distribution Date Available Funds for that Class 8 Distribution Date will be distributed as follows:

(1)

concurrently, to the Class 8A-1 and Class 8A-2 Certificates, Accrued Certificate Interest thereon, pro rata in proportion to the amount of Accrued Certificate Interest for each such class;

(2)

to the Class 8A-1 Certificates, to the extent of the remaining Available Funds, in reduction of their Class Principal Balance, until the Class Principal Balance thereof is reduced to zero; and

(3)

to the Class 3-R Certificates, any remaining Available Funds.

Subordination and Allocation of Losses

Each group Subordinate Certificates will be subordinate in right of payment and provide credit support to the related Senior Certificates to the extent described in this term sheet supplement. The support provided by each group Subordinate Certificates is intended to enhance the likelihood of regular receipt by the related Senior Certificates of the full amount of the monthly distributions of interest and principal to which they are entitled and to afford the related Senior Certificates protection against certain losses. The protection afforded to the related Senior Certificates by such Subordinate Certificates will be accomplished by the preferential right on each Distribution Date of the related Senior Certificates to receive distributions of interest and principal to which they are entitled before distributions of interest and principal to such Subordinate Certificates and by the allocation of losses to such Subordinate Certificates prior to any allocation of losses on the Mortgage Loans contributing to any Collateral Group to the related Senior Certificates.

In addition, each class of Subordinate Certificates will be subordinate in right of payment to each class of related Subordinate Certificates with a lower numerical class designation. The protection afforded to a class of Subordinate Certificates by the classes of related Subordinate Certificates with higher numerical class designations will be similarly accomplished by the preferential right of those classes with lower numerical class designations to receive distributions of interest and principal before distributions of interest and principal to those classes of related Subordinate Certificates with higher numerical class designations.

As is more fully set forth below, on each Distribution Date, the Applicable Fractions of the principal portion of each Realized Loss on a Mortgage Loan will be allocated to the classes of the related Certificate Group in reduction of Class Principal Balance thereof. For example, the Applicable Fraction for Collateral Group 1-P of the principal portion of a Realized Loss experienced on a Discount Loan will be allocated to the Class 1-A-P Certificates; the Applicable Fractions of the principal portion of a Realized Loss experienced on a Mortgage Loan contributing to any Collateral Group (other than the Applicable Fractions thereof allocable to the Class 1-A-P or Class 2-A-P Certificates) will be allocated to the most subordinate class or classes of related Subordinate Certificates with a Certificate Balance greater than zero until the aggregate Certificate Balance of all related Subordinate Certificates has been reduced to zero at which point all further losses will be allocated to the Senior Certificates related to such Collateral Group as described herein.

To the extent that the Applicable Fraction of the principal portion of a Realized Loss has been allocated in reduction of Class Principal Balance of the Class 1-A-P or Class 2-A-P Certificates and not reimbursed on the related Distribution Date or prior Distribution Dates, such class shall be entitled (from amounts otherwise distributable to the related Subordinate Certificates in respect of principal) to an amount equal to such unreimbursed loss on future Distribution Dates, until such loss has been fully repaid. Such entitlement is referred to in this term sheet supplement as the "Deferred Principal Amount" and is distributable in the manner described under "—Priority of Distributions" above. The distribution of any Deferred Principal Amount to the Class 1-A-P or Class 2-A-P Certificates on any Distribution Date will not result in a further reduction of the Certificate Balance of such Certificates, but instead will result in the reduction of Class Principal Balances of the related Subordinate Certificates, in reverse order of seniority, until each of their Class Principal Balances has been reduced to zero, as is more fully set forth herein.

The allocation of the principal portion of any loss as described above will be achieved by reducing the Class Principal Balance of the related class by the amount of such loss on the applicable Distribution Date. The amount paid on any Distribution Date in respect of Current Realized Losses or Deferred Principal Amounts will be applied to reduce Class Principal Balances of the related Subordinate Certificates in inverse order of seniority.

In the event of a personal bankruptcy of a mortgagor, the bankruptcy court may establish a Deficient Valuation. The amount of the secured debt could be reduced to such Deficient Valuation amount, and the holder of such loan thus would become an unsecured creditor to the extent the outstanding principal balance of such loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a loan can result from a bankruptcy proceeding, including the reduction of the amount of the Monthly Payment on the related loan.

A "Realized Loss" on a Liquidated Mortgage Loan, generally equals the excess of (a) the sum of (i) the outstanding principal balance of the Mortgage Loan, (ii) all accrued and unpaid interest thereon, and (iii) the amount of all Servicing Advances and other expenses incurred with respect to such Mortgage Loan (including expenses of enforcement and foreclosure) over (b) Liquidation Proceeds realized from such Mortgage Loan. Realized Losses may also be realized in connection with unexpected expenses incurred by the Trustee, mortgagor bankruptcies and modifications of defaulted Mortgage Loans.

In the event that a Servicer ultimately recovers an amount in respect of a liquidated Mortgage Loan with respect to which a Realized Loss has occurred (any such amount, net of the reasonable fees of the Servicer associated with such recovery, a "Subsequent Recovery" with respect to such liquidated Mortgage Loan), such Subsequent Recovery will be distributed in accordance with the payment priorities with respect to principal described under "Description of the Certificates—Distributions of Principal on the Certificates" in this term sheet supplement and the certificate principal balance of any class of Subordinate Certificates that has been reduced by a Realized Loss will be increased, in direct order of seniority, by the lesser of (i) the amount of such Subsequent Recovery and (ii) the aggregate unreimbursed Realized Loss applicable to such class.

Because the Subordinate Certificates represent interests in all the Mortgage Loans in the related Loan Groups, the Certificate Balances of such Certificates could be reduced to zero as a result of a disproportionate amount of losses on the loans in any related Collateral Group.  Therefore, the allocation to the Subordinate Certificates of Realized Losses (other than with respect to any Subsequent Recoveries) on the Mortgage Loans in any related Collateral Group will increase the likelihood that future losses will be allocated to the Senior Certificates related to the Collateral Group that did not incur the loss.

If the Certificate Balances of all of the related Subordinate Certificates have been reduced to zero, further Realized Losses (other than with respect to any Subsequent Recoveries) on the Mortgage Loans contributing to any related Collateral Group (other than the portion thereof allocable to the Class 8A-1, Class 8A-2, Class 1-A-P or Class 2-A-P Certificates) will be allocated pro rata to the related Senior Certificates (other than the related Interest Only Certificates), based on their outstanding Certificate Balances in each case until the Class Principal Balance of each such class has been reduced to zero; provided, however, that Realized Losses otherwise allocable to any class of Super Senior Certificates will instead be allocated to the related class or classes of Credit Support Certificates, until the Class Principal Balance thereof has been reduced to zero.

Cross-Collateralization

On each Distribution Date prior to the Credit Support Depletion Date, but after the date on which the total Certificate Balance of the Senior Certificates of a Certificate Group (other than the Class 8A-1, Class 8A-2, Class 1-A-P or Class 2-A-P Certificates) has been reduced to zero, amounts otherwise distributable as principal on each class of related Subordinate Certificates, in reverse order of priority, in respect of such class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount for the Collateral Group relating to such retired Senior Certificates, will be distributed as principal to the related class or classes of Senior Certificates (other than the Interest Only Certificates) remaining outstanding, until the Class Principal Balances thereof have been reduced to zero, provided that on such Distribution Date (a) the related Total Subordinate Percentage for such Distribution Date is less than 200% of such Total Subordinate Percentage as of the Cut-Off Date or (b) the average outstanding principal balance of the Mortgage Loans in any related Loan Group or contributing to any related Subgroup delinquent 60 days or more (including Mortgage Loans in foreclosure or bankruptcy and real property owned by the Trust Fund) during the most recent six months as a percentage of the related Group Subordinate Amount is greater than or equal to 50%.  All distributions described above will be made in accordance with the priorities set forth under "— Priority of Distributions" above.

•

The "Total Subordinate Percentage" at any time will equal (a) with respect to the Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4, Class 1-B5 and Class 1-B6 Certificates, the sum of the Class Principal Balances of such Subordinate Certificates divided by the sum of the outstanding principal balances for all the Mortgage Loans in the related Collateral Groups (other than the Applicable Fractions thereof allocable to the Class 1-A-P Certificates) and (b) with respect to the Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates, the sum of the Class Principal Balances of such Subordinate Certificates divided by the sum of the outstanding principal balances for all the Mortgage Loans in the related Collateral Groups (other than the Applicable Fractions thereof allocable to the Class 2-A-P Certificates).

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The "Group Subordinate Amount" with respect to each Collateral Group and any Distribution Date is the excess of the sum of the Applicable Fractions of the outstanding principal balances for all the Mortgage Loans contributing to such Collateral Group (other than the Applicable Fractions thereof allocable to the Class 1-A-P or Class 2-A-P Certificates, the related "Non-AP Pool Balance") for the immediately preceding Distribution Date for that Collateral Group over the total Certificate Balance of the Senior Certificates of the related Certificate Group (other than the Class 1-A-P or Class 2-A-P Certificates) immediately prior to that Distribution Date.

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The "Subordinate Class Percentage" for each class of Subordinate Certificates for each Distribution Date is equal to the percentage obtained by dividing the Class Principal Balance of such class immediately prior to such Distribution Date by the aggregate Certificate Principal Balance of all related Subordinate Certificates immediately prior to such date.

In addition, if on any Distribution Date the total Certificate Balance of the Senior Certificates of a Certificate Group (other than the Class 1-A-P and Class 2-A-P Certificates and after giving effect to distributions to be made on that Distribution Date) is greater than the Non-AP Pool Balance of the related Collateral Group (any such Group, an "Undercollateralized Group"), all amounts with respect to the related Mortgage Loans otherwise distributable as principal on the related Subordinate Certificates, in reverse order of priority (other than amounts needed to pay any Deferred Principal Amounts or unpaid interest shortfalls) (or, following the Credit Support Depletion Date, such amounts described in the following sentence), will be distributed as principal to the Senior Certificates (other than the Class 1-A-P or Class 2-A-P Certificates and any other related Interest Only Certificates) of the Undercollateralized Group, until the total Certificate Balance of the such Senior Certificates equals the Non-AP Pool Balance of the related Collateral Group (such distribution, an "Undercollateralization Distribution").  In the event that a Certificate Group constitutes an Undercollateralized Group on any Distribution Date following the Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Distribution Amount from the Collateral Groups not related to the Undercollateralized Group remaining after all required amounts have been distributed to the Senior Certificates (other than the Class 1-A-P or Class 2-A-P Certificates and the Class 1-A-X Class 2-A-X Certificates) of such other Certificate Groups. In addition, the amount of any unpaid interest shortfalls with respect to the Undercollateralized Group (including any interest shortfalls for the related Distribution Date) will be distributed to the Senior Certificates (other than the Class 1-A-P and Class 2-A-P Certificates) of the Undercollateralized Group prior to the payment of any Undercollateralization Distributions from amounts otherwise distributable as principal on the related Subordinate Certificates, in reverse order of priority (or, following the Credit Support Depletion Date, as provided in the preceding sentence).  If more than one of the Certificate Groups are Undercollateralized Groups, the distributions described above will be made in proportion to the amount by which the aggregate Certificate Balance of the Senior Certificates (other than the Class 1-A-P and Class 2-A-P Certificates) exceeds the Non-AP Pool Balance of the related Collateral Group.  All distributions described above will be made in accordance with the priorities set forth under "— Priority of Distributions" above.

Advances

For each Mortgage Loan, the applicable Servicer will make advances of principal and interest ("P&I Advances") to the related Collection Account on or before each Servicer Remittance Date to cover any shortfall between (i) Monthly Payments for that Mortgage Loan and (ii) the amounts actually collected on account of those payments. In addition, the applicable Servicer will advance amounts necessary to preserve the Trust’s interest in the Mortgaged Properties or the Mortgage Loans, such as property taxes or insurance premiums that the applicable mortgagor failed to pay. These advances are referred to as "Servicing Advances" (and, together with P&I Advances, "Advances"). However, if a Servicer determines, in good faith, that an otherwise required Advance would not be recoverable from Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or other amounts collected on the particular Mortgage Loan, it will not make an Advance. Advances are reimbursable to the Servicers from cash in the related Collection Account before payments to the certificateholders if a Servicer determines that Advances previously made are not recoverable from Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or other amounts recoverable for the applicable Mortgage Loan. The Master Servicer, acting as successor servicer, will advance its own funds to make P&I Advances if a Servicer is required but fails to do so (unless the P&I Advance is deemed by the Master Servicer to be nonrecoverable) as required under the Trust Agreement; and if the Master Servicer has been terminated or has resigned and no successor master servicer has assumed the duties of Master Servicer under the Trust Agreement, then the Trustee (acting as successor master servicer) will make such P&I Advances (unless the P&I Advance is deemed by the Trusteee to be nonrecoverable) pursuant to the terms of the Trust Agreement.

Upon liquidation of a Mortgage Loan, the related Servicer or Master Servicer, as applicable, will be entitled to reimbursement of Advances. Each Servicer will be entitled to withdraw (or debit) from the related Collection Account out of the Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds recovered on any defaulted Mortgage Loan, prior to the calculation of the percentage of the Available Distribution Amount representing its normal servicing compensation on the applicable Mortgage Loan, unreimbursed Advances made on the Mortgage Loan. If a Servicer has expended its own funds to restore a damaged Mortgaged Property and such funds have not been reimbursed under any insurance policy, it will be entitled to withdraw (or debit) from the related Collection Account out of related Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the certificateholders may suffer a loss up to the amount so expended. The rights of each Servicer and the Master Servicer to receive Servicing Fees and Master Servicing Fees, respectively, or other compensation (to the extent actually collected), or for the reimbursement of Advances from collections on the related Mortgage Loans, as described more fully in the Trust Agreement, are senior to the rights of certificateholders to receive payments of interest and principal on the certificates on each Distribution Date.

Optional Purchase of the Mortgage Loans

On any Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans in Loan Group 1, Loan Group 3 and Loan Group 4 is less than 10% of the aggregate scheduled principal balance of such Mortgage Loans (determined in the aggregate, rather than by Loan Group) as of the Cut-Off Date, the Master Servicer may purchase from the Trust Fund such Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining in the Trust Fund.  Any such optional purchase will cause the retirement of the related classes of Certificates.

On any Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans in Loan Group 2 is less than 10% of the aggregate scheduled principal balance of such Mortgage Loans (determined in the aggregate, rather than by Loan Group) as of the Cut-Off Date, the Master Servicer may purchase from the Trust Fund such Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining in the Trust Fund.  Any such optional purchase will cause the retirement of the related classes of Certificates.

In the case of either event described in the preceding two paragraphs, the purchase price will equal the greater of (x) the sum of (a) 100% of the aggregate outstanding principal balance of the applicable Mortgage Loans (other than Liquidated Mortgage Loans), plus accrued interest at the applicable mortgage interest rates and the amount of outstanding Servicing Advances on such Mortgage Loans through the Due Date preceding the date of purchase, less bankruptcy losses that would otherwise have been allocated to the related certificates, and (b) the lesser of (1) the scheduled principal balance of the applicable Mortgage Loans related to all other applicable property in the Trust Fund, plus accrued interest at the applicable mortgage rates and (2) the fair market value of all other applicable property in the Trust Fund, and (y) the aggregate fair market value of all the assets in the Trust Fund related to such Mortgage Loans, as determined in accordance with the Trust Agreement.  The proceeds of the sale of such assets of the Trust Fund (other than, with respect to any Mortgage Loan and the related property, an amount equal to the excess, if any, of the amount in clause (y), over the sum of the amount in clause (x), in each case as set forth in the immediately preceding sentence (such excess, the “Fair Market Value Excess”)) will be distributed to the holders of the related classes of Certificates, in accordance with the order of priorities set forth under “Description of the Certificates–Distributions” in this term sheet supplement and in the prospectus supplement.  Any Fair Market Value Excess received in connection with the purchase of either set of such Loan Groups will be distributed to the holders of the Class 1-R-2 or Class 2-R-2 Certificates, as applicable.

Except to the extent provided above with respect to allocating any Fair Market Value Excess to the holders of the Class 1-R-2 or Class 2-R-2 Certificates, the proceeds of such a purchase will be treated as a prepayment of the related Mortgage Loans for purposes of distributions to certificateholders.  Accordingly, the exercise of the right to purchase assets of the applicable Mortgage Loans as set forth above will effect early retirement of the related certificates and the applicable certificateholders will receive distributions on the Distribution Date following the month in which such assets are purchased.  See “Administration—Termination; Optional Termination” in the prospectus.

Rated Final Distribution Date

The rated final Distribution Date for distributions on each class of Offered Certificates (other than the Class 8A-1 and Class 8A-2 Certificates) will be the Distribution Date in the month immediately following the month in which the maturity date of the latest maturing Mortgage Loan related to such Certificates occurs.  With respect to the Class 8A-1 and Class 8A-2 Certificates, the rated final Class 8 Distribution Date is the Class 8 Distribution Date immediately following the rated final distribution date of the Underlying MBS.

Collection Accounts, Master Servicer Account and Certificate Account

Pursuant to the Servicing Agreements, each Servicer is required to establish and maintain one or more accounts designated as collection or custodial accounts (each, a "Collection Account") into which it must deposit, within the time period specified in the applicable Servicing Agreement, payments of principal and interest on the Mortgage Loans, including principal prepayments, Insurance Proceeds, Liquidation Proceeds, Condemnation Proceeds and the proceeds of any purchase of the Mortgage Loans due to breaches of representations or warranties, net of the Servicing Fee, late payment fees, assumption fees and incentive servicing fees, which such Servicer is entitled to retain. Collections that relate to Monthly Payments due on or before the Cut-Off Date, however, regardless of when received, belong to the related Loan Seller and will not be deposited to the related Collection Account. The Collection Accounts are held in trust for the benefit of the Trust Fund. A Servicer may generally withdraw amounts from the Collection Accounts only for purposes of: (i) remitting the monthly remittance to the Master Servicer, which will remit such amount to the Securities Administrator for deposit into the Certificate Account to enable the Securities Administrator to make monthly distributions to certificateholders, (ii) to reimburse such Servicer, the Master Servicer and the Securities Administrator for Advances and any unreimbursed Servicing Fees, from late payments, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and other collections from the related Mortgage Loan, (iii) to pay such Servicer income on funds invested as servicing compensation, (iv) to pay a Loan Seller amounts received on related Mortgage Loans repurchased by it pursuant to the related Sale Agreement, (v) to reimburse such Servicer for certain indemnification expenses, to the extent not caused by such Servicer's failure, as Servicer, to service the Mortgage Loans in strict compliance with the Servicing Agreement, subject to the maximum amount set forth in the Trust Agreement, (vi) to withdraw amounts deposited in the Collection Accounts in error, (vii) to pay the Securities Administrator and the Trustee any amounts payable pursuant to the Trust Agreement, subject to the maximum amount set forth therein, and (viii) to clear and terminate (at final maturity) the account.

On each Servicer Remittance Date, the Servicers are required to remit to the Master Servicer the Available Distribution Amount with respect to the Distribution Date occurring during the month of such Servicer Remittance Date. The Master Servicer is required to deposit such amount into a trust account established by the Master Servicer under the Trust Agreement for the benefit of the certificateholders (the "Master Servicer Account"), and two Business Days prior to the Distribution Date (the "Master Servicer Remittance Date"), the Master Servicer is required to remit the Available Distribution Amount to the Securities Administrator.  Upon receipt, the Securities Administrator is required to deposit funds received from the Master Servicer into a trust account established by the Securities Administrator for the benefit of the certificateholders (the "Certificate Account") from which it will make distributions to the certificateholders on each Distribution Date.

The Certificate Account and the Master Servicer Account must be Eligible Accounts. An "Eligible Account" for purposes of establishment of the Certificate Account and the Master Servicer Account is a trust account: (i) maintained by a depository institution, the long-term unsecured debt obligations of which are rated by each Rating Agency in one of its two highest rating categories at the time of any deposit therein, or (ii) maintained with the Securities Administrator or the Master Servicer, or (iii) an account otherwise acceptable to each Rating Agency. If the definition of Eligible Account is not met, the Certificate Account shall be maintained at the Securities Administrator or any of its affiliates.

THE MASTER SERVICER

General

Wells Fargo will act as the Master Servicer for the Mortgage Loans pursuant to the terms of the Trust Agreement.

Wells Fargo is a national banking association with master servicing offices located at 9062 Old Annapolis Road, Columbia, Maryland, 21045.  The Master Servicer is engaged in the business of master servicing single-family residential mortgage loans secured by properties located in all 50 states and the District of Columbia.

The Servicers will directly service the Mortgage Loans under the supervision and oversight of the Master Servicer.  The Master Servicer, however, will not be ultimately responsible for the servicing of the Mortgage Loans except to the extent described herein and as provided in the Trust Agreement. In no event, however, will the Master Servicer be responsible for supervising, monitoring or overseeing the administration and servicing by any Servicer of any defaulted Mortgage Loans and any related REO properties.

Compensation of the Master Servicer

As compensation for its services as Master Servicer, Wells Fargo will be entitled to receive a portion of the interest or investment income earned by it on amounts deposited in, or credited to, the Master Servicer Account (the “Master Servicing Fee”).  The remainder of any interest or investment income earned on such amounts deposited in, or credited to, the Master Servicer Account will not be available for distribution to certificateholders.  In the event the Master Servicer assumes the duties of a Servicer under any Sale and Servicing Agreement, it shall be entitled to receive, as compensation, the servicing fees and other compensation that would have been payable to the Servicer under the related Sale and Servicing Agreement.

Under the terms of the Trust Agreement, the Master Servicer will either retain or withdraw from the Master Servicer Account, (i) the Master Servicing Fee with respect to each Distribution Date, (ii) amounts necessary to reimburse itself for any previously unreimbursed P&I Advances, and any P&I Advances the Master Servicer deems to be non-recoverable from the related Mortgage Loan proceeds, (iii) reimbursement of any amounts with respect to which it is entitled to be indemnified in accordance with the terms of the Trust Agreement, subject to the limit on such amounts described under “—Indemnification and Third Party Claims,” and (iv) any other amounts it is entitled to receive under the terms of the Trust Agreement.  The Master Servicer shall be required to pay all ordinary expenses incurred by it in connection with its activities as Master Servicer without reimbursement.

The Master Servicer shall pay the costs associated with monitoring the Servicers (including the costs of terminating any Servicer, appointing a successor servicer or the costs of transferring servicing to the Master Servicer) and may be reimbursed therefor by the successor servicer and/or the terminated servicer.  To the extent such servicing transfer costs are not paid by the terminated Servicer or the successor servicer, the Master Servicer shall be reimbursed by the Trust for out-of-pocket costs associated with the transfer of servicing of any of the Mortgage Loans from a Servicer to the Master Servicer or to any other successor servicer.

Indemnification and Third Party Claims

The Master Servicer shall indemnify the Depositor, the Securities Administrator and the Trustee and hold each of them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion resulting from, a material breach of the Master Servicer’s representations and warranties set forth in the Trust Agreement.  It is understood and agreed that the enforcement of the obligation of the Master Servicer to indemnify the Depositor, the Securities Administrator and the Trustee constitutes the sole remedy of the Depositor, the Securities Administrator and the Trustee in the event of a breach of the Master Servicer’s representations and warranties.  Such indemnification shall survive termination of the Master Servicer as Master Servicer under the Trust Agreement and the termination of the Trust Agreement.  Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made by the Master Servicer in the Trust Agreement shall accrue upon discovery of such breach by any of the Depositor, the Master Servicer, the Securities Administrator or the Trustee or notice thereof by any one of such parties to the other parties.

The Master Servicer will indemnify the Depositor, the Securities Administrator and the Trustee, and hold each of them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor or the Trustee may sustain as a result of the Master Servicer’s willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard for its obligations and duties under the Trust Agreement.  The Depositor, the Securities Administrator and the Trustee shall promptly notify the Master Servicer if a claim is made by a third party under the Trust Agreement or any of the Mortgage Loans which entitles the Depositor or the Trustee to indemnification by the Master Servicer under the Trust Agreement.  The Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

The Trust will indemnify the Master Servicer and hold it harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Master Servicer may incur or sustain in connection with, arising out of or related to the Trust Agreement, the Sale and Servicing Agreements, any agreement assigning any of the Sale and Servicing Agreements to the Trust, the custody agreements or the certificates, except to the extent that any such loss, liability or expense is related to (i) a material breach of the Master Servicer’s representations and warranties in the Trust Agreement or (ii) the Master Servicer’s willful misfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under any such agreement.  The Master Servicer shall be entitled to reimburse itself for any such indemnified amount from funds on deposit in the Master Servicer Account.  Amounts available to pay indemnified cost and expenses may also be applied to reimburse the Master Servicer for servicing transfer costs to the extent such costs are not reimbursed out of amounts allocated therefor or from other sources described in “—Compensation of the Master Servicer” above.

Limitation of Liability of the Master Servicer

Neither the Master Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Trustee or the certificateholders for any action taken, or for refraining from the taking of any action in good faith, or for errors in judgment; provided, however, that the Master Servicer shall remain liable for its willful misfeasance, bad faith or negligence or reckless disregard in the performance of its duties under the Trust Agreement.  The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with the Trust Agreement and that in the opinion of the Master Servicer may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder.  In the event of any litigation regarding the Master Servicer’s duties, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust.

The Master Servicer shall not be liable for any acts or omissions of any Servicer except to the extent that damages or expenses are incurred as a result of such acts or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the obligations of the Servicers.

Assignment or Delegation of Duties by the Master Servicer; Resignation

The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under the Trust Agreement to any other entity, or delegate to or subcontract with, or authorize or appoint any other entity to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee and the Depositor; provided, however, that the Master Servicer shall have the right with the prior written consent of the Trustee, the Securities Administrator and the Depositor (which consents shall not be unreasonably withheld), and upon delivery to the Trustee and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrade of the ratings assigned to any of the certificates, to delegate or assign to or subcontract with or authorize or appoint any qualified entity to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer.  If the duties of the Master Servicer are transferred to a successor master servicer, the fees and other compensation payable to the Master Servicer under the Trust Agreement shall thereafter be payable to such successor master servicer, but in no event shall exceed the compensation payable to the predecessor Master Servicer.

Any entity into which the Master Servicer may be merged or consolidated, or any entity resulting from any merger, conversion, other change in form to which the Master Servicer shall be a party, or any entity which succeeds to the business of the Master Servicer, shall be the successor to the Master Servicer, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that the successor to the Master Servicer shall be an entity (or an affiliate) that is qualified and approved to service mortgage loans by Fannie Mae and Freddie Mac (provided that if such entity is an affiliate it shall agree to service the mortgage loans in accordance with all applicable Fannie Mae and Freddie Mac guidelines) and shall have a net worth of not less than $25,000,000.

The Master Servicer shall not resign unless the Master Servicer’s duties under the Trust Agreement are no longer permissible under applicable law or are in material conflict under applicable law with other activities carried on by it and such conflict cannot be cured.  Any resignation of the Master Servicer shall be evidenced by an Opinion of Counsel prepared by counsel to the Master Servicer and delivered to the Securities Administrator, the Trustee and the Depositor.  No such resignation shall become effective until the Securities Administrator shall have assumed, or a successor master servicer appointed by the Securities Administrator shall have assumed, the Master Servicer’s responsibilities and obligations under the Trust Agreement.

Master Servicer Events of Default; Waiver; Termination

Under the terms of the Trust Agreement, each of the following shall constitute a “Master Servicer Event of Default” by the Master Servicer:  (a) any failure by the Master Servicer to remit to the Securities Administrator any amounts received by it from any Servicer or to make any P&I Advance required to be made by the Master Servicer under the terms of the Trust Agreement, which failure continues unremedied for a period of two (2) business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Securities Administrator; (b) failure by the Master Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in the Trust Agreement, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Securities Administrator; (c) failure by the Master Servicer to maintain its license to do business in any jurisdiction where the Mortgaged Properties are located, if such license is required; (d) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days; (e) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or relating to all or substantially all of its property; (f) the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations for three (3) business days; (g) an affiliate of the Master Servicer that performs any duties of the Master Servicer as successor servicer under the Trust Agreement or any servicing duties assumed by the Master Servicer under any Sale and Servicing Agreement ceases to meet the qualifications of a servicer approved by Fannie Mae or Freddie Mac; (h) except as otherwise set forth in the Trust Agreement, the Master Servicer attempts to assign its responsibilities under the Trust Agreement or to delegate its duties thereunder (or any portion thereof), without the consent of the Trustee and the Depositor; (i) the occurrence of certain delivery events or (j) the indictment of the Master Servicer for the taking of any action by the Master Servicer, any employee thereof, any affiliate, or any director or employee thereof, that constitutes fraud or criminal activity in the performance of its obligations under the Trust Agreement, in each case, where such action materially and adversely affects the ability of the Master Servicer to perform its obligations under the Trust Agreement (subject to the condition that such indictment is not dismissed within ninety (90) days).

By written notice, the Trustee may waive any default by the Master Servicer in the performance of its obligations under the Trust Agreement and its consequences.  Upon any waiver of a past default, such default shall cease to exist, and any Master Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose under the Trust Agreement.

So long as a Master Servicer Event of Default remains uncured, the Trustee may by notice in writing to the Master Servicer, terminate the Master Servicer for cause.  Upon any termination of the Master Servicer, it shall prepare, execute and deliver to any successor entity designated by the Securities Administrator or the Trustee, any and all documents and other instruments related to the performance of its duties under the Trust Agreement and, any mortgage files related to any pool of Mortgage Loans with respect to which it acts as a successor servicer in each case, at the Master Servicer’s expense.  The Master Servicer shall cooperate with the Securities Administrator and the Trustee and such successor master servicer to effectively transfer its duties under the Trust Agreement.

Reports by the Master Servicer

On or before the second Business Day preceding each Distribution Date, the Master Servicer shall, in accordance with the terms of the Trust Agreement, prepare and distribute to the Securities Administrator certain reports related to the certificates and the Mortgage Loans.

Assumption of Master Servicing by Trustee

In the event the Master Servicer is terminated, the Trustee (or its designee) shall assume all of the rights and obligations of the Master Servicer under the Trust Agreement and under each Sale and Servicing Agreement under which the Master Servicer is acting as Servicer, or the Trustee shall appoint a Freddie Mac or Fannie Mae approved servicer which is acceptable to the Depositor and the Rating Agencies.  The Trustee, its designee or any successor Master Servicer appointed by the Trustee, shall be deemed to have assumed all of the Master Servicer’s rights, duties and obligations under the Trust Agreement and any Sale and Servicing Agreement pursuant to which the Master Servicer has assumed the duties of the Servicer, to the same extent as if such agreements had been assigned to the Trustee, its designee or any successor master servicer, except that the Master Servicer shall not thereby be relieved of any liability or obligation under the Trust Agreement or any Sale and Servicing Agreement accruing prior to its replacement as Master Servicer, and agrees to indemnify and hold harmless the Trustee (and any successor Master Servicer appointed by the Trustee) from and against all costs, damages, expenses and liabilities (including reasonable attorneys’ fees) incurred by the Trustee (or such successor) as a result of such liability or obligations of the Master Servicer and in connection with the transfer of master servicing and the Trustee’s assumption (but not its performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer’s obligations, duties or responsibilities thereunder.  To the extent any such costs and expenses are not paid by the Master Servicer, the Trustee may be reimbursed by the Trust for such costs and expenses.

There may be a transition period of not more than 90 days during which the actual transfer of master servicing is effected; provided, however, that neither the terminated Master Servicer nor the Trustee, as applicable, will be relieved of any of its responsibilities under the Trust Agreement during such transition period.

If the Master Servicer has resigned or been terminated, upon request of the Trustee (but at the expense of such Master Servicer), the Master Servicer shall deliver to any successor all documents and records relating to each Sale and Servicing Agreement and the related Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Sale and Servicing Agreement to any successor party.

THE SERVICERS

The Mortgage Loans will initially be serviced by Countrywide Servicing and various other mortgage loan servicers.  The percentage of Mortgage Loans serviced by each Servicer for each Collateral Group (by aggregate scheduled principal balance of the Mortgage Loans in that Collateral Group) and for all of the Mortgage Loans in the aggregate (by aggregate scheduled principal balance for all of the Mortgage Loans), as of the Cut-Off Date, may be found in Appendix A.

It is possible that certain of the Mortgage Loans will be transferred for servicing to one or more other servicers in the future in accordance with the provisions of the Trust Agreement and the related servicing agreement, either because, with respect to the Mortgage Loans acquired through the Conduit Program, the party that owns the related servicing rights (which is currently GSMC) elects to effect such a transfer or, with respect to all of the Mortgage Loans, as a result of the occurrence of unremedied Events of Default (as defined herein).  Such servicer or servicers to whom such servicing may be transferred will be acceptable to the Rating Agencies, will have a net worth of at least $25,000,000 and will be a Fannie Mae/Freddie Mac-approved servicer in good standing.

Information relating to the servicing activities of Countrywide Servicing is summarized below.  The information set forth in this section has been provided by Countrywide Servicing and has not been independently audited by the Depositor.  None of the Depositor, the Underwriter, the Trustee, the Master Servicer, the Securities Administrator or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of the information provided by Countrywide Servicing.

Countrywide Home Loans Servicing LP

The executive offices of Countrywide Servicing are located at 7105 Corporate Drive, Plano, TX 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide Home Loans is a direct wholly owned subsidiary of Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.), a Delaware corporation ("Countrywide Financial"). Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans.  In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively.  In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations to the bulk of its non-agency loan servicing portfolio, including with respect to those mortgage loans formerly serviced by Countrywide Home Loans.  While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans product will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans.  Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans.  In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing.  Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required.  Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

References in this section of this term sheet supplement to Countrywide Home Loans should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing.

Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires.  In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders.  Countrywide Home Loans has in the past and may in the future sell to other mortgage bankers a portion of its portfolio of loan servicing rights.  As of September 30, 2005, Countrywide Home Loans provided servicing for approximately $1,047.623 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons.

Foreclosure, Delinquency and Loss Experience.  Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans’ loss and delinquency experience on its portfolio of serviced mortgage loans.  There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate.  A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans.  If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of mortgage loans originated or acquired by Countrywide Home Loans, serviced or master serviced by Countrywide Home Loans and securitized by certain affiliates of Countrywide Home Loans in transactions that were registered with the Securities and Exchange Commission.  The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning in the servicing portfolio.  The information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans.  The columns in the following table may not total due to rounding.

	At February 28, 2001	At December 31,				At September 30, 2005
		2001	2002	2003	2004
	(Dollar Amounts in Thousands, Except Losses on Liquidated Mortgage Loans)

Volume of Loans(1)	$21,250,550	$25,658,250	$33,455,108	$47,663,628	$76,170,541	$129,221,061
Delinquent Mortgage Loans and Pending Foreclosures at Period End:
30 – 59 days	1.61%	1.89%	2.11%	1.80%	1.51%	1.54%
60 – 89 days	0.28%	0.39%	0.53%	0.43%	0.28%	0.26%
90 days or more (excluding pending foreclosures)	0.14%	0.23%	0.35%	0.31%	0.26%	0.21%
Total of delinquencies	2.03%	2.50%	2.99%	2.53%	2.05%	2.01%
Foreclosure pending	0.27%	0.31%	0.31%	0.31%	0.20%	0.17%
Total delinquencies and Foreclosures pending	2.30%	2.82%	3.31%	2.84%	2.25%	2.18%
Losses on liquidated loans(2)	$(2,988,604)	$(5,677,141)	$(10,788,657)	$(16,159,208)	$(24,758,566)	$(5,165,253)

(1)

“Volume of loans” reflects both performing and delinquent mortgage loans in the servicing portfolio on the dates indicated.

(2)

“Losses on liquidated loans” reflect the losses accumulated during (i) the year ended on February 28, 2001, (ii) the 10-month period ending on December 31, 2001, (iii) the years ended on December 31, 2002, December 31, 2003, and December 31, 2004 and (iv) the 9-month period ended on September 30, 2005, respectively.

Servicing Compensation and the Payment of Expenses

A servicing fee (the "Servicing Fee") for each Mortgage Loan will be payable to each Servicer at a per annum rate (the "Servicing Fee Rate") equal to 0.20% (except in the case of 489 Mortgage Loans, 0.25%) of the scheduled principal balance of each Mortgage Loan it services.  The right of each Servicer to receive Servicing Fees or other compensation (to the extent actually collected), or for the reimbursement of Advances, is senior to the rights of certificateholders. Each Servicer is entitled to retain as additional servicing compensation certain ancillary fees, such as assumption fees and late fees, to the extent that such fees are collected from mortgagors and exceed any other amounts due and payable on the related Mortgage Loan, and any interest or other income earned on funds held in the related collection account.

Collection and Other Servicing Procedures

The servicing agreements entered into with the respective Servicers (the "Servicing Agreements") generally require that the related Servicer proceed diligently to collect all payments called for under the mortgage loans serviced by it, consistent with such Servicing Agreement, and with respect to each Mortgage Loan in substance to follow servicing practices it customarily employs and exercises in servicing and administrating mortgage loans for its own account and which are generally consistent with Fannie Mae standards and accepted servicing practices of prudent mortgage lending institutions that service mortgage loans of the same type as the mortgage loans serviced by it.

Each Servicer will be required to deposit in a collection account, generally no later than the second Business Day following receipt, amounts collected on the Mortgage Loans and other amounts that will be listed in the prospectus under "Credit Enhancement — Reserve and Other Accounts." Each Servicing Agreement requires that such funds be held in a time deposit or demand account with a depositary institution the long-term unsecured debt ratings of which are rated in the two highest ratings categories of S&P or Moody’s.

Pursuant to each Servicing Agreement, the related Servicer will establish and maintain accounts (each, an "Escrow Account") into which certain mortgagors will be required to deposit amounts sufficient to pay taxes, assessments, standard hazard insurance premiums, and other comparable items. Withdrawals from an Escrow Account maintained for mortgagors may be made to effect timely payment of taxes, assessments, or comparable items, to reimburse the Servicer for any Advances made with respect to a Mortgage Loan (but only from amounts received on the Mortgage Loan which represent late collections of escrowed amounts thereunder), to refund to mortgagors amounts determined to be overages, to pay interest on balances in the Escrow Account to the Servicer, or if required by law, to the related mortgagors, to repair or otherwise protect the Mortgaged Property and to clear and terminate such account. Each Servicer will be responsible for the administration of the Escrow Accounts maintained by it and will generally be obligated to make advances to such accounts when a deficiency exists therein.

Maintenance of Insurance Policies; Claims Thereunder and Other Realization upon Defaulted Mortgage Loans

Each Servicer will cause to be maintained for each Mortgage Loan serviced by it hazard insurance such that all buildings upon the Mortgaged Property are insured, generally by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and hazards, with extended coverage customary in the area where the Mortgaged Property is located. The insurance amount must be at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the mortgagor or the loss payee from becoming a co-insurer. Generally, if a hazard insurance policy shall be in danger of being terminated, or if the insurer shall cease to be acceptable, the Servicer shall notify the related mortgagor, and the Trustee, and shall use its best efforts, as permitted by applicable law, to cause the mortgagor to obtain from another qualified insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy. In no event, however, shall a Mortgage Loan be without a hazard insurance policy at any time.

If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with an insurance carrier acceptable to Fannie Mae or Freddie Mac equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the Mortgage Loan if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.

If a mortgage is secured by a unit in a condominium project, the Servicer shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current federal requirements, and secure from the owner's association its agreement to notify such Servicer promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material affect on the value of the Mortgaged Property as security.

Each Servicer is required to maintain hazard and flood insurance on REO property (i.e., real property acquired following foreclosure as to which a realized loss has not yet been taken) related to Mortgage Loans serviced by it similar to the insurance required above, as well as liability insurance. A Servicer may satisfy its obligation to cause the foregoing insurance to be maintained by obtaining a blanket policy on all of the Mortgage Loans, which policy satisfied the requirements set forth above.

All policies are required to name the related Servicer as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days' prior written notice of any cancellation, reduction in amount or material change in coverage.

Evidence as to Servicing Compliance

Each Servicer will cause a firm of independent public accountants to prepare an annual statement substantially to the effect that the accountants reviewed certain documents and records relating to the servicing of the Mortgage Loans serviced by it, and that on the basis of such examination conducted in compliance with the Uniform Single- Attestation Program (the "USAP") for mortgage banks developed by the Mortgage Bankers Association, nothing has come to the attention of such accountants that would indicate that such servicing has not been conducted in compliance with the USAP, except for (i) such exceptions as such firm shall believe to be immaterial and (ii) such other exceptions as shall be set forth in such statement. Each Servicer shall deliver the accountant's statement, to the Trustee and/or the Master Servicer. In addition, each Servicer will be required to deliver to the Trustee and/or the Master Servicer an officer's certificate to the effect that it has fulfilled its obligations under the related Servicing Agreement during the preceding fiscal year or identifying any ways in which it has failed to fulfill its obligations during the fiscal year.

A fidelity bond and an errors and omissions policy are required to be maintained by each Servicer under the related Servicing Agreement.

The Trustee, the Securities Administrator and the Custodian

U.S. Bank National Association will be the Trustee under the Trust Agreement and custodian of the Mortgage Loans (the "Custodian") pursuant to certain custodial agreements and Wells Fargo Bank, N.A. will serve as Securities Administrator.  JPMorgan Chase Bank, National Association will execute and deliver to the Trustee a custodial receipt representing that it possesses the respective mortgage loan files to which it agreed to act as custodian pursuant to the separate custodial agreement or custodial agreements, as the case may be.  The Securities Administrator will perform certain obligations specified in the Trust Agreement with respect to making distributions on the offered certificates, including, but not limited to, registering and transferring the offered certificates and performing tax administration. In addition, the Trustee will be obligated to act as successor servicer in the event of the resignation or removal of any Servicer and a default by the Master Servicer of its obligation to appoint a successor servicer to assume the servicing duties of such removed or resigned Servicer. The Securities Administrator will act as certificate registrar of the certificates. The Depositor and the Servicers may maintain other banking relationships in the ordinary course of business with the Trustee and the Securities Administrator.  Certificates may be surrendered and a copy of the Trust Agreement may be inspected at the corporate trust office of the Securities Administrator located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.  The Securities Administrator’s address for all other purposes is 9062 Old Annapolis Road, Columbia, Maryland 21045, or such other addresses as the Securities Administrator may designate from time to time by notice to the certificateholders, the Depositor, the Master Servicer and each Servicer. The Trust Agreement provides that Wells Fargo Bank, N.A., as Securities Administrator and U.S. Bank National Association, as Trustee under the Trust Agreement and their officers, employees or agents will be indemnified from the assets of the Trust Fund and will be held harmless against any loss, liability or expense incurred by the Securities Administrator or the Trustee, as applicable, arising out of its respective obligations under the Trust Agreement, other than incurred by reason of willful misfeasance or negligence in the performance of its respective duties under the Trust Agreement.  The Custodian is similarly indemnified pursuant to the custodial agreements.

The Securities Administrator will be entitled to retain as compensation for its services, any interest or other income earned on funds on deposit in the Certificate Account pending distribution to certificateholders.

The Trustee is eligible to serve as such under the Trust Agreement only if it is a corporation or banking association organized and doing business under the laws of the United States or any state thereof, is authorized under such laws to exercise corporate trust powers, is subject to supervision or examination by federal or state authority, and has a combined capital and surplus of at least $50,000,000.

The Trustee may, upon written notice to each Servicer, the Master Servicer, the Securities Administrator, the Depositor and all certificateholders, resign at any time, in which event the Depositor will be obligated to appoint a successor. If no successor has been appointed and has accepted appointment within 60 days after giving such notice of resignation, the resigning party may petition any court of competent jurisdiction for appointment of a successor. Any such successor must be approved by the Rating Agencies. The Trustee may also be removed at any time (i) by the Depositor or (ii) by holders of certificates evidencing at least 51% of the voting rights. Any removal or resignation of the Trustee and appointment of a successor as described above will not become effective until acceptance of appointment by the successor.

Reports to Certificateholders

With each distribution to holders of any class of certificates, the Trustee or the Securities Administrator, on behalf of the Trustee will make available to such holders, to the Depositor and to such other parties as specified in the Trust Agreement, a statement, based on information provided by the Servicers, setting forth, among other things, the Class Principal Balance of each class and certain other information about the certificates, the distribution being made and the Mortgage Loans.

The Securities Administrator may make available each month, to any interested party, the monthly statement to Certificateholders via the Securities Administrator 's internet website.  The Securities Administrator 's website will be located at www.ctslink.com, and assistance in using the website can be obtained by calling the Securities Administrator 's customer service desk at (301) 815-6600.  Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Securities Administrator at the following address: Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries at 9062 Old Annapolis Road, Columbia, Maryland 21045).  The Securities Administrator shall have the right to change the way such statement is distributed in order to make such a distribution more convenient and/or more accessible and the Securities Administrator shall provide timely and adequate notification to the Certificateholders and the parties to the Trust Agreement regarding any such changes.

Servicer Events of Default

Events of default ("Events of Default") under each Servicing Agreement will generally consist of:

(1)

any failure by the Servicer to make any remittances or deposits required under such Servicing Agreement, which failure continues unremedied for the period specified in such Servicing Agreement, after the date the Master Servicer or the Trustee has given written notice of such failure to the Servicer;

(2)

any failure by the Servicer to observe or perform in any material respect any covenant or agreement by the Servicer in the Servicing Agreement or in the related custodial agreement, if applicable, which failure continues unremedied for a period of 60 days, or in some cases 30 days after written notice of the failure, requiring the same to be remedied by the Servicer has been given (or, in some cases, caused to be given) by the Master Servicer, the Trustee or the applicable custodian, in some cases, or received by the Servicer, in other cases;

(3)

failure by the Servicer to maintain its license to do business or service residential mortgage loans in any jurisdiction where a Mortgaged Property related to a mortgage loan serviced by it is located;

(4)

certain events relating to insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings to the extent not discharged or stayed within 60 days or in some cases 30 days and certain actions by or on behalf of the Servicer indicating its insolvency;

(5)

the Servicer admitting in writing its inability to pay its obligations as they become due;

(6)

the Servicer ceases to qualify as a Fannie Mae or Freddie Mac approved servicer;

(7)

the Servicer without consent of the mortgage owner attempts to assign the Servicing Agreement or its servicing responsibilities or to delegate its duties thereunder or any portion thereof; and

(8)

any breach of the representations and warranties regarding the servicer which materially and adversely affect the value of the related mortgage loans or interest of the owner.

Certain of the Events of Default described above may not apply to all of the Mortgage Loans.

Rights upon Events of Default

So long as an Event of Default under a Servicing Agreement as described in the preceding paragraph remains unremedied after the lapse of any applicable grace period, the Master Servicer may, and at the direction of holders of certificates evidencing not less than 66% of the voting rights of the certificates shall, by notice in writing to the related Servicer, terminate all of the rights and obligations of such Servicer, in its capacity as Servicer, under the Servicing Agreement. Upon receipt by a Servicer of notice of termination, the Master Servicer will appoint a successor servicer acceptable to the Master Servicer and the Securities Administrator and such successor servicer shall succeed to all the responsibilities, duties and liabilities of such Servicer under the Servicing Agreement (other than any obligation to repurchase any Mortgage Loan) and will be entitled to similar compensation arrangements.  There may be a transition period of not more than 90 days during which the actual transfer of servicing is effected; provided, however, that neither the Master Servicer nor the applicable terminated Servicer will be relieved of any of its responsibilities under the applicable Servicing Agreement or the Trust Agreement during such transition period.  In the event the Master Servicer is unable to timely appoint a successor servicer, or if the holders of certificates evidencing not less than 51% of the voting rights request in writing, the Trustee shall appoint or petition a court of competent jurisdiction for the appointment of a mortgage loan servicing institution, with a net worth of at least $25,000,000 to act as successor to the Servicer under such Servicing Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Master Servicer and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the terminated Servicer under such Servicing Agreement. In addition, holders of certificates evidencing at least 66% of the voting rights of certificates affected by an Event of Default may waive such Event of Default; provided, however, that (a) an Event of Default with respect to the Servicer's obligation to make Servicing Advances or P&I Advances may be waived only by all of the holders of certificates affected by such Event of Default, and (b) no such waiver is permitted that would have a material adverse affect on any non-consenting holder of certificate(s).

Certain Matters Regarding the Servicers

Generally, a Servicer may not assign its Servicing Agreement or the servicing thereunder, or delegate its rights or duties thereunder or any portion thereof, nor sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Securities Administrator, the Trustee and the Master Servicer, which consent will not be unreasonably withheld. The respective obligations and responsibilities of a Servicer under the related Servicing Agreement may be terminated by mutual consent of that Servicer and the Master Servicer in writing.

Generally, a Servicer may not resign from its obligations and duties imposed on it by its Servicing Agreement except (i) by mutual consent of such Servicer, the Securities Administrator, the Trustee and the Master Servicer or (ii) in certain cases, upon the determination that its duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by such Servicer. Generally, any such determination permitting the resignation of a Servicer shall be evidenced by an opinion of counsel to such effect delivered to the Securities Administrator, the Trustee and the Master Servicer which opinion of counsel shall be in form and substance acceptable to the Securities Administrator, the Trustee and the Master Servicer. No resignation of a Servicer shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations in the manner provided in the related Servicing Agreement.

Generally, the Servicing Agreements provide that any company into which a Servicer is merged or consolidated will succeed automatically to the duties of such Servicer, provided that such entity is a Fannie Mae/Freddie Mac approved servicer and provided, further, that such entity has the minimum net worth specified in the related Servicing Agreement, such entity is an institution whose deposits are insured by FDIC or a company whose business includes the origination and servicing of mortgage loans.

Without in any way limiting the generality of the foregoing, and except in the case of certain mergers, if a Servicer either assigns the Servicing Agreement or the servicing responsibilities thereunder or delegates its duties thereunder or any portion thereof or sells or otherwise disposes of all or substantially all of its property or assets, without the prior written consent of the Master Servicer, then the Master Servicer will generally have the right to terminate the related Servicing Agreement upon notice, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party.

The Master Servicer may, and upon the direction of holders of certificates evidencing no less than 66% of the voting rights of the certificates shall, terminate a Servicer without cause, subject to payment as liquidated damages of any termination fee set forth in the related Servicing Agreement. Notwithstanding the foregoing, the Master Servicer may not terminate a Servicer without cause unless a successor servicer is appointed concurrently with such termination, and such successor servicer (or a third party on its behalf) pays such Servicer any amounts specified in the related Servicing Agreement. Any successor servicer appointed to service the related Mortgage Loans following such a termination shall be an established mortgage loan servicing institution, must be reasonably acceptable to the Master Servicer, must be acceptable to each Rating Agency for purposes of maintaining its then-current ratings of the certificates, and must comply with any further requirements under the related Servicing Agreement.

The Servicing Agreements generally provide that neither the related Servicer thereunder nor any of the directors, officers, employees or agents of such Servicer shall be under any liability to the Trustee for any action taken or for refraining from the taking of any action in good faith pursuant to such Servicing Agreement, or for errors in judgment; provided, however, that this provision shall not protect such Servicer or any such person against any breach of warranties or representations made in such Servicing Agreement, or failure to perform its obligations in strict compliance with any standard of care set forth in such agreement or any other liability which would otherwise be imposed under such agreement. The Servicers are generally not under any obligation to appear in, prosecute or defend any legal action which is not incidental to their respective duties to service the mortgage loans in accordance with the related Servicing Agreement and which in its opinion may involve it in any expense or liability; provided, however, that in some cases, a Servicer may, with the consent of the Master Servicer, undertake any such action which it deems necessary or desirable in respect of the related Servicing Agreement and the rights and duties of the parties thereto. In such event, such Servicer shall be entitled to reimbursement from the assets of the Trust Fund of the reasonable legal expenses and costs of such action as provided in the related Servicing Agreement.

YIELD AND PREPAYMENT CONSIDERATIONS

General

The yield to maturity of each class of certificates (other than the Class 8A-1 and Class 8A-2 Certificates) will depend upon, among other things, the price at which such certificates are purchased, the applicable interest rate on the certificates, the actual characteristics of the Mortgage Loans in the related Collateral Group, the rate of principal payments (including prepayments) on the Mortgage Loans in the related Collateral Group and the rate of liquidations on the Mortgage Loans in the related Collateral Group.  The yield to maturity of the Class 8A-1 and Class 8A-2 Certificates will depend upon, among other things, the price at which such certificates are purchased, the applicable interest rate on such certificates, the actual characteristics of the Underlying Mortgage Loans, the rate of principal payments (including prepayments) on the Underlying Mortgage Loans and the rate of liquidations on the Underlying Mortgage Loans.  The yield to maturity of the each Class of Exchangeable Certificates will depend on the yield to maturity of the related classes of the related Regular Certificates.  The yield to maturity to holders of certificates (other than the LIBOR Certificates and the Principal Only Certificates) will be lower than the yield to maturity otherwise produced by the applicable interest rate and purchase price of those certificates because principal and interest distributions will not be payable to the certificateholders until the 25th day of the month following the month of interest accrual (without any additional distribution of interest or earnings for the delay).

Any net interest shortfalls, as described under the heading "Description of the Certificates–Distributions" in this term sheet supplement, will adversely affect the yields on the offered certificates. In addition, although all Realized Losses (other than with respect to any Subsequent Recoveries) initially will be borne by the related Subordinate Certificates, in the reverse order of their numerical class designations (either directly or through distributions of Deferred Principal Amounts on the Class 1-A-P or Class 2-A-P Certificates, as applicable), the Applicable Fractions of Realized Losses (other than with respect to any Subsequent Recoveries) occurring on or after the Credit Support Depletion Date will be allocated pro rata to the outstanding class or classes of Senior Certificates related to the Collateral Group in which such Realized Loss occurred; provided, however, that Realized Losses otherwise allocable to any Super Senior Certificates will instead be allocated to the related class or classes of Credit Support Certificates, until the Class Principal Balance thereof has been reduced to zero. Moreover, since the Subordinate Principal Distribution Amount for each Distribution Date will be reduced by the amount of any distributions on a Distribution Date of Current Realized Losses and Deferred Principal Amounts, the amount distributable as principal on each Distribution Date to each class of Subordinate Certificates will be less than it otherwise would be in the absence of the Current Realized Losses and Deferred Principal Amounts. As a result, the yields on the offered certificates (other than the Class 8A-1 and Class 8A-2 Certificates) will depend on the rate and timing of Realized Losses.   The yields on the Class 8A-1 and Class 8A-2 will depend on the rate and timing of realized losses on the Underlying Mortgage Loans.

In addition, as described under the heading "Description of the Certificates — Priority of Distributions" in this term sheet supplement, principal distributions on the certificates will be calculated on the basis of principal collections on specified Collateral Groups of Mortgage Loans or portions thereof. Prospective investors in the certificates are urged to consider that the characteristics—in particular, the interest rates—of the Mortgage Loans themselves, portions of which will be allocated to the various Collateral Groups, will have particular bearing on the prepayment rates of the related Mortgage Loans and, therefore, any class of related certificates. Specifically, Mortgage Loans with lower interest rates may be expected to experience lower rates of prepayment than Mortgage Loans with higher interest rates and this will affect the rate of prepayment of the Collateral Groups to which such Mortgage Loans contribute. Consequently, any class of certificates related to any Collateral Group to which lower-rate Mortgage Loans or portions thereof have been allocated may be expected to experience slower rates of prepayment of the Class Principal Balance thereof and any class of certificates related to a Collateral Group to which higher-rate Mortgage Loans or portions thereof have been allocated may be expected to experience faster rates of prepayment of the Class Principal Balance thereof.

Principal Prepayments and Compensating Interest

When a mortgagor prepays a Mortgage Loan in whole or in part between Due Dates for the Mortgage Loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Absent compensating interest, such a prepayment will cause a shortfall to occur in the amount of interest due to certificateholders since the certificateholders (other than holders of Principal Only Certificates) are entitled to receive a full month of interest. Also, when a Curtailment is made on a mortgage loan together with the Scheduled Payment for a month on or after the related Due Date, the principal balance of the Mortgage Loan is reduced by the amount of the Curtailment as of that Due Date, but the principal is not distributed to certificateholders until the Distribution Date in the next month; therefore, one month of interest shortfall accrues on the amount of such Curtailment.

To reduce the adverse effect on certificateholders from the deficiency in interest payable by the mortgagors as a result of a Payoff or Curtailment between Due Dates, each Servicer will remit to the related Collection Account no later than the day before each Servicer Remittance Date an amount equal to any shortfall in interest collections for the previous month resulting from the timing of prepayments on the Mortgage Loans serviced by it (such amount, "Compensating Interest").  The amount of Compensating Interest to be paid by any Servicer on any Distribution Date will not exceed the lesser of (x) the amount required to cause the Master Servicer to receive a full month's interest on any voluntary prepayments in full (and with respect to certain Servicers, any voluntary principal prepayments in part) of Mortgage Loans serviced by such Servicer received during the related Due Period and (y) 100% of the Servicing Fee payable to such Servicer on the related Distribution Date.  In the event the related Servicer does not make a required remittance of Compensating Interest on any Distribution Date, the Master Servicer is required to pay such amount to the extent that such amount does not exceed the total of the Master Servicing Fee for the applicable Distribution Date, through a reduction in the amount of the Master Servicer’s compensation.  Shortfalls on any Mortgage Loan and any Distribution Date attributable to the Servicemembers Civil Relief Act, as amended, will be allocated among the related Collateral Groups based on the Applicable Fractions for such Mortgage Loan and will be further allocated among the interest-bearing Senior Certificates of the related Certificate Group and the related Subordinate Certificates proportionately based on (1) in the case of such Senior Certificates, the Accrued Certificate Interest otherwise distributable thereon and (2) in the case of such Subordinate Certificates, interest accrued on their related Apportioned Principal Balances, without regard to any reduction pursuant to this paragraph, for such Distribution Date.

To the extent that the amount of Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a prepayment, that remaining deficiency will be allocated to the related Senior Certificates and the related Subordinate Certificates (but, in the case of the Subordinate Certificates, only the portion of those Certificates that derives its interest from the related Collateral Group), pro rata according to the amount of interest to which each related class of certificates would otherwise be entitled in reduction of that amount.

Rate of Payments

The rate of principal payments on the certificates entitled to receive principal generally is directly related to the rate of principal payments on the Mortgage Loans in the related Collateral Group, which may be in the form of scheduled payments, principal prepayments or liquidations. See "Risk Factors" in this term sheet supplement and "Yield and Prepayment Considerations" in the prospectus.  All mortgagors (other than those mortgagors obligated under 111 Mortgage Loans representing approximately 5.469% of the Mortgage Loans) may prepay the Mortgage Loans at any time without penalty. A higher than anticipated rate of prepayments would reduce the aggregate principal balance of the Mortgage Loans more quickly than expected. As a consequence, aggregate interest payments for the Mortgage Loans would be substantially less than expected. Therefore, a higher rate of principal prepayments in a Collateral Group could result in a lower than expected yield to maturity on each related class of certificates purchased at a premium, and in certain circumstances investors may not fully recover their initial investments. Conversely, a lower than expected rate of principal prepayments in a specified Collateral Group would reduce the return to investors on any related classes of certificates purchased at a discount, in that principal payments for the Mortgage Loans would occur later than anticipated. Specifically, a lower than expected rate of principal prepayments on the Group 1, Group 3 and Group 4 Discount Loans will reduce the yield to investors in the Class 1-A-P Certificates and a lower than expected rate of principal prepayments on the Group 2 Discount Loans will reduce the yield to investors in the Class 2-A-P Certificates.  There can be no assurance that certificateholders will be able to reinvest amounts received from the certificates at a rate that is comparable to the applicable interest rate on the certificates. Investors should fully consider all of the associated risks of investing in the certificates.

PAC Certificates

The PAC Certificates are entitled to receive payments, to the extent of available principal, to reduce their aggregate Class Principal Balance on each Distribution Date to the PAC Scheduled Amount for such Distribution Date, according to the PAC Schedule to be set forth in the prospectus supplement.  The PAC Schedule has been prepared on the basis of the Modeling Assumptions and the assumption that the Mortgage Loans prepay at a constant rate within a range of constant prepayment rates (the "Structuring Range"), expressed as a Percentage of PSA. The Structuring Range for the PAC Certificates will be specified in the prospectus supplement.  There can be no assurance that the Class Principal Balances of the PAC Certificates will conform on any Distribution Date to the PAC Scheduled Amount for such Distribution Date, or that distributions of principal on such classes will begin or end on the dates indicated in such schedule, even if prepayments occur at rates that are within the Structuring Range set forth above.

If the Mortgage Loans contributing to the related Collateral Group prepay at rates that are generally below the expected range, the amount available for principal distributions on any Distribution Date may be insufficient to reduce Class Principal Balances of the PAC Certificates to the PAC Scheduled Amount for such Distribution Date, and the weighted average lives of the PAC Certificates may be extended, perhaps significantly.  Conversely, if the Mortgage Loans contributing to the related Collateral Group prepay at rates that are generally above the expected range, the weighted average lives of the PAC Certificates may be shortened, perhaps significantly.

Support Certificates

The prepayment stability of any PAC Certificates will be supported by the PAC Support Certificates.

In general, the weighted average lives of the certificates supporting other classes of certificates as described above will be more sensitive to Mortgage Loan prepayments than those of the classes they are supporting. The supporting classes may receive no principal payments for extended periods of time or may receive principal payments that vary widely from period to period.

To the extent that a low rate of principal payments on the related Mortgage Loans results in the related Principal Distribution Amount on any Distribution Date being equal to or less than the amount required to be distributed as principal on any class of Certificates that pays principal in accordance with a schedule, the certificates supporting such class will receive no principal on such Distribution Date. Conversely, to the extent that a high rate of principal payments results in the related Principal Distribution Amount being in excess of the amount needed to maintain scheduled payments on any class of Certificates, such excess funds will be applied, to the extent of the related Senior Principal Distribution Amount, to the supporting classes in accordance with their schedules, if applicable, or until their Certificate Balances have been reduced to zero. Thus, a rapid rate of prepayments in respect of the related Mortgage Loans may significantly shorten the weighted average lives of certain classes of support Certificates, and a relatively slow rate of prepayments on such Mortgage Loans may significantly extend the weighted average lives of certain classes of support Certificates.

Lack of Historical Prepayment Data

There are no historical prepayment data available for the Mortgage Loans underlying the certificates, and comparable data are not available because the Mortgage Loans underlying the certificates are not a representative sample of mortgage loans generally. In addition, historical data available for mortgage loans underlying mortgage pass-through certificates issued by GNMA, Fannie Mae and Freddie Mac may not be comparable to prepayments expected to be experienced by the mortgage pool because the Mortgage Loans underlying the certificates may have characteristics that differ from the mortgage loans underlying certificates issued by GNMA, Fannie Mae and Freddie Mac.

GSMSC makes no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed in the tables in the prospectus supplement or below in "— Yield Considerations with Respect to the Interest Only and Principal Only Certificates" and — Yield Considerations with Respect to the Senior Subordinate Certificates." Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the offered certificates. Since the rate of principal payments (including prepayments) on, and repurchases of, the Mortgage Loans will significantly affect the yields to maturity on the offered certificates (and especially the yields to maturity on the Interest Only and Principal Only Certificates and the Subordinate Certificates), prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the Mortgage Loans and the suitability of the offered certificates to their investment objectives.

Yield Considerations with Respect to the Interest Only and Principal Only Certificates

The yield to maturity on the Class 1-A-X Certificates will be extremely sensitive to the level of principal prepayments on the Group 1 Premium Loans.  The interest payable to the Class 1-A-X Certificates is based on (i) the excess of the weighted average of the Net Rates for each of the Premium Loans over (ii) the Designated Rate on Collateral Group 3.  Therefore, the yield to maturity on the Class 1-A-X Certificates will be adversely affected as a result of faster–than–expected principal prepayments on the Group 1 Premium Loans. Prospective investors should fully consider the risks associated with an investment in the Class 1-A-X Certificates, including the possibility that if the rate of principal prepayments on the Group 1 Premium Loans is rapid or an optional purchase of the related Mortgage Loans occurs, such investors may not fully recoup their initial investments and may experience a negative yield on their investments.

The yield to maturity on the Class 2-A-X Certificates will be extremely sensitive to the level of principal prepayments on the Group 2 Premium Loans.  The interest payable to the Class 2-A-X Certificates is based on (i) the excess of the weighted average of the Net Rates for each of the Premium Loans over (ii) the Designated Rate on Collateral Group 7.  Therefore, the yield to maturity on the Class 2-A-X Certificates will be adversely affected as a result of faster–than–expected principal prepayments on the Group 2 Premium Loans. Prospective investors should fully consider the risks associated with an investment in the Class 2-A-X Certificates, including the possibility that if the rate of principal prepayments on the Group 2 Premium Loans is rapid or an optional purchase of the related Mortgage Loans occurs, such investors may not fully recoup their initial investments and may experience a negative yield on their investments.

The foregoing yield considerations will generally also apply to other Interest Only Certificates.  In addition, the yield on any Certificates that vary inversely with LIBOR will be very sensitive to any increases in LIBOR.  As a result, any increases in LIBOR will reduce the yield on such Certificates.

The yield to maturity on the Class 1-A-P Certificates will be extremely sensitive to the level of principal prepayments on the Group 1 Discount Loans, the Group 3 Discount Loans and the Group 4 Discount Loans.  The principal payable to the Class 1-A-P Certificates is derived solely from the related Discount Loans. Therefore, the yield to maturity on the Class 1-A-P Certificates will be adversely affected by slower–than–expected prepayments of such Discount Loans and could be reduced to zero.

The yield to maturity on the Class 2-A-P Certificates will be extremely sensitive to the level of principal prepayments on the Group 2 Discount Loans.  The principal payable to the Class 2-A-P Certificates is derived solely from the related Discount Loans. Therefore, the yield to maturity on the Class 2-A-P Certificates will be adversely affected by slower–than–expected prepayments of such Discount Loans and could be reduced to zero.

Because the interest payable on the Class 1-A-X Certificates is based upon only the Group 1 Premium Loans, and the principal distributable to the Class 1-A-P Certificates is derived only from the Group 1 Discount Loans, Group 3 Discount Loans and Group 4 Discount Loans, it is possible that faster–than–expected principal prepayments on the Group 1 Premium Loans may occur at the same time as slower–than–expected principal prepayments on the Group 1 Discount Loans, Group 3 Discount Loans and Group 4 Discount Loans, which would result in a lower yield to maturity for the Class 1-A-X Certificates and the Class 1-A-P Certificates.

Similarly, because the interest payable on the Class 2-A-X Certificates is based upon only the Group 2 Premium Loans, and the principal distributable to the Class 2-A-P Certificates is derived only from the Group 2 Discount Loans, it is possible that faster–than–expected principal prepayments on the Group 2 Premium Loans may occur at the same time as slower–than–expected principal prepayments on the Group 2 Discount Loans, which would result in a lower yield to maturity for the Class 2-A-X Certificates and the Class 2-A-P Certificates.

Yield Considerations with Respect to the Senior Subordinate Certificates

If the aggregate Certificate Balance of the Junior Subordinate Certificates is reduced to zero, the yield to maturity on the Senior Subordinate Certificates will become extremely sensitive to losses on the Mortgage Loans contributing to the related Collateral Groups and the timing of those losses, because the entire amount of those losses will generally be allocated first to the Junior Subordinate Certificates in reverse order of seniority.

Additional Information

Yield tables and other computational materials will be provided in the prospectus supplement.  GSMSC intends to file with the Securities and Exchange Commission additional yield tables and other computational materials for one or more classes of the offered certificates on a Current Report on Form 8-K. Those tables and materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, those prospective investors. Those tables and materials are preliminary in nature, and the information contained in the Current Report is subject to, and superseded by, the information in the prospectus supplement.

CREDIT ENHANCEMENTS

Subordination

The Senior Certificates receive distributions of interest and principal to which they are entitled before distributions of interest or principal to related the Subordinate Certificates. In addition, no class of Subordinate Certificates will receive distributions of interest and principal on any Distribution Date until the related Subordinate Certificates senior to that class have received all distributions of interest and principal due on or before that Distribution Date. See the prospectus supplement and "Description of the Certificates — Priority of Distributions" in this term sheet supplement.

Losses on Mortgage Loans will be borne by the related Subordinate Certificates then outstanding in reverse numerical order. If all Subordinate Certificates have been paid in full then thereafter losses on the related Mortgage Loans will be allocated to the Collateral Groups to which the related Mortgage Loan contributed and, within a Collateral Group, will be allocated pro rata among the Senior Certificates; provided, however, that Realized Losses otherwise allocable to any Super Senior Certificates will instead be allocated to the related class or classes of Credit Support Certificates, until the Class Principal Balance thereof has been reduced to zero.  See "Description of the Certificates — Subordination and Allocation of Losses" in this term sheet supplement.

Shifting Interests

The Senior Certificates (other than the Class 1-A-P and Class 2-A-P Certificates and the Interest Only Certificates) will, in the aggregate, generally receive their pro rata shares of all scheduled principal payments for the related Collateral Groups and 100% of all principal prepayments for the related Collateral Groups until the 5th anniversary of the first Distribution Date. Thereafter, the Senior Certificates (other than the Class 1-A-P and Class 2-A-P Certificates and the Interest Only Certificates) will, in the aggregate, generally receive their pro rata share of scheduled principal payments and a disproportionately large, but decreasing, share of principal prepayments (subject to certain triggers that would reduce payments to the related Subordinate Certificates). This will result in a faster rate of return of principal to such Senior Certificates (other than the Class 1-A-P and Class 2-A-P Certificates and the Interest Only Certificates) than would occur if such Senior Certificates and the related Subordinate Certificates received all payments, including prepayments, pro rata with such Subordinate Certificates, and increases the likelihood that holders of Senior Certificates (other than the Class 1-A-P and Class 2-A-P Certificates and the Interest Only Certificates) will be paid the full amount of principal to which they are entitled. Any NAS Certificates will not necessarily benefit from this accelerated repayment.

If the subordination level for any class of Subordinate Certificates on any Distribution Date is less than the subordination level on the Closing Date for such class of Subordinate Certificates (the "Initial Subordination Levels") the most senior class of related Subordinate Certificates that has not maintained its Initial Subordination Level and all classes of related Subordinate Certificates senior thereto will receive pro rata distributions from principal prepayments otherwise payable to junior classes of related Subordinate Certificates. For a more detailed description of how principal prepayments are allocated among the Senior Certificates and the Subordinate Certificates, see "Description of the Certificates — Priority of Distributions" and the related definitions under "Description of the Certificates — Glossary of Definitions Relating to the Priority of Distributions" in this term sheet supplement.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The Trust Agreement provides that the Trust Fund will comprise one or more REMICs.  The Trustee will cause a REMIC election to be made with respect to each REMIC formed pursuant to the Trust Agreement.  Each such REMIC will designate a single class of interests as the residual interest in that REMIC, and the Residual Certificates will represent ownership of each of the residual interests.  Upon the issuance of the offered certificates, McKee Nelson LLP will deliver its opinion to the effect that, assuming compliance with the Trust Agreement, each of the REMICs formed pursuant to the Trust Agreement will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

The Securities Administrator, on behalf of the Trustee, will be the Tax Administrator with respect to each of the REMICs, as described in the prospectus.  See "Federal Income Tax Consequences" in the prospectus for further information regarding the federal income tax treatment of REMICs and the federal income tax consequences of investing in the offered certificates.

Tax Treatment of REMIC Regular Interests

The offered certificates (other than any class of Certificates entitled to receive Basis Risk Shortfalls) will be REMIC regular interests.  Any class of Certificates entitled to receive Basis Risk Shortfalls (the “Cap Contract Certificates”) will be treated as representing (i) an undivided interest in a REMIC regular interest corresponding to that Cap Contract Certificates and (ii) an interest in a limited recourse interest rate cap contract (the "Cap Contract").  See the discussion under "— Additional Considerations for the Cap Contract Certificates" below.  For purposes of this summary, the REMIC regular interest corresponding to the Cap Contract Certificates along with the remaining offered certificates are referred to as the "Regular Certificates."  See "Federal Income Tax Consequences — Tax Treatment of REMIC Regular Interests and Other Debt Instruments" in the prospectus.

All interest and original issue discount ("OID") on the Regular Certificates will be includible in certificateholders' income using the accrual method of accounting, regardless of the certificateholders' usual methods of accounting. In preparing federal income tax reports to certificateholders and the Internal Revenue Service, the Trustee will treat any Interest Only Certificates, Accrual Certificates and Principal Only Certificates as having been issued with OID, and may treat other classes of Regular Certificates as having been issued with OID.  The Interest Only Certificates will be Interest Weighted Certificates (as defined in the prospectus).

The prospectus supplement will specify the prepayment assumptions that will be used in determining the rate of accrual of OID, market discount and premium, if any, for federal income tax purposes.  No representation is made that the related Mortgage Loans will prepay at such rates or any other rate.

If actual prepayments differ sufficiently from the prepayment assumption, the calculation of OID for certain classes of offered certificates might produce a negative number for certain accrual periods. If that happens, certificateholders generally will not be entitled to a deduction for that amount, but generally will be required to carry that amount forward as an offset to OID, if any, accruing in future accrual period. See "Federal Income Tax Consequences — OID" in the prospectus.

Additional Considerations for the Cap Contract Certificates

The REMIC regular interest corresponding to a Cap Contract Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on that Certificate, except that the interest payments will be determined without regard to payments of any Basis Risk Shortfalls. Any amount paid on a Cap Contract Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be deemed to have been paid pursuant to the Cap Contract. Consequently, each beneficial owner of a Cap Contract Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under "Tax Treatment of REMIC Regular Interests" above.  In addition, each beneficial owner of a Cap Contract Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under "— The Cap Contract Component" below.  Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising the Cap Contract Certificates.

This discussion assumes that the rights of the holders of the Cap Contract Certificates to receive payments in excess of the amounts payable on the corresponding REMIC regular interest will be treated as rights under a notional principal contract rather than as a partnership for federal income tax purposes.  Treatment of such rights as a partnership interest could result in differing timing and character consequences to certificateholders and withholding tax consequences for certificateholders who are not U.S. Persons.  Prospective investors should consult their tax advisors regarding the appropriate tax treatment of the right to receive payments on a Cap Contract Certificate in excess of the amounts payable on the corresponding REMIC regular interest.

Allocations

A beneficial owner of a Cap Contract Certificate must allocate its purchase price for the certificate between its components — the REMIC regular interest component and the Cap Contract component. For information reporting purposes the Trustee will assume the Cap Contract component has nominal value. The Cap Contract is difficult to value, and the Internal Revenue Service could assert that the value of a Cap Contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the Internal Revenue Service were to assert a different value for the Cap Contract component.

Upon the sale, exchange, or other disposition of a Cap Contract Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Cap Contract Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon the disposition of a REMIC regular interest, see "Federal Income Tax Consequences" in the prospectus.

The Cap Contract Component

The portion of the overall purchase price of a Cap Contract Certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method — the level yield constant interest method — the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of a Cap Contract Certificate.

Any payments to a beneficial owner of a Cap Contract Certificate of Basis Risk Shortfalls will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual’s trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner’s alternative minimum tax liability.

Status of the Cap Contract Certificates

The REMIC regular interest component of Cap Contract Certificates will be treated as assets described in Section 7701(a)(19) of the Code, and as "real estate assets" under Section 856(c)(4)(A) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of a Cap Contract Certificate will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code, subject to the same limitation in the preceding sentence. The Cap Contract component of the Cap Contract Certificates will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code or as a real estate asset under Section 856(c)(4)(A) of the Code.  Further, any income attributable to the Cap Contract component will not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

Additional Considerations for the Exchangeable Certificates

The arrangement under which any classes of Exchangeable Certificates are created (the "Exchangeable Pool'') will be classified as a grantor trust under subpart E, part I of subchapter J of the Code.  The interests in the classes or classes of Regular Certificates that have been exchanged for the classes of Exchangeable Certificates, including any exchanges effective on the Closing Date, will be the assets of the Exchangeable Pool and the classes of Exchangeable Certificates will represent beneficial ownership of these assets.  For a discussion of certain federal income tax consequences applicable to the Exchangeable Certificates, see “Federal Income Tax Consequences—Tax Treatment of Exchangeable Securities” in the prospectus.

CERTAIN LEGAL INVESTMENT ASPECTS

For purposes of the Secondary Mortgage Market Enhancement Act of 1984, or "SMMEA," the Senior Certificates and the Class B1 Certificates will constitute "mortgage related securities" when they are issued. These mortgage related securities, or "SMMEA Certificates," will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies, and pension funds) created pursuant to or existing under the laws of the United States, or of any state, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for such entities. Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of any type of those entities in "mortgage related securities," the SMMEA Certificates will constitute legal investments for those types of entities only to the extent provided by such legislation. Certain states have enacted such legislation. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with the SMMEA Certificates without limitation as to the percentage of their assets represented by the SMMEA Certificates, federal credit unions may invest in the SMMEA Certificates and national banks may purchase the SMMEA Certificates for their own accounts without regard to the limitations generally applicable to investment securities prescribed by 12 U.S.C. 24 (Seventh), in each case subject to such regulations as the applicable federal regulatory authority may adopt.

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions on investment in the offered certificates, which could be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision and the National Credit Union Administration have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the offered certificates. In addition, several states have adopted or are considering regulations that would prohibit regulated institutions subject to their jurisdiction from holding mortgage-backed securities such as the offered certificates. When adopted, the regulations could apply to the offered certificates retroactively. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase the offered certificates or to purchase the offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code contain provisions that may affect a fiduciary of an Employee benefit plans or other retirement arrangements subject to Section 406 of ERISA and/or Section 4975 of the Code ("Plans").  Plans, insurance companies or other persons investing Plan assets (see "ERISA Considerations" in the prospectus) should carefully review with their legal counsel whether owning offered certificates is permitted under ERISA or Section 4975 of the Internal Revenue Code. The underwriter exemption, as described under "ERISA Considerations — Underwriter Exemption" in the prospectus, may provide an exemption from restrictions imposed by ERISA or Section 4975 of the Internal Revenue Code and may permit a Plan to own, or Plan assets to be used to purchase, the offered certificates other than the Residual Certificates. In addition, under regulations promulgated by the Department of Labor (the “DOL”) defining the term “plan assets” published in the Federal Register (the “Plan Asset Regulations”), generally, when a Plan makes an equity investment in another entity (for example, the purchase of a pass-through certificate), the underlying assets of that entity may be considered plan assets unless certain exceptions apply.  There can be no assurance that any of the exceptions set forth in the Plan Asset Regulations will apply to the purchase or holding of the offered certificates.  A Plan’s investment in the offered certificates may therefore cause the Underlying MBS to be deemed to constitute plan assets.  If the Underlying MBS constitute plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a plan “fiduciary,” and become subject to the fiduciary requirements and prohibited transaction provisions of ERISA and the Code with respect to the Underlying MBS and other assets of the trust fund.  The Depositor, the parent of the Depositor, the Trustee or certain of their affiliates might therefore be considered fiduciaries with respect to Plans investing in offered certificates, although such parties’ activities with respect to the Underlying MBS are limited in scope.  Prohibited transactions within the meaning of ERISA and the Code could also arise if the offered certificates are acquired by a Plan with respect to which any of such parties is a Party in Interest.

With respect to the acquisition of the offered certificates and the deemed indirect acquisition of an interest in the Underlying MBS by a Plan, the underwriter exemption exempts from certain of the prohibited transaction rules of ERISA the initial acquisition, holding and the subsequent disposition by Plans of certificates such as the offered certificates issued by pass-through trusts holding certain obligations, including interests such as the Underlying MBS issued by other securitization trusts, and the operation of the trust issuing the offered certificates, provided the conditions and requirements of the underwriters exemption are met,, including the requirement that an affected Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

The Department of Labor amended the underwriter's exemption to permit Plans to purchase and hold subordinate certificates such as the Senior Subordinate Certificates if they are rated "BBB-" or better at the time of purchase. See "ERISA Considerations — Underwriter Exemption" in the prospectus. A Plan, or other purchaser acting on its behalf or with Plan assets, that purchases the Senior Subordinate Certificates will be deemed to have represented that:

(1)

the rating condition was satisfied at the time of purchase; or

(2)

the following condition is satisfied:

(a)

it is an insurance company;

(b)

the source of funds used to acquire or hold the certificates is an "insurance company general account" as that term is defined in PTCE 95-60; and

(c)

the conditions in Sections I and III of PTCE 95-60 have been satisfied.

The Trust Agreement will require that if neither condition is satisfied the Plan, or other purchaser acting on its behalf or with Plan assets, will:

(1)

indemnify and hold harmless GSMSC, the Trustee, the Securities Administrator, the Master Servicer, each Servicer, the Custodian and the Underwriter from and against all liabilities, claims, costs or expenses incurred by them as a result of the purchase; and

(2)

be disregarded as purchaser and the immediately preceding permitted beneficial owner will be treated as the beneficial owner of that certificate.

Any fiduciary or other investor of Plan assets that proposes to own the offered certificates on behalf of or with Plan assets of any Plan should consult with legal counsel about: (i) whether the specific and general conditions and the other requirements in the underwriter's exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the application of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the prospectus.

GSMSC makes no representation that the sale of any of the offered certificates to a Plan or other purchaser acting on its behalf meets any relevant legal requirement for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

METHOD OF DISTRIBUTION

GSMSC has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase, all of the offered certificates. An underwriting agreement between GSMSC and the Underwriter governs the sale of the offered certificates. The aggregate proceeds (excluding accrued interest) to GSMSC from the sale of the offered certificates, before deducting expenses estimated to be $850,000, will be approximately 99.64% of the initial aggregate principal balance of the offered certificates. Under the underwriting agreement, the Underwriter has agreed to take and pay for all of the offered certificates, if any are taken. The Underwriter will distribute the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The difference between the purchase price for the offered certificates paid to GSMSC and the proceeds from the sale of the offered certificates realized by the Underwriter will constitute underwriting discounts and commissions.

GSMSC has agreed to indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933.

The Underwriter is an affiliate of the Depositor and GSMC.

LEGAL MATTERS

The validity of the offered certificates and certain federal income tax matters will be passed upon for the Depositor by McKee Nelson LLP, Washington, D.C.

CERTIFICATE RATINGS

It is a condition to the issuance of the offered certificates that they receive the respective ratings from at least two of S&P, Moody’s and Fitch set forth in the term sheet.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision, withdrawal or qualification at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

The ratings assigned to this issue do not constitute a recommendation to purchase or sell these securities. Rather, they are an indication of the likelihood of the payment of principal and interest as set forth in the transaction documentation. The ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying Mortgage Loans. Further, the ratings on the Interest Only Certificates do not address whether investors will recover their initial investment. The ratings on the offered certificates address the likelihood of the receipt by certificateholders of all distributions with respect to the underlying Mortgage Loans to which they are entitled. The ratings do not represent any assessment of the likelihood that the rate of principal prepayments by mortgagors might differ from those originally anticipated. As a result of differences in the rate of principal prepayments, certificateholders might suffer a lower than anticipated yield to maturity. See "Risk Factors" and "Yield and Prepayment Considerations" in this term sheet supplement.

Interest Only (IO) Certificates are extremely sensitive to prepayments, which the ratings on the securities do not address. If prepayments are faster than anticipated, investors may fail to recover their initial investment.

Principal Only (PO) Certificates are extremely sensitive to prepayments, which the ratings on the securities do not address. If prepayments are slower than anticipated, investors' yield may be adversely affected. The rating on PO certificates only addresses the return of the principal balances thereof.

GSMSC has not requested a rating on the offered certificates by any rating agency other than at least two of S&P, Moody’s and Fitch. However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the offered certificates by another rating agency, if assigned at all, may be lower than the rating assigned to the offered certificates by S&P, Moody’s or Fitch.

[Remainder of This Page Intentionally Left Blank]

1  The description of the mortgage pool and the mortgaged properties in this section and in Appendix A is based on the mortgage loans as of the close of business on the Cut-Off Date, after deducting the scheduled principal payments due on or before that date, whether or not actually received. The allocations of the Mortgage Loans among the Collateral Groups as described in this term sheet supplement are approximate and subject to an upward or downward variance of no more than approximately 5%.  All references in this term sheet supplement to "scheduled principal balance" refer to the scheduled principal balance (or a fraction thereof) as of the Cut-Off Date, unless otherwise specifically stated or required by the context. Due to rounding, percentages may not sum to 100%. References to percentages of mortgage loans refer in each case to the percentage of the aggregate scheduled principal balance (or a fraction thereof) of the related mortgage loans based on the outstanding scheduled principal balances of the related mortgage loans after giving effect to scheduled monthly payments due on or prior to the Cut-Off Date, whether or not received. References to weighted averages refer in each case to weighted averages by scheduled principal balance as of the Cut-Off Date of the related mortgage loans determined in the same way. Before the issuance of the certificates, mortgage loans may be removed from the mortgage pool as a result of Principal Prepayments, delinquencies or otherwise. GSMSC believes that the information in this term sheet supplement for the mortgage pool is representative of the characteristics of the mortgage pool as it will actually be constituted when the certificates are issued, although the range of mortgage interest rates and other characteristics of the mortgage loans in the mortgage pool may vary. See “— Additional Information” in this term sheet supplement.

2 The description of the Underlying MBS and the Underlying Mortgage Loans in this section and in Appendix D is based on the Underlying MBS and Underlying Mortgage Loans as of the close of business on the Reference Date, after deducting the scheduled principal payments due on the Underlying Mortgage Loans on or before that date, whether or not actually received. The information on the Underlying Mortgage Loans as described in this term sheet supplement are approximate and subject to an upward or downward variance of no more than approximately 5%.  All references in this term sheet supplement to "scheduled principal balance" of the Underlying Mortgage Loans refer to the scheduled principal balance (or a fraction thereof) as of the Reference Date, unless otherwise specifically stated or required by the context. Due to rounding, percentages may not sum to 100%. References to percentages of Underlying Mortgage Loans refer in each case to the percentage of the aggregate scheduled principal balance (or a fraction thereof) of the related Underlying Mortgage Loans based on the outstanding scheduled principal balances of the related Underlying Mortgage Loans after giving effect to scheduled monthly payments due on or prior to the Reference Date, whether or not received. References to weighted averages refer in each case to weighted averages by scheduled principal balance as of the Reference Date of the related Underlying Mortgage Loans determined in the same way.

INDEX OF TERMS

Below is a list of selected significant terms used in this term sheet supplement and the pages on which their definitions can be found.

PAGE

Accrued Certificate Interest

S-10

AD Certificates

S-12

Advances

S-10

A-P Principal Distribution Amount

S-55

Applicable Fraction

S-5

Applicable Fractions

S-33

Apportioned Principal Balance

S-55

Available Distribution Amount

S-60

Available Interest Funds

S-61

Basis Risk Reserve Fund

S-51

Basis Risk Shortfalls

S-51

Business Day

S-8

Cap Contract

S-91

Cap Contract Certificates

S-91

Certificate Account

S-10

Certificate Balance

S-50

Certificate Group

S-50

Certificate Interest Rate

S-10

Class 1-A-X Notional Amount

S-12

Class 2-A-X Notional Amount

S-13

Class 8 Distribution Date

S-9

Class 8A-2 Notional Amount

S-12

Class A Certificates

S-7

Class Principal Balance

S-50

Closing Date

S-49

Code

S-90

Collateral Group

S-5

Collateral Group 1

S-6

Collateral Group 1-P

S-6

Collateral Group 1-P-1

S-6

Collateral Group 1-P-3

S-6

Collateral Group 1-P-4

S-6

Collateral Group 2

S-6

Collateral Group 2-P

S-6

Collateral Group 3

S-6

Collateral Group 4

S-6

Collateral Group 5

S-6

Collateral Group 6

S-6

Collateral Group 7

S-6

Collection Account

S-69

Compensating Interest

S-85

Conduit Program

S-34

Countrywide Financial

S-76

Countrywide Servicing

S-34

Credit Support Certificates

S-12

Credit Support Depletion Date

S-56

Current Realized Losses

S-56

Curtailment

S-56

Custodian

S-80

Cut-Off Date

S-5

Deferred Principal Amount

S-56

Designated Rates

S-56

Discount Loans

S-13

Distribution Date

S-8

DTC

S-26

Due Date

S-34

Due Period

S-56

Effective Net Rate

S-6

Eligible Account

S-70

ERISA

S-94

Escrow Account

S-78

Events of Default

S-81

Exchangeable Pool

S-93

Exchangeable Securities

S-7

Fair Market Value Excess

S-69

Fitch

S-49

Floating Rate Certificates

S-53

Group 1 Certificates

S-49

Group 1 Discount Loans

S-13

Group 1 Premium Loans

S-12

Group 2 Certificates

S-49

Group 2 Discount Loans

S-13

Group 2 Premium Loans

S-13

Group 3 Certificates

S-49

Group 3 Discount Loans

S-13

Group 4 Certificates

S-50

Group 4 Discount Loans

S-13

Group 5 Certificates

S-50

Group 6 Certificates

S-50

Group 7 Certificates

S-50

Group 8 Certificates

S-50

Group Subordinate Amount

S-67

GSMC

S-34

Initial Subordination Levels

S-15

Interest Accrual Period

S-10

Interest Only Certificate

S-56

Interest Only Certificates

S-12

Interest Rate Cap

S-52

Interest Rate Cap Amount

S-52

Interest Rate Cap Provider

S-53

Junior Subordinate Certificates

S-7

LIBOR

S-53

LIBOR Certificate

S-10

LIBOR Certificates

S-53

LIBOR Determination Date

S-54

Liquidated Mortgage Loan

S-56

Liquidation Principal

S-56

Loan Group

S-5

London Business Day

S-54

Master Servicer

S-9

Master Servicer Account

S-70

Master Servicer Event of Default

S-73

Master Servicer Remittance Date

S-9

Master Servicing Fee

S-71

MERS

S-40

Monthly Statement

S-48

Moody’s

S-49

Mortgage Loan Schedule

S-40

Mortgage Loans

S-31

Mortgaged Property

S-34

NAS Certificates

S-12

NAS Percentage

S-57

NAS Prepayment Shift Percentage

S-57

NAS Priority Amount

S-56

NAS Scheduled Principal Percentage

S-57

Net Rate

S-6

Non-AP Pool Balance

S-67

Notional Amount

S-13

OID

S-19

P&I Advance

S-10

P&I Advances

S-68

PAC Certificates

S-57

PAC Scheduled Amount

S-57

PACs

S-12

Payoff

S-57

Plans

S-94

Principal Only Certificate

S-57

Principal Only Certificates

S-13

Principal Payment Amount

S-57

Principal Prepayment Amount

S-58

Projected Principal Balances

S-52

Rating Agency

S-49

Realized Loss

S-65

Record Date

S-50

Reference Banks

S-54

Regular Certificates

S-91

Relief Act

S-55

Relief Act Reduction

S-55

REMIC Certificates

S-7

Required Reserve Fund Deposit

S-51

Residual Certificates

S-8

S&P

S-49

Sale and Servicing Agreement

S-34

Sale and Servicing Agreements

S-34

Scheduled Payment

S-58

Scheduled Payments

S-9

Scheduled Principal Amount

S-58

Securities Administrator

S-8

Seller

S-34

Senior Certificates

S-7

Senior Collateral Group Percentage

S-58

Senior Liquidation Amount

S-58

Senior Prepayment Percentage

S-58

Senior Principal Distribution Amount

S-59

Senior Subordinate Certificates

S-7

Senior Support Certificates

S-12

Servicer

S-9

Servicer Remittance Date

S-9

Servicers

S-9

Servicing Advances

S-10

Servicing Agreements

S-78

Servicing Fee

S-78

Servicing Fee Rate

S-78

SMMEA

S-93

SMMEA Certificates

S-93

Strike Price

S-52

Structuring Range

S-86

Subgroup

S-5

Subgroup 1-A

S-32

Subgroup 1-B

S-32

Subgroup 1-C

S-32

Subgroup 1-P-1

S-32

Subgroup 1-P-3

S-32

Subgroup 1-P-4

S-32

Subgroup 2-A

S-32

Subgroup 2-B

S-32

Subgroup 2-P

S-32

Subgroup 3-A

S-32

Subgroup 4-A

S-32

Subordinate Certificates

S-7

Subordinate Class Percentage

S-67

Subordinate Liquidation Amount

S-59

Subordinate Percentage

S-59

Subordinate Prepayment Percentage

S-59

Subordinate Principal Distribution Amount

S-60

Subordinate Principal Prepayment Amount

S-60

Subordination Level

S-60

Subsequent Recovery

S-65

Super Senior Certificates

S-12

TACs

S-12

Total Subordinate Percentage

S-66

Trust Agreement

S-31

Trust Fund

S-31

Trustee

S-8

Undercollateralization Distribution

S-67

Undercollateralized Group

S-67

Underlying Agreement

S-48

Underlying MBS

S-5

Underlying Mortgage Loans

S-48

Underlying Prospectus

S-48

Underlying Senior Certificates

S-48

Underlying Subordinate Certificates

S-48

Underlying Trust Fund

S-48

Unscheduled Principal Amount

S-58

USAP

S-79

Wachovia

Z Certificates

APPENDIX A

GROSS COUPON – LOAN GROUP 1, LOAN GROUP 3 AND LOAN GROUP 4 LOANS

Gross Coupon (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance as of the Cut-Off Date(1)	Percentage of the Aggregate Scheduled Principal Balance of Loan Group 1, Loan Group 3 and Loan Group 4 Loans(1)
5.000 - 5.499	9	$ 4,072,681	0.62%
5.500 - 5.999	619	319,078,780	48.87
6.000 - 6.499	522	289,253,791	44.30
6.500 - 6.999	59	31,457,773	4.82
7.000 - 7.499	12	5,170,776	0.79
7.500 - 7.999	9	1,577,377	0.24
8.000 - 8.499	7	692,099	0.11
8.500 - 8.999	4	411,432	0.06
9.000 - 9.499	5	289,191	0.04
9.500 - 9.999	3	280,763	0.04
10.000 - 10.499	5	326,951	0.05
10.500 - 10.999	1	58,437	0.01
11.000 - 11.499	2	105,448	0.02
11.500 - 11.999	1	25,404	0.00
12.000 - 12.499	1	176,598	0.03
Total:	1,259	$652,977,502	100.00%

(1)

Column may not add to total due to rounding.

As of the Cut-Off Date, the mortgage interest rates for the Mortgage Loans ranged from approximately 5.000% per annum to 12.125% per annum, with a weighted average of approximately 5.998% per annum.

ORIGINAL PRINCIPAL BALANCES – LOAN GROUP 1, LOAN GROUP 3 AND LOAN GROUP 4 LOANS

Range of Original Principal Balances	Number of Mortgage Loans	Aggregate Scheduled Principal Balance as of the Cut-Off Date(1)	Percentage of the Aggregate Scheduled Principal Balance of Loan Group 1, Loan Group 3 and Loan Group 4 Loans(1)
$ 50,000.00 and Less	13	$ 422,498	0.06%
$ 50,000.01 - $ 200,000.00	77	9,278,612	1.42
$ 200,000.01 - $ 350,000.00	79	22,146,647	3.39
$ 350,000.01 - $ 500,000.00	528	231,844,002	35.51
$ 500,000.01 - $ 650,000.00	335	190,234,928	29.13
$ 650,000.01 - $ 800,000.00	114	82,939,015	12.70
$ 800,000.01 - $ 950,000.00	42	36,355,744	5.57
$ 950,000.01 - $1,100,000.00	49	48,124,123	7.37
$1,100,000.01 and Above	22	31,631,933	4.84
Total:	1,259	$652,977,502	100.00%

(1)

Column may not add to total due to rounding.

The original principal balances of the Mortgage Loans ranged from approximately $16,000 to $2,000,000, with an average of approximately $524,749.

CURRENT PRINCIPAL BALANCES – LOAN GROUP 1, LOAN GROUP 3 AND LOAN GROUP 4 LOANS

Range of Current Principal Balances	Number of Mortgage Loans	Aggregate Scheduled Principal Balance as of the Cut-Off Date(1)	Percentage of the Aggregate Scheduled Principal Balance of Loan Group 1, Loan Group 3 and Loan Group 4 Loans(1)
$ 50,000.00 and Less	15	$ 518,452	0.08%
$ 50,000.01 - $ 200,000.00	76	9,367,025	1.43
$ 200,000.01 - $ 350,000.00	85	24,320,900	3.72
$ 350,000.01 - $ 500,000.00	532	234,382,144	35.89
$ 500,000.01 - $ 650,000.00	329	188,311,276	28.84
$ 650,000.01 - $ 800,000.00	113	82,919,631	12.70
$ 800,000.01 - $ 950,000.00	44	38,450,612	5.89
$ 950,000.01 - $1,100,000.00	45	45,249,788	6.93
$1,100,000.01 and Above	20	29,457,674	4.51
Total:	1,259	$652,977,502	100.00%

(1)

Column may not add to total due to rounding.

As of the Cut-Off Date, the current principal balances of the Mortgage Loans ranged from approximately $12,316 to $2,000,000, with an average of approximately $518,648.

ORIGINAL LOAN-TO-VALUE RATIOS – LOAN GROUP 1, LOAN GROUP 3 AND LOAN GROUP 4 LOANS

Original Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance as of the Cut-Off Date(1)	Percentage of the Aggregate Scheduled Principal Balance of Loan Group 1, Loan Group 3 and Loan Group 4 Loans(1)
50.000 and Less	117	$ 55,991,932	8.57%
50.001 - 60.000	113	57,452,969	8.80
60.001 - 70.000	254	130,419,506	19.97
70.001 - 75.000	127	75,052,063	11.49
75.001 - 80.000	601	318,480,010	48.77
80.001 - 85.000	11	3,264,572	0.50
85.001 - 90.000	23	8,842,808	1.35
90.001 - 95.000	5	1,441,136	0.22
95.001 - 100.000	8	2,032,505	0.31
Total:	1,259	$652,977,502	100.00%

(1)

Column may not add to total due to rounding.

At origination, the weighted average loan-to-value ratio of the Mortgage Loans was approximately

71.01%.

CURRENT LOAN-TO-VALUE RATIOS – LOAN GROUP 1, LOAN GROUP 3 AND LOAN GROUP 4 LOANS

Current Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance as of the Cut-Off Date(1)	Percentage of the Aggregate Scheduled Principal Balance of Loan Group 1, Loan Group 3 and Loan Group 4 Loans(1)
50.000 and Less	121	$ 56,905,086	8.71%
50.001 - 60.000	122	60,411,302	9.25
60.001 - 70.000	253	129,591,247	19.85
70.001 - 75.000	126	74,156,153	11.36
75.001 - 80.000	595	316,671,282	48.50
80.001 - 85.000	9	3,116,626	0.48
85.001 - 90.000	20	8,652,164	1.33
90.001 - 95.000	5	1,441,136	0.22
95.001 - 100.000	8	2,032,505	0.31
Total:	1,259	$652,977,502	100.00%

(1)

Column may not add to total due to rounding.

As of the Cut-Off Date, the weighted average current loan-to-value ratio of the Mortgage Loans was approximately 70.80%.

PROPERTY TYPE – LOAN GROUP 1, LOAN GROUP 3 AND LOAN GROUP 4 LOANS

Property Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance as of the Cut-Off Date(1)	Percentage of the Aggregate Scheduled Principal Balance of Loan Group 1, Loan Group 3 and Loan Group 4 Loans(1)
Single-Family	832	$441,046,359	67.54%
Planned Unit Development	302	165,107,312	25.29
Condominium	76	36,062,681	5.52
Two Family	20	7,029,789	1.08
Cooperative	22	1,431,111	0.22
Three Family	2	1,383,000	0.21
Condominium Hi-Rise	3	625,750	0.10
Four Family	2	291,500	0.04
Total:	1,259	$652,977,502	100.00%

(1)

Column may not add to total due to rounding.

GEOGRAPHIC DISTRIBUTION BY STATE – LOAN GROUP 1, LOAN GROUP 3 AND LOAN GROUP 4 LOANS

Property State	Number of Mortgage Loans	Aggregate Scheduled Principal Balance as of the Cut-Off Date(1)	Percentage of the Aggregate Scheduled Principal Balance of Loan Group 1, Loan Group 3 and Loan Group 4 Loans(1)
Alabama	3	$ 1,559,955	0.24%
Alaska	1	640,500	0.10
Arizona	34	18,252,470	2.80
Arkansas	5	2,349,333	0.36
California	594	317,134,887	48.57
Colorado	32	19,596,059	3.00
Connecticut	5	2,718,100	0.42
Delaware	1	479,019	0.07
District of Columbia	5	2,511,236	0.38
Florida	41	19,980,992	3.06
Georgia	11	5,918,929	0.91
Hawaii	5	4,695,733	0.72
Idaho	4	2,868,152	0.44
Illinois	48	21,770,465	3.33
Iowa	1	304,000	0.05
Kansas	3	1,664,375	0.25
Kentucky	8	4,639,886	0.71
Maine	4	2,007,966	0.31
Maryland	45	22,213,305	3.40
Massachusetts	25	12,176,107	1.86
Michigan	16	9,064,149	1.39
Minnesota	18	6,381,657	0.98
Mississippi	1	379,105	0.06
Missouri	3	744,481	0.11
Montana	3	1,451,700	0.22
Nebraska	1	477,513	0.07
Nevada	19	10,992,961	1.68
New Jersey	45	24,109,063	3.69
New Mexico	1	424,000	0.06
New York	78	36,121,887	5.53
North Carolina	12	5,070,759	0.78
Ohio	6	1,768,415	0.27
Oklahoma	2	558,253	0.09
Oregon	21	9,884,396	1.51
Pennsylvania	22	10,901,728	1.67
Rhode Island	5	1,802,341	0.28
South Carolina	6	4,390,761	0.67
Tennessee	5	2,462,750	0.38
Texas	6	2,679,930	0.41
Utah	9	3,481,224	0.53
Virginia	62	33,185,876	5.08
Washington	29	15,140,921	2.32
West Virginia	1	428,092	0.07
Wisconsin	11	6,171,528	0.95
Wyoming	2	1,422,544	0.22
Total:	1,259	$652,977,502	100.00%

(1)

Column may not add to total due to rounding.

No more than approximately 0.71% of the Mortgage Loans will be secured by mortgaged properties in any one California zip code area, and no more than approximately 0.39% of the Mortgage Loans will be secured by mortgaged properties in any single zip code area outside of California.

SCHEDULED YEAR OF MATURITY – LOAN GROUP 1, LOAN GROUP 3 AND LOAN GROUP 4 LOANS

Scheduled Year of Maturity	Number of Mortgage Loans	Aggregate Scheduled Principal Balance as of the Cut-Off Date(1)	Percentage of the Aggregate Scheduled Principal Balance of Loan Group 1, Loan Group 3 and Loan Group 4 Loans(1)
2018	3	$ 154,413	0.02%
2022	3	213,052	0.03
2025	1	824,833	0.13
2026	1	134,152	0.02
2027	3	423,665	0.06
2028	9	454,280	0.07
2029	2	132,334	0.02
2030	5	627,740	0.10
2031	3	255,134	0.04
2032	48	17,904,982	2.74
2033	2	565,338	0.09
2034	4	538,931	0.08
2035	1,175	630,748,647	96.60
Total:	1,259	$652,977,502	100.00%

(1)

Column may not add to total due to rounding.

The weighted average stated remaining term of the Mortgage Loans as of the Cut-Off Date is approximately 357 months.  The latest scheduled maturity of any of the Mortgage Loans is December 2035.

LOAN PURPOSE – LOAN GROUP 1, LOAN GROUP 3 AND LOAN GROUP 4 LOANS

Loan Purpose	Number of Mortgage Loans	Aggregate Scheduled Principal Balance as of the Cut-Off Date(1)	Percentage of the Aggregate Scheduled Principal Balance of Loan Group 1, Loan Group 3 and Loan Group 4 Loans(1)
Purchase	564	$299,056,889	45.80%
Cashout Refinance	448	225,715,741	34.57
Rate/Term Refinance	247	128,204,873	19.63
Total:	1,259	$652,977,502	100.00%

(1)

Column may not add to total due to rounding.

FIRST PAYMENT YEAR – LOAN GROUP 1, LOAN GROUP 3 AND LOAN GROUP 4 LOANS

First Payment Year	Number of Mortgage Loans	Aggregate Scheduled Principal Balance as of the Cut-Off Date(1)	Percentage of the Aggregate Scheduled Principal Balance of Loan Group 1, Loan Group 3 and Loan Group 4 Loans(1)
1996	1	$ 134,152	0.02%
1997	2	48,806	0.01
1998	10	853,873	0.13
1999	5	262,012	0.04
2000	5	627,740	0.10
2001	2	217,032	0.03
2002	52	18,156,136	2.78
2003	2	565,338	0.09
2004	3	222,931	0.03
2005	1,176	631,329,480	96.68
2006	1	560,000	0.09
Total:	1,259	$652,977,502	100.00%

(1)

Column may not add to total due to rounding.

OCCUPANCY STATUS – LOAN GROUP 1, LOAN GROUP 3 AND LOAN GROUP 4 LOANS

Occupancy Status	Number of Mortgage Loans	Aggregate Scheduled Principal Balance as of the Cut-Off Date(1)	Percentage of the Aggregate Scheduled Principal Balance of Loan Group 1, Loan Group 3 and Loan Group 4 Loans(1)
Owner Occupied	1,133	$597,662,985	91.53%
Second Home	88	48,310,887	7.40
Investor	38	7,003,631	1.07
Total:	1,259	$652,977,502	100.00%

(1)

Column may not add to total due to rounding.

FICO SCORES – LOAN GROUP 1, LOAN GROUP 3 AND LOAN GROUP 4 LOANS

FICO Score	Number of Mortgage Loans	Aggregate Scheduled Principal Balance as of the Cut-Off Date(1)	Percentage of the Aggregate Scheduled Principal Balance of Loan Group 1, Loan Group 3 and Loan Group 4 Loans(1)
Missing	1	$ 98,334	0.02%
550 - 599	3	759,135	0.12
600 - 649	19	5,993,838	0.92
650 - 699	201	99,589,325	15.25
700 - 749	481	252,748,107	38.71
750 - 799	497	267,430,678	40.96
800 - 849	57	26,358,085	4.04
Total:	1,259	$652,977,502	100.00%

(1)

Column may not add to total due to rounding.

As of the Cut-Off Date, the weighted average FICO score of the Mortgage Loans was approximately 739.

DOCUMENTATION TYPE – LOAN GROUP 1, LOAN GROUP 3 AND LOAN GROUP 4 LOANS

Documentation Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance as of the Cut-Off Date(1)	Percentage of the Aggregate Scheduled Principal Balance of Loan Group 1, Loan Group 3 and Loan Group 4 Loans(1)
Full/Alternate Documentation	575	$321,951,293	49.31%
Limited Documentation	1	91,106	0.01
No Documentation	61	16,127,308	2.47
No Ratio	29	10,203,652	1.56
Reduced Documentation	8	2,556,794	0.39
Stated Income	103	33,670,175	5.16
Stated Income Stated Assets	476	265,754,521	40.70
Verberal Employment Verification	6	2,622,653	0.40
Total:	1,259	$652,977,502	100.00%

(1)

Column may not add to total due to rounding.

PROPERTY ZIP CODES – LOAN GROUP 1, LOAN GROUP 3 AND LOAN GROUP 4 LOANS

Zip Codes	Number of Mortgage Loans	Aggregate Scheduled Principal Balance as of the Cut-Off Date(1)	Percentage of the Aggregate Scheduled Principal Balance of Loan Group 1, Loan Group 3 and Loan Group 4 Loans(1)
92648	6	$ 4,628,180	0.71%
92620	6	3,545,281	0.54
91364	6	3,533,725	0.54
91011	4	3,301,751	0.51
93021	4	3,032,723	0.46
92024	2	2,585,000	0.40
20152	3	2,522,037	0.39
90064	4	2,498,659	0.38
92694	4	2,474,580	0.38
91320	4	2,422,354	0.37
Other	1,216	622,433,212	95.32
Total:	1,259	$652,977,502	100.00%

(1)

Column may not add to total due to rounding.

DELINQUENCY – LOAN GROUP 1, LOAN GROUP 3 AND LOAN GROUP 4 LOANS

Delinquency	Number of Mortgage Loans	Aggregate Scheduled Principal Balance as of the Cut-Off Date(1)	Percentage of the Aggregate Scheduled Principal Balance of Loan Group 1, Loan Group 3 and Loan Group 4 Loans(1)
Current	1,254	$648,897,079	99.38%
30 Days	5	4,080,424	0.62
Total:	1,259	$652,977,502	100.00%

(1)

Column may not add to total due to rounding.

PRIMARY MORTGAGE INSURANCE – LOAN GROUP 1, LOAN GROUP 3 AND

LOAN GROUP 4 LOANS

Primary Mortgage Insurance (PMI)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance as of the Cut-Off Date(1)	Percentage of the Aggregate Scheduled Principal Balance of Loan Group 1, Loan Group 3 and Loan Group 4 Loans(1)
CLTV(2) less than or equal to 80%	1,217	$637,735,071	97.67%
CLTV(2) greater than 80% and Insured	29	11,545,549	1.77
CLTV(2) greater than 80% and Pledged	10	2,861,675	0.44
CLTV(2) greater than 80% and Uninsured	3	835,208	0.13
Total:	1,259	$652,977,502	100.00%

(1)

Column may not add to total due to rounding.

(2)

"CLTV" means Current Loan-to-Value Ratio.

SEASONING – LOAN GROUP 1, LOAN GROUP 3 AND LOAN GROUP 4 LOANS

Seasoning (Months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance as of the Cut-Off Date(1)	Percentage of the Aggregate Scheduled Principal Balance of Loan Group 1, Loan Group 3 and Loan Group 4 Loans(1)
0 - 19	1,180	$632,112,411	96.80%
20 - 39	31	10,670,624	1.63
40 - 59	25	8,267,883	1.27
60 - 79	6	672,249	0.10
80 - 99	14	1,071,377	0.16
100 - 119	3	182,958	0.03
Total:	1,259	$652,977,502	100.00%

(1)

Column may not add to total due to rounding.

As of the Cut-Off Date, the weighted average seasoning of the Mortgage Loans was approximately 2 months.

ORIGINAL TERM – LOAN GROUP 1, LOAN GROUP 3 AND LOAN GROUP 4 LOANS

Original Term (Months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance as of the Cut-Off Date(1)	Percentage of the Aggregate Scheduled Principal Balance of Loan Group 1, Loan Group 3 and Loan Group 4 Loans(1)
240	7	$ 1,192,298	0.18%
360	1,252	651,785,204	99.82
Total:	1,259	$652,977,502	100.00%

(1)

Column may not add to total due to rounding.

STATED REMAINING TERM – LOAN GROUP 1, LOAN GROUP 3 AND LOAN GROUP 4 LOANS

Stated Remaining Term (Months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance as of the Cut-Off Date(1)	Percentage of the Aggregate Scheduled Principal Balance of Loan Group 1, Loan Group 3 and Loan Group 4 Loans(1)
121 - 180	3	$ 154,413	0.02%
181 - 240	4	1,037,885	0.16
241 - 300	20	1,772,171	0.27
301 - 360	1,232	650,013,033	99.55
Total:	1,259	$652,977,502	100.00%

(1)

Column may not add to total due to rounding.

INTEREST ONLY – LOAN GROUP 1, LOAN GROUP 3 AND LOAN GROUP 4 LOANS

Interest Only	Number of Mortgage Loans	Aggregate Scheduled Principal Balance as of the Cut-Off Date(1)	Percentage of the Aggregate Scheduled Principal Balance of Loan Group 1, Loan Group 3 and Loan Group 4 Loans(1)
No	1,014	$552,316,765	84.58%
Yes	245	100,660,737	15.42
Total:	1,259	$652,977,502	100.00%

(1)

Column may not add to total due to rounding.

SERVICERS – LOAN GROUP 1, LOAN GROUP 3 AND LOAN GROUP 4 LOANS

Servicers	Number of Mortgage Loans	Aggregate Scheduled Principal Balance as of the Cut-Off Date(1)	Percentage of the Aggregate Scheduled Principal Balance of Loan Group 1, Loan Group 3 and Loan Group 4 Loans(1)
Countrywide	1,128	$607,337,138	93.01%
GMAC	2	445,000	0.07
IndyMac	79	20,424,539	3.13
PHH	50	24,770,825	3.79
Total:	1,259	$652,977,502	100.00%

(1)

Column may not add to total due to rounding.

GROSS COUPON – LOAN GROUP 2 LOANS

Gross Coupon (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance as of the Cut-Off Date(1)	Percentage of the Aggregate Scheduled Principal Balance of Loan Group 2 Loans(1)
5.000 - 5.499	3	$ 1,163,000	0.85%
5.500 - 5.999	60	29,529,474	21.59
6.000 - 6.499	220	94,672,662	69.23
6.500 - 6.999	23	10,947,739	8.01
7.000 - 7.499	1	436,000	0.32
Total:	307	$136,748,874	100.00%

(1)

Column may not add to total due to rounding.

As of the Cut-Off Date, the mortgage interest rates for the Mortgage Loans ranged from approximately 5.250% per annum to 7.250% per annum, with a weighted average of approximately 6.092% per annum.

ORIGINAL PRINCIPAL BALANCES – LOAN GROUP 2 LOANS

Range of Original Principal Balances	Number of Mortgage Loans	Aggregate Scheduled Principal Balance as of the Cut-Off Date(1)	Percentage of the Aggregate Scheduled Principal Balance of Loan Group 2 Loans(1)
$ 50,000.01 - $ 200,000.00	40	$ 5,717,248	4.18%
$ 200,000.01 - $ 350,000.00	76	20,535,389	15.02
$ 350,000.01 - $ 500,000.00	80	34,001,804	24.86
$ 500,000.01 - $ 650,000.00	61	35,181,116	25.73
$ 650,000.01 - $ 800,000.00	27	18,828,974	13.77
$ 800,000.01 - $ 950,000.00	11	9,467,807	6.92
$ 950,000.01 - $1,100,000.00	9	8,846,537	6.47
$1,100,000.01 and Above	3	4,170,000	3.05
Total:	307	$136,748,874	100.00%

(1)

Column may not add to total due to rounding.

The original principal balances of the Mortgage Loans ranged from approximately $78,000 to $1,500,000, with an average of approximately $448,837.

CURRENT PRINCIPAL BALANCES – LOAN GROUP 2 LOANS

Range of Current Principal Balances	Number of Mortgage Loans	Aggregate Scheduled Principal Balance as of the Cut-Off Date(1)	Percentage of the Aggregate Scheduled Principal Balance of Loan Group 2 Loans(1)
$ 50,000.01 - $ 200,000.00	40	$ 5,717,248	4.18%
$ 200,000.01 - $ 350,000.00	76	20,535,389	15.02
$ 350,000.01 - $ 500,000.00	80	34,001,804	24.86
$ 500,000.01 - $ 650,000.00	63	36,268,246	26.52
$ 650,000.01 - $ 800,000.00	26	18,442,952	13.49
$ 800,000.01 - $ 950,000.00	11	9,661,178	7.06
$ 950,000.01 - $1,100,000.00	8	7,952,058	5.82
$1,100,000.01 and Above	3	4,170,000	3.05
Total:	307	$136,748,874	100.00%

(1)

Column may not add to total due to rounding.

As of the Cut-Off Date, the current principal balances of the Mortgage Loans ranged from approximately $77,929 to $1,500,000, with an average of approximately $445,436.

ORIGINAL LOAN-TO-VALUE RATIOS – LOAN GROUP 2 LOANS

Original Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance as of the Cut-Off Date(1)	Percentage of the Aggregate Scheduled Principal Balance of Loan Group 2 Loans(1)
50.000 and Less	43	$ 14,828,527	10.84%
50.001 - 60.000	31	13,458,344	9.84
60.001 - 70.000	74	29,478,931	21.56
70.001 - 75.000	27	13,008,471	9.51
75.001 - 80.000	128	64,097,695	46.87
80.001 - 85.000	1	648,906	0.47
85.001 - 90.000	2	1,011,000	0.74
90.001 - 95.000	1	217,000	0.16
Total:	307	$136,748,874	100.00%

(1)

Column may not add to total due to rounding.

At origination, the weighted average loan-to-value ratio of the Mortgage Loans was approximately 68.94%.

CURRENT LOAN-TO-VALUE RATIOS – LOAN GROUP 2 LOANS

Current Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance as of the Cut-Off Date(1)	Percentage of the Aggregate Scheduled Principal Balance of Loan Group 2 Loans(1)
50.000 and Less	43	$ 14,828,527	10.84%
50.001 - 60.000	31	13,458,344	9.84
60.001 - 70.000	75	30,373,410	22.21
70.001 - 75.000	26	12,113,991	8.86
75.001 - 80.000	128	64,097,695	46.87
80.001 - 85.000	1	648,906	0.47
85.001 - 90.000	2	1,011,000	0.74
90.001 - 95.000	1	217,000	0.16
Total:	307	$136,748,874	100.00%

(1)

Column may not add to total due to rounding.

As of the Cut-Off Date, the weighted average current loan-to-value ratio of the Mortgage Loans was approximately 68.87%.

PROPERTY TYPE – LOAN GROUP 2 LOANS

Property Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance as of the Cut-Off Date(1)	Percentage of the Aggregate Scheduled Principal Balance of Loan Group 2 Loans(1)
Single-Family	208	$ 90,766,936	66.37%
Planned Unit Development	63	30,945,924	22.63
Condominium	22	9,348,605	6.84
Two Family	10	4,097,471	3.00
Four Family	1	664,439	0.49
Condominium Hi-Rise	2	537,000	0.39
Three Family	1	388,500	0.28
Total:	307	$136,748,874	100.00%

(1)

Column may not add to total due to rounding.

GEOGRAPHIC DISTRIBUTION BY STATE – LOAN GROUP 2 LOANS

Property State	Number of Mortgage Loans	Aggregate Scheduled Principal Balance as of the Cut-Off Date(1)	Percentage of the Aggregate Scheduled Principal Balance of Loan Group 2 Loans(1)
Alaska	1	$ 719,200	0.53%
Arizona	11	3,432,709	2.51
California	158	67,565,584	49.41
Colorado	3	1,053,773	0.77
Connecticut	1	672,000	0.49
Florida	11	4,965,406	3.63
Georgia	2	749,000	0.55
Hawaii	6	3,292,000	2.41
Idaho	1	770,000	0.56
Illinois	12	6,504,641	4.76
Indiana	1	144,628	0.11
Iowa	1	419,350	0.31
Maine	1	100,000	0.07
Maryland	9	5,615,899	4.11
Massachusetts	4	2,471,218	1.81
Minnesota	10	2,096,217	1.53
Mississippi	1	106,680	0.08
Missouri	1	388,000	0.28
Nevada	4	1,136,600	0.83
New Jersey	7	3,957,836	2.89
New Mexico	2	1,488,000	1.09
New York	10	3,738,914	2.73
North Carolina	5	2,514,232	1.84
Ohio	3	1,138,350	0.83
Oklahoma	1	470,000	0.34
Oregon	5	2,350,990	1.72
Pennsylvania	1	1,350,000	0.99
Rhode Island	1	502,000	0.37
South Carolina	1	411,200	0.30
Tennessee	1	548,000	0.40
Texas	1	576,000	0.42
Utah	4	1,288,996	0.94
Virginia	17	9,506,175	6.95
Washington	9	4,445,276	3.25
Wisconsin	1	260,000	0.19
Total:	307	$136,748,874	100.00%

(1)

Column may not add to total due to rounding.

No more than approximately 2.60% of the Mortgage Loans will be secured by mortgaged properties in any one California zip code area, and no more than approximately 1.10% of the Mortgage Loans will be secured by mortgaged properties in any single zip code area outside of California.

SCHEDULED YEAR OF MATURITY – LOAN GROUP 2 LOANS

Scheduled Year of Maturity	Number of Mortgage Loans	Aggregate Scheduled Principal Balance as of the Cut-Off Date(1)	Percentage of the Aggregate Scheduled Principal Balance of Loan Group 2 Loans(1)
2034	3	$ 736,220	0.54%
2035	304	136,012,654	99.46
Total:	307	$136,748,874	100.00%

(1)

Column may not add to total due to rounding.

The weighted average stated remaining term of the Mortgage Loans as of the Cut-Off Date is approximately 358 months.  The latest scheduled maturity of any of the Mortgage Loans is December 2035.

LOAN PURPOSE – LOAN GROUP 2 LOANS

Loan Purpose	Number of Mortgage Loans	Aggregate Scheduled Principal Balance as of the Cut-Off Date(1)	Percentage of the Aggregate Scheduled Principal Balance of Loan Group 2 Loans(1)
Purchase	138	$ 68,788,386	50.30%
Cashout Refinance	124	48,262,419	35.29
Rate/Term Refinance	45	19,698,070	14.40
Total:	307	$136,748,874	100.00%

(1)

Column may not add to total due to rounding.

FIRST PAYMENT YEAR – LOAN GROUP 2 LOANS

First Payment Year	Number of Mortgage Loans	Aggregate Scheduled Principal Balance as of the Cut-Off Date(1)	Percentage of the Aggregate Scheduled Principal Balance of Loan Group 2 Loans(1)
2004	3	$ 736,220	0.54%
2005	303	135,576,654	99.14
2006	1	436,000	0.32
Total:	307	$136,748,874	100.00%

(1)

Column may not add to total due to rounding.

OCCUPANCY STATUS – LOAN GROUP 2 LOANS

Occupancy Status	Number of Mortgage Loans	Aggregate Scheduled Principal Balance as of the Cut-Off Date(1)	Percentage of the Aggregate Scheduled Principal Balance of Loan Group 2 Loans(1)
Owner Occupied	268	$119,869,110	87.66%
Second Home	20	10,223,300	7.48
Investor	19	6,656,465	4.87
Total:	307	$136,748,874	100.00%

(1)

Column may not add to total due to rounding.

FICO SCORES – LOAN GROUP 2 LOANS

FICO Score	Number of Mortgage Loans	Aggregate Scheduled Principal Balance as of the Cut-Off Date(1)	Percentage of the Aggregate Scheduled Principal Balance of Loan Group 2 Loans(1)
500 - 549	1	$ 187,000	0.14%
550 - 599	5	1,508,549	1.10
600 - 649	16	4,018,964	2.94
650 - 699	40	16,515,016	12.08
700 - 749	123	61,244,411	44.79
750 - 799	103	46,375,572	33.91
800 - 849	19	6,899,364	5.05
Total:	307	$136,748,874	100.00%

(1)

Column may not add to total due to rounding.

As of the Cut-Off Date, the weighted average FICO score of the Mortgage Loans was approximately 735.

DOCUMENTATION TYPE – LOAN GROUP 2 LOANS

Documentation Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance as of the Cut-Off Date(1)	Percentage of the Aggregate Scheduled Principal Balance of Loan Group 2 Loans(1)
Full/Alternate Documentation	94	$ 49,289,505	36.04%
No Documentation	44	12,778,006	9.34
No Ratio	10	3,898,008	2.85
Stated Income	70	23,258,035	17.01
Stated Income Stated Assets	82	45,687,113	33.41
Verberal Employment Verification	7	1,838,207	1.34
Total:	307	$136,748,874	100.00%

(1)

Column may not add to total due to rounding.

PROPERTY ZIP CODES – LOAN GROUP 2 LOANS

Zip Codes	Number of Mortgage Loans	Aggregate Scheduled Principal Balance as of the Cut-Off Date(1)	Percentage of the Aggregate Scheduled Principal Balance of Loan Group 2 Loans(1)
94901	5	$ 3,549,498	2.60%
94941	3	2,035,000	1.49
94924	3	1,551,000	1.13
20817	2	1,508,000	1.10
60093	1	1,500,000	1.10
22101	2	1,430,000	1.05
19073	1	1,350,000	0.99
22308	1	1,320,000	0.97
20152	2	1,310,400	0.96
20148	2	1,169,050	0.85
Other	285	120,025,927	87.77
Total:	307	$136,748,874	100.00%

(1)

Column may not add to total due to rounding.

DELINQUENCY – LOAN GROUP 2 LOANS

Delinquency	Number of Mortgage Loans	Aggregate Scheduled Principal Balance as of the Cut-Off Date(1)	Percentage of the Aggregate Scheduled Principal Balance of Loan Group 2 Loans(1)
Current	304	$134,882,195	98.63%
30 Days	2	1,760,000	1.29
60 Days	1	106,680	0.08
Total:	307	$136,748,874	100.00%

(1)

Column may not add to total due to rounding.

PRIMARY MORTGAGE INSURANCE – LOAN GROUP 2 LOANS

Primary Mortgage Insurance (PMI)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance as of the Cut-Off Date(1)	Percentage of the Aggregate Scheduled Principal Balance of Loan Group 2 Loans(1)
CLTV(2) less than or equal to 80%	303	$134,871,968	98.63%
CLTV(2) greater than 80% and Insured	4	1,876,906	1.37
Total:	307	$136,748,874	100.00%

(1)

Column may not add to total due to rounding.

(2)

"CLTV" means Current Loan-to-Value Ratio.

SEASONING – LOAN GROUP 2 LOANS

Seasoning (Months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance as of the Cut-Off Date(1)	Percentage of the Aggregate Scheduled Principal Balance of Loan Group 2 Loans(1)
0 - 19	307	$136,748,874	100.00%
Total:	307	$136,748,874	100.00%

(1)

Column may not add to total due to rounding.

As of the Cut-Off Date, the weighted average seasoning of the Mortgage Loans was approximately 2 months.

ORIGINAL TERM – LOAN GROUP 2 LOANS

Original Term (Months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance as of the Cut-Off Date(1)	Percentage of the Aggregate Scheduled Principal Balance of Loan Group 2 Loans(1)
360	307	$136,748,874	100.00%
Total:	307	$136,748,874	100.00%

(1)

Column may not add to total due to rounding.

STATED REMAINING TERM – LOAN GROUP 2 LOANS

Stated Remaining Term (Months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance as of the Cut-Off Date(1)	Percentage of the Aggregate Scheduled Principal Balance of Loan Group 2 Loans(1)
301 - 360	307	$136,748,874	100.00%
Total:	307	$136,748,874	100.00%

(1)

Column may not add to total due to rounding.

INTEREST ONLY – LOAN GROUP 2 LOANS

Interest Only	Number of Mortgage Loans	Aggregate Scheduled Principal Balance as of the Cut-Off Date(1)	Percentage of the Aggregate Scheduled Principal Balance of Loan Group 2 Loans(1)
Yes	307	$136,748,874	100.00%
Total:	307	$136,748,874	100.00%

(1)

Column may not add to total due to rounding.

SERVICERS – LOAN GROUP 2 LOANS

Servicers	Number of Mortgage Loans	Aggregate Scheduled Principal Balance as of the Cut-Off Date(1)	Percentage of the Aggregate Scheduled Principal Balance of Loan Group 2 Loans(1)
Countrywide	273	$126,584,993	92.57%
GMAC	25	5,934,707	4.34
PHH	9	4,229,175	3.09
Total:	307	$136,748,874	100.00%

(1)

Column may not add to total due to rounding.

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APPENDIX B

Prospectus Supplement dated January 28, 2004 to Prospectus dated January 23, 2004

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This term sheet supplement is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this term sheet supplement, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar term sheet supplement relating to these securities.  This term sheet supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted..

________________

GS Mortgage Securities Corp.

Depositor

Wells Fargo Bank, N.A.

Master Servicer and Securities Administrator

U.S. Bank National Association

Trustee

Countrywide Home Loans Servicing LP

Servicer

________________

GSR Mortgage Loan

Trust 2005-9F

________________

TERM SHEET SUPPLEMENT

________________

Goldman, Sachs & Co.